 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 4, 1995

                                                 REGISTRATION NO. 33-63783
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-4
                            REGISTRATION STATEMENT

                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              UJB FINANCIAL CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

       NEW JERSEY                                            22-1903313
                                   6712
                               (PRIMARY STANDARD          (I.R.S. EMPLOYER
     (STATE OR OTHER              INDUSTRIAL             IDENTIFICATION NO.)
     JURISDICTION OF          CLASSIFICATION CODE
    INCORPORATION OR                NUMBER)
      ORGANIZATION)           301 CARNEGIE CENTER
                                 P.O. BOX 2066
                       PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                          RICHARD F. OBER, JR., ESQ.
            EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              UJB FINANCIAL CORP.
                      301 CARNEGIE CENTER, P.O. BOX 2066
                       PRINCETON, NEW JERSEY 08543-2066
                                (609) 987-3442
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:
          ROGER MEHNER, ESQ.                     JOHN F. KUNTZ, ESQ.
         BOURNE, NOLL & KENYON                 SENIOR VICE PRESIDENT,
        382 SPRINGFIELD AVENUE             CORPORATE SECRETARY AND GENERAL
       SUMMIT, NEW JERSEY 07901                        COUNSEL
            (908) 277-2200                    THE SUMMIT BANCORPORATION
                                                   ONE MAIN STREET
                                              CHATHAM, NEW JERSEY 07928
                                                   (201) 701-2665

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement and upon consummation of the merger of The Summit Bancorporation into Registrant as described herein.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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                              UJB FINANCIAL CORP.

                           CROSS-REFERENCE SHEET FOR
               REGISTRATION STATEMENT ON FORM S-4 AND PROSPECTUS

ITEM NUMBER   CAPTION IN FORM S-4        CAPTION IN PROXY STATEMENT-PROSPECTUS
-----------   -------------------        -------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
 1.Forepart of Registration
     Statement and Outside Front
     Cover Page of Prospectus.....       Facing Page of Registration Statement;
                                           Cross Reference Sheet; Outside Front Cover
                                           Page of Prospectus
 2.Inside Front and Outside Back
     Cover Pages of Prospectus....       Incorporation of Certain Documents by
                                           Reference; Available Information; Table of
                                           Contents
 3.Risk Factors, Ratio of Earnings
     to Fixed Charges and Other
     Information..................       Incorporation of Certain Documents by
                                           Reference; Summary; Introduction; Selected
                                           Financial Data; Pro Forma Financial
                                           Information

 4.Terms of the Transaction.......       Summary; Introduction; The Merger; The
                                           Merger Agreement; Description of UJB
                                           Capital Stock; Description of Summit
                                           Capital Stock
 5.Pro Forma Financial
     Information..................       Selected Financial Data; Pro Forma
                                           Financial Information
 6.Material Contacts with the
     Company Being Acquired.......       The Merger
 7.Additional Information Required
     for Re-offering by Persons
     and Parties Deemed to be
     Underwriters.................       Not Applicable
 8.Interests of Named Experts and
     Counsel......................       Legal Matters
 9.Disclosure of Commission
     Position on Indemnification
     for Securities Act
     Liabilities..................       Not Applicable
B. INFORMATION ABOUT THE REGISTRANT

10.Information with Respect to S-3
     Registrants..................       Incorporation of Certain Documents by
                                           Reference; UJB Financial Corp.;
                                           Description of UJB Capital Stock

11.Incorporation of Certain
     Information by Reference.....       Incorporation of Certain Documents by
                                           Reference
12.Information with Respect to S-2
     or S-3 Registrants...........       Not Applicable
13.Incorporation of Certain
     Information by Reference.....       Not Applicable
14.Information with Respect to
     Registrants Other Than S-2 or
     S-3 Registrants..............       Not Applicable

C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
15.Information with Respect to S-3
     Companies.......................  Incorporation of Certain Documents by
                                        Reference; The Summit Bancorporation;
                                        Description of Summit Capital Stock.
16.Information with Respect to S-2 or
     S-3 Companies...................  Not Applicable
17.Information with Respect to
     Companies Other Than S-2 or S-3
     Companies.......................  Not Applicable
D. VOTING AND MANAGEMENT INFORMATION
18.Information if Proxies, Consents
     or Authorizations are to be
     Solicited.......................  Incorporation of Certain Documents by
                                        Reference; Summary; Introduction; The
                                        Merger; UJB Financial Corp.; The Summit
                                        Bancorporation; Shareholder Proposals for
                                        the 1996 Annual Meetings.
19.Information if Proxies, Consents
     or Authorizations are not to be
     Solicited or in an Exchange
     Offer...........................  Not Applicable

                       [LETTERHEAD OF T. JOSEPH SEMROD]

                                                                         , 1995

Dear Fellow Shareholder:

  On September 11, 1995, UJB Financial Corp. announced the signing of a definitive agreement to merge with The Summit Bancorporation of Chatham, New Jersey. This is a highly significant, strategic acquisition for UJB, and requires the approval of the shareholders of both companies.

  You are cordially invited to attend a Special Meeting of the Shareholders of UJB Financial Corp. to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, on January 12, 1996,
at    p.m. At the Special Meeting you will be asked to consider and vote on the Agreement and Plan of Merger by which The Summit Bancorporation will be merged with and into UJB Financial Corp. Shareholders of The Summit Bancorporation will consider approval of the merger at a special meeting to be held on the same day.

  The Agreement and Plan of Merger provides that shareholders of The Summit Bancorporation will receive 0.90 shares of UJB Financial Corp. common stock for each outstanding share of The Summit Bancorporation common stock. Upon consummation of the merger, The Summit Bancorporation's President and Chief Executive Officer, Robert G. Cox, will become President of the combined organization. Mr. Cox will also become a member of the Board of Directors of UJB Financial Corp., as will five other members of The Summit Bancorporation's Board of Directors, thereby increasing the number of UJB directors to 19. UJB will be the surviving corporation in the Merger, although the name of the combined organization will be changed to "Summit Bancorp." Your management and directors believe that the merger will create a strong bank holding company with a significant franchise in many of the top banking markets of New Jersey and complement our eastern Pennsylvania franchise.

  The investment banking firm of Merrill Lynch & Co. has advised your Board of Directors, in an opinion dated December 1, 1995, that the exchange ratio is fair to holders of UJB Financial Corp. common stock from a financial point of view. Details on the proposed acquisition and Special Meeting (including the Merrill Lynch & Co. opinion letter) are contained in the attached Notice of Meeting and Proxy Statement-Prospectus. Your vote on the merger proposal is important to UJB Financial Corp., so please read this information carefully. Your prompt cooperation is appreciated.

  THE AGREEMENT AND PLAN OF MERGER HAS BEEN APPROVED BY YOUR DIRECTORS WHO UNANIMOUSLY RECOMMEND THAT YOU VOTE TO APPROVE THE MERGER.

  Whether or not you plan to attend the Special Meeting, please complete, sign and return the enclosed proxy promptly to assure that your shares will be voted at the Special Meeting. On behalf of your Board of Directors and management, I urge you to vote FOR approval of the merger.

  Thank you for your continued support.

                                          Sincerely,

                     [LETTERHEAD OF THOMAS D. SAYLES, JR.]

                                                          December  , 1995

Dear Shareholder:

  You are cordially invited to attend a special meeting of shareholders of The
Summit Bancorporation ("Summit") to be held on January 12, 1996 at       p.m.,
at The Madison Hotel, Madison Avenue, Convent Station, New Jersey (the "Special Meeting"). At the Special Meeting, you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Agreement") which provides for the merger (the "Merger") of Summit with UJB Financial Corp. ("UJB").

  Upon consummation of the Merger, you will receive 0.90 shares (the "Exchange Ratio") of UJB common stock for each share of Summit common stock which you own, together with a cash payment in lieu of any fractional shares of UJB common stock which you otherwise would be entitled to receive. Based on the closing price of UJB common stock on November 29, 1995 of $32.375 per share, shareholders would receive an equivalent value of $29.138 for each share of Summit common stock. The price of UJB common stock (and therefore the equivalent value of Summit common stock) may change prior to and following consummation of the Merger. The Agreement also provides that the $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit shall be converted, upon consummation of the Merger, into a like number of shares of UJB Series C Preferred ($25 stated value) having the same relative rights, preferences and limitations as the Summit Adjustable Rate Cumulative Preferred.

  The proposed Merger has been unanimously approved by the Board of Directors of both Summit and UJB. Your Board of Directors believes that the Merger provides enhanced opportunities for Summit's shareholders, has determined that the Merger is in the best interests of Summit and its shareholders, and unanimously recommends that you vote FOR approval of the Agreement. Your Board of Directors also unanimously recommends that you vote FOR the proposal approving an adjournment of the Special Meeting for the purpose of soliciting additional proxies, if necessary.

  The investment banking firm of Keefe, Bruyette & Woods, Inc. has issued a
written opinion dated as of    , 1995 to your Board of Directors that, as of
such date, the Exchange Ratio in the Agreement is fair to holders of Summit common stock from a financial point of view.

  Specific information regarding the Special Meeting is contained in the enclosed Notice of Special Meeting and Proxy Statement-Prospectus. Please read these materials carefully. The enclosed Proxy-Statement Prospectus relating to Summit common stock will also serve as a Prospectus for the shares of UJB preferred stock that holders of Summit's Adjustable Rate Cumulative Preferred Stock become entitled to receive in the Merger. However, such holders are not entitled to vote at the Special Meeting and will not receive their copy of the Prospectus until after the Merger becomes effective.

  It is very important that your shares be represented at the Special Meeting, whether or not you plan to attend in person. The affirmative vote of a majority of the votes cast by all shareholders present and entitled to vote at the Special Meeting is required to approve the Agreement. Therefore, we urge you to execute, date, and return the enclosed proxy card in the enclosed postage paid envelope as soon as possible to assure that your shares will be voted at the Special Meeting. YOU SHOULD NOT SEND IN CERTIFICATES FOR YOUR SUMMIT SHARES AT THIS TIME. YOU WILL RECEIVE INSTRUCTIONS AS TO THE EXCHANGE OF YOUR SUMMIT SHARES AFTER CONSUMMATION OF THE MERGER.

  On behalf of the Board of Directors, we thank you for your support and urge you to vote FOR approval of the Agreement and FOR the proposal approving adjournment of the Special Meeting, if necessary.

                                          Sincerely,

                                          Thomas D. Sayles, Jr.

                              UJB FINANCIAL CORP.
                              301 CARNEGIE CENTER
                       PRINCETON, NEW JERSEY 08543-2066

                               ----------------

                                    NOTICE
                        SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON JANUARY 12, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of UJB Financial Corp. will be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, on January 12, 1996
at   p.m. (local time), for the purpose of considering and voting on the following matters:

    1. A proposal to approve the Agreement and Plan of Merger dated September 10, 1995, as amended by Amendment No. 1 dated December 1, 1995, between UJB Financial Corp. and The Summit Bancorporation and the transactions contemplated thereby including (i) the merger of The Summit Bancorporation with and into UJB Financial Corp. and the issuance of 0.90 shares of UJB Financial Corp. Common Stock for each share of the outstanding Common Stock of The Summit Bancorporation, and (ii) an amendment to the Restated Certificate of Incorporation of UJB Financial Corp. changing the name of UJB Financial Corp. to "Summit Bancorp.", all as more fully described in the accompanying Proxy Statement-Prospectus.

    2. The transaction of such other business as may properly come before the Special Meeting.

  A description of the proposal to be considered is contained in the Proxy Statement-Prospectus that accompanies this Notice.

  Pursuant to the By-Laws of UJB Financial Corp., the Board of Directors has
fixed December   , 1995 as the record date for the determination of
shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Only record holders of outstanding UJB common stock as of the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

                                          By order of the Board of Directors

                                          [Signature Cut]

                                          Richard F. Ober, Jr.
                                          Secretary

Princeton, New Jersey

December   , 1995

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED POSTAGE-PAID ENVELOPE.

  THE BOARD OF DIRECTORS OF UJB FINANCIAL CORP. UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE TO APPROVE THE AGREEMENT AND PLAN OF MERGER.

                           THE SUMMIT BANCORPORATION
                                ONE MAIN STREET
                           CHATHAM, NEW JERSEY 07928

                               ----------------

                                    NOTICE
                        SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON JANUARY 12, 1996

                               ----------------

  NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of The Summit Bancorporation ("Summit") will be held at The Madison Hotel, Madison Avenue,
Convent Station, New Jersey, on January 12, 1996 at    p.m. (local time), (the
"Special Meeting") for the purpose of considering and voting on the following matters:

    1. A proposal to approve the Agreement and Plan of Merger dated September 10, 1995 as amended by Amendment No. 1 dated December 1, 1995, between UJB Financial Corp. ("UJB") and Summit (the "Merger Agreement") and the transactions contemplated thereby, which agreement provides, among other things, for the merger of Summit with and into UJB under the name Summit Bancorp., for the conversion of outstanding shares of the common stock, no par value, of Summit into whole shares of the common stock, par value $1.20 per share, of UJB and cash in lieu of fractional shares of UJB common stock, based on an exchange ratio of 0.90 shares of UJB common stock for each share of Summit common stock, for the conversion of outstanding shares of the $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit into shares of an adjustable rate cumulative preferred stock of UJB of $25 stated value having the same relative rights, preferences and limitations and for the selection of six members of the Summit Board of Directors to the Board of Directors of UJB, all as more fully described in the accompanying Proxy Statement-Prospectus.

    2. A proposal to approve adjournment of the Special Meeting if insufficient shares are present at the Special Meeting to constitute a quorum or to approve the Merger Agreement, in order to permit further solicitation of proxies by Summit (the "Summit Adjournment Proposal").

    3. The transaction of such other business as may properly come before the Special Meeting.

  A description of the matters to be considered at the Special Meeting is contained in the Proxy Statement-Prospectus that accompanies this Notice.

  Pursuant to the Bylaws of Summit, the Board of Directors has fixed December , 1995 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and any adjournments thereof. Only record holders of outstanding common stock of Summit as of the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof. Holders of Summit's Adjustable Rate Cumulative Preferred Stock are not entitled to vote on the Merger Agreement or the Summit Adjournment Proposal and, consequently, will not receive any notice of, or an opportunity to vote at, the Special Meeting.

                                          By order of the Board of Directors

                                          [Signature Cut]

                                          John F. Kuntz
                                          Corporate Secretary

Chatham, New Jersey

December   , 1995

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER YOU PLAN TO BE PRESENT IN PERSON AT THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE SELF-ADDRESSED POSTAGE-PAID ENVELOPE.

  THE BOARD OF DIRECTORS OF SUMMIT UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND THE SUMMIT ADJOURNMENT PROPOSAL.

[Summit LOGO]                                     [UJB LOGO]


PROXY STATEMENT                         PROXY STATEMENT-PROSPECTUS
THE SUMMIT BANCORPORATION               UJB FINANCIAL CORP.
ONE MAIN STREET                         301 CARNEGIE CENTER
CHATHAM, NEW JERSEY 07928               PRINCETON, NEW JERSEY 08543-2066

         35,820,273 SHARES OF COMMON STOCK (PAR VALUE $1.20 PER SHARE)

  504,481 SHARES OF ADJUSTABLE RATE CUMULATIVE PREFERRED STOCK, SERIES C ($25
                                 STATED VALUE)

  This Proxy Statement-Prospectus is being furnished to the holders of the common stock, par value $1.20 per share ("UJB Common"), of UJB Financial Corp. ("UJB"), a New Jersey corporation and registered bank holding company, in connection with the solicitation of proxies by the Board of Directors of UJB ("UJB Board") for use at the Special Meeting of Shareholders of UJB to be held at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander
Road, Princeton, New Jersey, at    p.m. (local time) on January 12, 1996, and
at any adjournments thereof ("UJB Special Meeting").

  This Proxy Statement-Prospectus is also being furnished to the holders of the common stock, no par value ("Summit Common"), of The Summit Bancorporation ("Summit"), a New Jersey corporation and registered bank holding company, in connection with the solicitation of proxies by the Board of Directors of Summit ("Summit Board") for use at the Special Meeting of Shareholders of Summit to be held at The Madison Hotel, Madison Avenue, Convent Station, New
Jersey, at    p.m. (local time) on January 12, 1996, and at any adjournments thereof ("Summit Special Meeting").

  This Proxy Statement-Prospectus relates to up to 35,820,273 shares of UJB Common to be issued upon the merger ("Merger") of Summit with and into UJB, pursuant to an Agreement and Plan of Merger dated September 10, 1995, as amended by Amendment No. 1 dated December 1, 1995, ("Merger Agreement"). In the Merger, shares of Summit Common outstanding at the Effective Time (as defined herein) will be converted into the right to receive whole shares of UJB Common and cash in lieu of any fractional shares of UJB Common resulting from the conversion, based on an exchange ratio of 0.90 shares of UJB Common for each share of Summit Common ("Exchange Ratio").

  This Proxy Statement-Prospectus also relates to up to 504,481 shares of a $25 stated value adjustable rate cumulative preferred stock of UJB to be titled the Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value) ("UJB Series C Preferred") to be issued in the Merger in exchange for the $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit ("Summit Adjustable Preferred"). The Merger Agreement provides for the conversion at the Effective Time of outstanding shares of the Summit Adjustable Preferred into a like number of shares of UJB Series C Preferred having the same relative rights, preferences and limitations as the Summit Adjustable Preferred. This Proxy Statement-Prospectus will be furnished to holders of the Summit Adjustable Preferred following the Effective Time. However, the holders of the Summit Adjustable Preferred have no right to vote with respect to the Merger or the other matters to be considered at the Summit Special Meeting, and, accordingly, no vote by the holders of the Summit Adjustable Preferred is required or being solicited.

  This Proxy Statement-Prospectus constitutes (1) the Proxy Statement of UJB relating to the solicitation of proxies by the UJB Board for use at the UJB Special Meeting to be held for the purpose of considering and voting upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, including the Merger and the amendment to the Restated Certificate of Incorporation of UJB changing UJB's name to Summit Bancorp., (2) the Proxy Statement of Summit relating to the solicitation of proxies by the Summit Board for use at the Summit Special Meeting to be held for the purpose of (i) considering and voting upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, and (ii) considering and voting on a proposal to approve in advance an adjournment of the Summit Special Meeting if insufficient shares are present at the Summit Special Meeting to constitute a quorum or to approve the Merger Agreement in order to permit further solicitation of proxies by Summit (the "Summit Adjournment Proposal"), (3) the Prospectus of UJB with respect to the UJB Common to be issued in the Merger, and (4) the Prospectus of UJB with respect to the UJB Series C Preferred to be issued in the Merger. Consummation of the Merger is subject to various conditions, including the approvals of the holders of shares of Summit Common and UJB Common and the Board of Governors of the Federal Reserve System ("Federal Reserve Board").

  UJB Common is traded on the New York Stock Exchange, and Summit Common is traded on the NASDAQ Stock Market--National Market System. The closing sale prices of UJB Common and Summit Common were $36.625 and $25.75, respectively, on September 8, 1995 (the last trading day prior to the public announcement of the Merger), and were $32.375 and $28.375, respectively, on November 29, 1995.

  All information contained in this Proxy Statement-Prospectus with respect to UJB has been supplied by UJB, and all information with respect to Summit has been supplied by Summit.

  The Proxy Statement-Prospectus is first being mailed to the holders of UJB
Common and Summit Common on or about December   , 1995.

                                ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES  COMMISSION, NOR  HAS  THE
    SECURITIES AND EXCHANGE COMMISSION  OR ANY STATE SECURITIES  COMMISSION
     PASSED  UPON THE  ACCURACY  OR  ADEQUACY  OF  THIS PROXY  STATEMENT-
      PROSPECTUS.  ANY  REPRESENTATION TO  THE  CONTRARY IS  A  CRIMINAL
        OFFENSE.

                                ---------------

   THE  SECURITIES OFFERED  HEREBY ARE  NOT SAVINGS  ACCOUNTS, DEPOSITS  OR
       OTHER OBLIGATIONS  OF A BANK OR SAVINGS ASSOCIATION  AND ARE NOT
           INSURED BY THE FEDERAL  DEPOSIT INSURANCE CORPORATION OR
               ANY OTHER GOVERNMENTAL AGENCY.

                                ---------------

  NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS PROXY STATEMENT-PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF UJB OR SUMMIT OR IN THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS.

    THE DATE OF THIS PROXY STATEMENT-PROSPECTUS IS DECEMBER   , 1995.

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          -----
INDEX OF DEFINED TERMS................................................... (iii)
AVAILABLE INFORMATION....................................................  (iv)
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................   (v)
SUMMARY..................................................................     1
  The Companies..........................................................     1
  UJB Special Meeting....................................................     1
  Stock Held By UJB Affiliates...........................................     2
  Summit Special Meeting.................................................     2
  Stock Held By Summit Affiliates........................................     2
  The Merger.............................................................     3
  Market Prices and Dividends............................................     7
  Recent Developments....................................................     8
  Summary of Comparative Per Share Financial Information.................     9
INTRODUCTION.............................................................    10
UJB SPECIAL MEETING......................................................    10
  Record Date; Vote Required.............................................    10
  Proxies; Revocation; Solicitation......................................    10
SUMMIT SPECIAL MEETING...................................................    11
  Record Date; Vote Required.............................................    11
  Proxies; Revocation; Solicitation......................................    12
SELECTED FINANCIAL DATA..................................................    13
PRO FORMA FINANCIAL INFORMATION..........................................    16
  Pro Forma Condensed Combined Balance Sheet.............................    17
  Pro Forma Condensed Combined Statements of Income......................    18
  Notes to Pro Forma Financial Information...............................    23
MARKET PRICE AND DIVIDEND MATTERS........................................    23
  Market Price and Dividend History......................................    23
  Coordination of and Limitations on Dividends Under Merger Agreement....    24
  Dividend Limitations...................................................    24
THE MERGER...............................................................    24
  Closing and Effective Time.............................................    24
  Merger of Constituent Corporations; Name of Surviving Corporation;
   Merger of Subsidiary Banks............................................    25
  Conversion of Summit Common............................................    25
  Conversion of Summit Adjustable Preferred..............................    25
  Exchange of Summit Certificates........................................    26
  Conversion of Stock Award Plan Options.................................    27
  Recommendation of the Boards of Directors..............................    27
  Background.............................................................    27
  Reasons for the Merger.................................................    31
  Opinion of Summit's Financial Advisor..................................    33
  Opinion of UJB's Financial Advisor.....................................    37
  Stock Option Agreements................................................    42
  Charter and By-Laws of Surviving Corporation...........................    44
  Board of Directors and Officers of Surviving Corporation...............    44
  Regulatory Approvals...................................................    44
  Interests of Certain Persons in the Merger.............................    45
  The Merger Agreement...................................................    48
  No Dissenters' Rights..................................................    50

                                      (i)

                                                                           PAGE
                                                                           ----
  New York Stock Exchange Listing.........................................  50
  Accounting Treatment....................................................  50
  Certain Federal Income Tax Consequences.................................  51
  Resales of UJB Stock....................................................  52
  Differences in Shareholders' Rights.....................................  52
UJB FINANCIAL CORP........................................................  56
  Description of Business.................................................  56
  Recent Developments.....................................................  56
DESCRIPTION OF UJB CAPITAL STOCK..........................................  57
  Common Stock............................................................  57
  Preferred Stock.........................................................  58
  Shareholder Rights Plan.................................................  58
THE SUMMIT BANCORPORATION.................................................  59
  Description of Business.................................................  59
  Recent Developments.....................................................  59
DESCRIPTION OF SUMMIT CAPITAL STOCK.......................................  60
  Common Stock............................................................  60
  Preferred Stock.........................................................  61
  Shareholder Rights Plan.................................................  61
SHAREHOLDER PROPOSALS FOR THE 1996 ANNUAL MEETINGS........................  61
LEGAL MATTERS.............................................................  62
EXPERTS...................................................................  62
AGREEMENT AND PLAN OF MERGER (without exhibits) AND AMENDMENT NO. 1 DATED
 DECEMBER 1, 1995 .................................................. Appendix A
OPINION OF KEEFE, BRUYETTE & WOODS, INC. ........................... Appendix B
OPINION OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED....... Appendix C
UJB FINANCIAL CORP. STOCK OPTION AGREEMENT.......................... Appendix D
THE SUMMIT BANCORPORATION STOCK OPTION AGREEMENT.................... Appendix E

                                      (ii)

                             INDEX OF DEFINED TERMS

    (INDEX OF CAPITALIZED TERMS DEFINED IN THIS PROXY STATEMENT-PROSPECTUS)

                                                                       PAGE IN
DEFINED TERM                                                          PROSPECTUS
------------                                                          ----------
Acquisition Proposal.................................................      48
Acquisition Transaction..............................................      42
Bancorp..............................................................       7
Bancorp Acquisition..................................................       7
BHC Act..............................................................      44
Cash In Lieu Amount..................................................       3
Certificate of Merger................................................       3
Change of Control Event..............................................      46
Closing..............................................................      25
Closing Date.........................................................      25
Closing Notice.......................................................      25
Code.................................................................       5
Commission...........................................................    (iv)
Common Stock Merger Consideration....................................       3
Contingent Fee.......................................................      36
Effective Time.......................................................       3
Engagement Letter....................................................      33
Exchange Act.........................................................    (iv)
Exchange Agent.......................................................       3
Exchange Ratio.......................................................   Cover
Extension Event......................................................      42
Federal Reserve Board................................................   Cover
Flemington...........................................................       7
Flemington Acquisition...............................................       7
Garden State.........................................................       8
Garden State Acquisition.............................................       8
Grantee..............................................................      42
GSBank...............................................................      59
Issuer...............................................................      42
Justice Department...................................................       5
Keefe, Bruyette......................................................       4
Lancaster............................................................      58
Market Value of UJB Common...........................................      28
Merger...............................................................   Cover
Merger Agreement.....................................................   Cover
Merrill Lynch........................................................       4
NASDAQ...............................................................    (iv)
New Award Plan Option................................................       4
New Jersey Corporation Act...........................................       3
NJSB.................................................................      56
NYSE.................................................................    (iv)
Opinions.............................................................      50
Options..............................................................       6
Original Award Plan Option...........................................       4
Pooling Acquisitions.................................................       8
Purchase Event.......................................................      43
Registration Rights..................................................      43

                                                                       PAGE IN
DEFINED TERM                                                          PROSPECTUS
------------                                                          ----------
Registration Statement...............................................      43
Repurchase...........................................................      43
Securities Act.......................................................    (iv)
SERP.................................................................      46
Stock Option Agreements..............................................       6
Substitute Option....................................................      43
Summit...............................................................   Cover
Summit Adjournment Proposal..........................................   Cover
Summit Adjustable Preferred..........................................   Cover
Summit Bank..........................................................       3
Summit Board.........................................................   Cover
Summit Certificates..................................................       3
Summit Common........................................................   Cover
Summit Common Certificates...........................................       3
Summit Dividend Plan.................................................      12
Summit Option........................................................       6
Summit Preferred Certificates........................................       3
Summit Profit Sharing Plan...........................................      13
Summit Record Date...................................................       2
Summit Retirement Plan...............................................      46
Summit Right.........................................................      52
Summit Rights Plan...................................................      52
Summit Shareholders..................................................       2
Summit Special Meeting...............................................   Cover
Summit Stock.........................................................       4
Summit Stock Award Plans.............................................       4
Summit Stock Option Agreement........................................       6
Surviving Corporation................................................       3
UJB..................................................................   Cover
UJB Board............................................................   Cover
UJB Certificates.....................................................       4
UJB Common...........................................................   Cover
UJB Common Certificate...............................................       3
UJB Dividend Plan....................................................      11
UJB Option...........................................................       6
UJB Rights...........................................................      57
UJB Rights Plan......................................................      57
UJB Record Date......................................................       1
UJB Savings Plan.....................................................      11
UJB Series B Preferred...............................................      54
UJB Series C Preferred...............................................   Cover
UJB Series C Preferred Certificate...................................       3
UJB Series R Preferred...............................................      57
UJB Shareholders.....................................................       1
UJB Special Meeting..................................................   Cover
UJB Stock............................................................       4
UJB Stock Option Agreement...........................................       6
UJBank...............................................................       1

                                     (iii)

                             AVAILABLE INFORMATION

  Each of UJB and Summit is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"), relating to its businesses, financial statements and other matters. The Registration Statement discussed below and the exhibits thereto as well as such reports, proxy statements and other information filed by UJB and Summit may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, UJB Common is listed on the New York Stock Exchange ("NYSE") and reports, proxy statements and other information concerning UJB are available for inspection at the offices of the NYSE, 20 Broad Street, New York, New York 10005. Summit Common is listed on the NASDAQ Stock Market--National Market System ("NASDAQ") and reports, proxy statements and other information concerning Summit are available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

  UJB has filed with the Commission a registration statement on Form S-4 under the Securities Act of 1933, as amended ("Securities Act"), in respect of the UJB Common and UJB Series C Preferred to be issued in the Merger ("Registration Statement"). As permitted by the rules and regulations of the Commission, this Proxy Statement-Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For such information, reference is made to the Registration Statement and the exhibits filed as a part thereof or incorporated by reference therein.

  All information pertaining to UJB contained in this Proxy Statement-Prospectus has been provided by UJB and all information pertaining to Summit contained in the Proxy Statement-Prospectus has been provided by Summit.


                                     (iv)

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by UJB (File No. 1-
6451) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1994; (2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995;
(3) the Current Reports on Form 8-K dated January 19, 1995, August 1, 1995, September 10, 1995 (two at such date) and October 27 1995; and (4) the description of UJB Common contained in UJB's Registration Statement on Form 10 filed pursuant to Section 12(b) of the Exchange Act, dated August 31, 1970, and the description of the preferred stock purchase rights appurtenant to the UJB Common contained in UJB's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act, dated August 28, 1989, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K. There are hereby incorporated by reference into and made a part of this Proxy Statement-Prospectus the following documents filed by Summit (File No. 0-8026) with the Commission: (1) the Annual Report on Form 10-K for the fiscal year ended December 31, 1994;
(2) the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1995, June 30, 1995 and September 30, 1995; (3) the Current Reports on Form 8-K filed May 16, 1995, July 7, 1995 and September 27, 1995; and (4) the description of the Summit Shareholder Rights Plan contained in Summit's Registration Statement on Form 8-A filed February 5, 1990 including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description. Such incorporation by reference will not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

  All documents filed by UJB and Summit pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement-Prospectus and prior to the date of the UJB and Summit Special Meetings shall be deemed to be incorporated by reference into this Proxy Statement-Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that is also incorporated or deemed incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

  THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. UJB AND SUMMIT EACH HEREBY UNDERTAKES, WITH RESPECT TO THE DOCUMENTS LISTED ABOVE FILED BY IT WITH THE COMMISSION, TO PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT-PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE THAT HAVE BEEN OR MAY BE INCORPORATED INTO THIS PROXY STATEMENT-PROSPECTUS AND DEEMED TO BE PART HEREOF, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS. REQUESTS FOR DOCUMENTS FILED BY UJB SHOULD BE DIRECTED TO RICHARD F. OBER, JR., SECRETARY, UJB FINANCIAL CORP., 301 CARNEGIE CENTER, P.O. BOX 2066, PRINCETON, NEW JERSEY 08543-2066 (TELEPHONE (609) 987-3442).
REQUESTS FOR DOCUMENTS FILED BY SUMMIT SHOULD BE DIRECTED TO JOHN F. KUNTZ, CORPORATE SECRETARY, THE SUMMIT BANCORPORATION, ONE MAIN STREET, CHATHAM, NEW JERSEY 07928 (TELEPHONE (201) 701-2665). IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS PRIOR TO THE UJB SPECIAL MEETING OR SUMMIT SPECIAL MEETING, ANY REQUEST SHOULD BE MADE BY JANUARY 2, 1996.

                                      (v)

                                    SUMMARY

  The following constitutes a brief summary for the convenience of the shareholders of UJB and Summit of the information contained in this Proxy Statement-Prospectus relating to the proposal to approve the Merger Agreement, including the Appendices hereto. The summary is necessarily selective and is qualified in its entirety by the more extensive discussion contained elsewhere in this Proxy Statement-Prospectus and the documents incorporated by reference herein relating to the proposal to approve the Merger Agreement. UJB and Summit shareholders are encouraged to read carefully this Proxy Statement-Prospectus in its entirety, including such Appendices.

                                 THE COMPANIES

UJB

  UJB Financial Corp., a New Jersey corporation and registered bank holding company with principal executive offices at 301 Carnegie Center, Princeton, New Jersey, through its wholly owned subsidiary banks, United Jersey Bank ("UJBank") and First Valley Bank, operated, as of September 30, 1995, 290 banking offices located in New Jersey and eastern Pennsylvania. The subsidiary banks of UJB are engaged in a general banking business. They offer demand and interest bearing deposit accounts, make business, real estate, personal and installment loans, and provide lease financing and trust and fiduciary services. In addition, UJB owns eight active nonbank subsidiaries that are engaged primarily in discount brokerage, venture capital investment, commercial finance lending, lease financing and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

SUMMIT

  The Summit Bancorporation, a New Jersey corporation and registered bank holding company with principal executive offices at One Main Street, Chatham, New Jersey, through its wholly owned subsidiary bank, Summit Bank, operated, as of September 30, 1995, 90 banking offices located throughout 11 counties in central and northern New Jersey. Summit Bank is engaged in a general banking business. It provides a broad range of commercial banking, retail banking, real estate lending, private banking/asset management and other financial services.

                              UJB SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

  The UJB Special Meeting will be held on January 12, 1996 at    p.m. (local
time), at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, as set forth in the accompanying Notice of Special Meeting. A copy of the Merger Agreement (without exhibits) is attached hereto as Appendix A.

RECORD DATE; VOTE REQUIRED

  The record date for determining the UJB shareholders entitled to notice of and to vote at the UJB Special Meeting ("UJB Shareholders") is December , 1995 ("UJB Record Date"). The presence, in person or by proxy, of at least a majority of the shares of UJB Common outstanding on the UJB Record Date is necessary to constitute a quorum at the UJB Special Meeting. Assuming a quorum is present the affirmative vote of a majority of the votes cast at the UJB Special Meeting is necessary to approve the Merger Agreement. In the event that a quorum is not present or there are not sufficient votes to approve the Merger Agreement, the UJB Special Meeting may be adjourned by the chairman of the UJB Special Meeting or a majority of the shares so represented in order to permit further solicitation of proxies by UJB.

                          STOCK HELD BY UJB AFFILIATES

  The directors and executive officers of UJB beneficially owned as of the UJB
Record Date     shares of UJB Common entitled to vote at the Special Meeting,
representing   % of the shares of UJB Common outstanding at the UJB Record
Date. The directors and the executive officers of UJB have all indicated that they will vote their shares of UJB Common in favor of the Merger Agreement. As of the UJB Record Date, the banking and trust subsidiaries of UJB, as
fiduciaries, custodians or agents, held a total of     shares, or  %, of the
outstanding shares of UJB Common under trust agreements and other instruments and agreements. These entities maintained sole or shared voting power with
respect to     of such shares.

  Summit beneficially owns 96,519 shares of UJB Common, and, by virtue of holding the UJB Option (as defined herein), could be deemed the beneficial owner of an additional 11,450,000 shares of UJB Common, representing 19.9% of the shares of UJB Common outstanding on the UJB Record Date. However, the UJB Option is not presently exercisable and the UJB Common represented thereby has not been issued and cannot be voted.

                             SUMMIT SPECIAL MEETING

TIME, DATE, PLACE AND PURPOSE

  The Summit Special Meeting will be held on January 12, 1996 at    p.m. (local
time), at The Madison Hotel, Madison Avenue, Convent Station, New Jersey, to consider and vote upon (i) a proposal to approve the Merger Agreement and the transactions contemplated thereby and (ii) a proposal to approve in advance an adjournment of the Summit Special Meeting if insufficient shares are present to constitute a quorum or to approve the Merger Agreement in order to permit further solicitation of proxies by Summit (the "Summit Adjournment Proposal") as set forth in the accompanying Notice of Special Meeting. A copy of the Merger Agreement (without exhibits) is attached hereto as Appendix A.

RECORD DATE; VOTE REQUIRED

  The record date for determining the holders of Summit Common entitled to notice of and to vote at the Summit Special Meeting ("Summit Shareholders") is December , 1995 ("Summit Record Date"). The presence, in person or by proxy, of at least a majority of the shares of Summit Common outstanding on the Summit Record Date is necessary to constitute a quorum at the Summit Special Meeting. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Summit Special Meeting is necessary to approve the Merger Agreement and the Summit Adjournment Proposal. See "Summit Special Meeting--Record Date; Vote Required."

  Holders of Summit Adjustable Preferred are not entitled by law or Summit's Restated Certificate of Incorporation to vote on the Merger Agreement or the Summit Adjournment Proposal. Consequently, their vote is not being solicited with respect to the Merger Agreement or the Summit Adjournment Proposal in connection with the Special Meeting or otherwise.

                        STOCK HELD BY SUMMIT AFFILIATES

  The directors and executive officers of Summit beneficially owned as of the
Summit Record Date     shares of Summit Common entitled to vote at the Summit
Special Meeting, representing   % of the outstanding shares of Summit Common
outstanding on the Summit Record Date. The directors and the executive officers of Summit have all indicated that they will vote their shares of Summit Common in favor of the Merger Agreement.

  UJB, by virtue of holding the Summit Option (as defined herein), could be deemed the beneficial owner of 6,730,000 shares of Summit Common, representing 19.9% of the shares of Summit Common outstanding on the Summit Record Date. However, the Summit Option is not presently exercisable and the Summit Common represented thereby has not been issued and cannot be voted.

                                   THE MERGER

EFFECTIVE TIME

  The Merger will become effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger ("Certificate of Merger") to be filed pursuant to the New Jersey Business Corporation Act ("New Jersey Corporation Act") with the Secretary of State of the State of New Jersey immediately following the closing of the Merger. If the Merger is approved by the UJB Shareholders and Summit Shareholders, subject to the satisfaction or waiver of other certain conditions set forth in the Merger Agreement, it is currently contemplated that the Effective Time will occur during the first quarter of 1996. See "THE MERGER--The Merger Agreement."

NAME OF SURVIVING CORPORATION

  At the Effective Time, Summit will be merged with and into UJB (UJB as the surviving corporation in the Merger is sometimes referred to herein as the "Surviving Corporation"). Simultaneously with the effectiveness of the Merger, the name of the Surviving Corporation will be changed to "Summit Bancorp." In the Merger Agreement UJB has agreed to merge Summit Bank, the wholly-owned, New Jersey chartered bank subsidiary of Summit ("Summit Bank"), with and into UJBank under the name "Summit Bank" as soon as reasonably practicable following the Effective Time.

  NOTWITHSTANDING THE CHANGE IN UJB'S NAME WHICH WILL OCCUR AT THE EFFECTIVE TIME, HOLDERS OF UJB STOCK CERTIFICATES AT THE EFFECTIVE TIME WILL NOT RECEIVE NEW UJB STOCK CERTIFICATES REFLECTING THE NAME CHANGE. SUCH HOLDERS SHOULD NOT ATTEMPT TO EXCHANGE THEIR EXISTING UJB STOCK CERTIFICATES FOR NEW CERTIFICATES. EXISTING UJB STOCK CERTIFICATES WILL CONTINUE AFTER THE EFFECTIVE TIME TO BE VALID FOR ALL RELEVANT PURPOSES.

CONVERSION OF SUMMIT COMMON

  At the Effective Time, each outstanding share of Summit Common, other than shares of Summit Common beneficially owned by UJB or a subsidiary of UJB (other than shares of Summit Common held in a fiduciary capacity or as a result of debts previously contracted), if any, and shares held in the treasury of Summit, if any, will be converted into and represent the right to receive whole shares of UJB Common and cash in lieu of any fractional shares of UJB Common resulting from the conversion ("Cash In Lieu Amount") based on the Exchange Ratio of 0.90 shares of UJB Common for each share of Summit Common, subject to anti-dilution adjustment in the event of changes in the capitalization of UJB. (Such whole shares of UJB Common and such Cash In Lieu Amounts determined in accordance with the Exchange Ratio, and any anti-dilution adjustment required under the Merger Agreement, are referred to collectively herein as the "Common Stock Merger Consideration".) As soon as practicable following the Effective Time, each holder of Summit Common will receive from First Chicago Trust Company of New York acting as the exchange agent for the Merger ("Exchange Agent"), in exchange for all certificates representing their Summit Common ("Summit Common Certificates"), a certificate representing the whole shares of UJB Common into which their Summit Common has been converted ("UJB Common Certificate") and, to the extent entitled thereto, a check representing a Cash In Lieu Amount.

CONVERSION OF SUMMIT ADJUSTABLE PREFERRED

  At the Effective Time, each outstanding share of Summit Adjustable Preferred, other than shares of Summit Adjustable Preferred beneficially owned by UJB or a subsidiary of UJB (other than shares of Summit Adjustable Rate Preferred held in a fiduciary capacity or as a result of debts previously contracted), if any, and shares held in the treasury of Summit, if any, will be converted into and represent the right to receive one share of UJB Series C Preferred. As soon as practicable following the Effective Time, each holder of Summit Adjustable Preferred will receive from the Exchange Agent, in exchange for all certificates representing their Summit Adjustable Preferred ("Summit Preferred Certificates"), a certificate representing the shares of UJB Series C Preferred into which their Summit Adjustable Preferred has been converted ("UJB Series C Preferred Certificate"). (The Summit Preferred Certificates and the Summit Common Certificates are sometimes collectively referred to herein as the "Summit Certificates," and the UJB Series C Preferred Certificates and the

UJB Common Certificates are sometimes collectively referred to herein as the "UJB Certificates".) (The Summit Common and the Summit Adjustable Preferred are sometimes collectively referred to herein as the "Summit Stock," and the UJB Common and the UJB Series C Preferred are sometimes collectively referred to herein as the "UJB Stock").

CONVERSION OF SUMMIT DIRECTOR AND EMPLOYEE STOCK OPTIONS

  Each stock option relating to Summit Common ("Original Award Plan Option") outstanding at the Effective Time and granted to a director or employee pursuant to the Summit Stock Incentive Plan, the Summit 1995 Stock Incentive Plan and the Summit 1995 Director Stock Option Plan (collectively, the "Summit Stock Award Plans"), will be converted automatically at the Effective Time into an option to purchase UJB Common ("New Award Plan Option"). The vesting of any unexercisable Original Award Plan Options will be accelerated in connection with the Merger. Subject to the adjustment described below, the New Award Plan Option will continue to be governed by the terms of the Summit Stock Award Plan under which the corresponding Original Award Plan Option was granted and the stock option agreement by which it was evidenced. The number of shares of UJB Common subject to the New Award Plan Options and the exercise price of the New Award Plan Options will be adjusted as provided in the Merger Agreement to give effect to the Exchange Ratio. The Merger Agreement provides for Summit directors and officers receiving New Award Plan Options at the Effective Time to have the additional right to exercise the New Award Plan Options as stock appreciation rights and receive upon exercise a number of shares of UJB Common equal in market value to the difference between the exercise price and market price in the aggregate of the shares of UJB Common as to which the New Award Plan Options were so exercised. The vesting of certain restricted stock awards and performance share units granted under the Summit Stock Award Plans will be accelerated in connection with the Merger. See "THE MERGER--Conversion of Stock Award Plan Options."

RECOMMENDATIONS OF THE BOARDS

  The UJB Board unanimously recommends that UJB Shareholders vote to approve the Merger Agreement. The Summit Board unanimously recommends that Summit Shareholders vote to approve the Merger Agreement and the Summit Adjournment Proposal.

OPINION OF SUMMIT'S FINANCIAL ADVISOR

  Summit engaged Keefe, Bruyette & Woods Inc. ("Keefe, Bruyette") to render financial advisory and investment banking services with respect to the Merger. Pursuant to such engagement, Keefe, Bruyette has evaluated the financial terms
of the Merger. Keefe, Bruyette has delivered to Summit an opinion dated     ,
1995 stating that, as of such date, based on the review and assumptions and subject to the limitations described therein the Exchange Ratio was fair, from a financial point of view, to the holders of Summit Common. A copy of Keefe, Bruyette's opinion is attached as Appendix B to this Proxy Statement-Prospectus and should be read in its entirety. See "THE MERGER--Opinion of Summit's Financial Advisor."

OPINION OF UJB'S FINANCIAL ADVISOR

  UJB engaged Merrill Lynch & Co. ("Merrill Lynch") to render financial advisory and investment banking services with respect to the Merger. Pursuant to such engagement, Merrill Lynch has evaluated the financial terms of the Merger. Merrill Lynch has delivered to UJB an opinion dated December 1, 1995 stating that, as of such date, based on the review and assumptions and subject to the limitations described therein, the Exchange Ratio is fair to holders of UJB Common from a financial point of view. A copy of Merrill Lynch's opinion is attached as Appendix C to this Proxy Statement-Prospectus and should be read in its entirety. See "THE MERGER--Opinion of UJB's Financial Advisor."

NO DISSENTERS' RIGHTS

  Under the New Jersey Corporation Act, there are no dissenters' rights of appraisal available to holders of UJB Stock or Summit Stock in connection with the Merger. See "THE MERGER--No Dissenters' Rights."

ACCOUNTING TREATMENT

  It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests. The Merger will not be consummated in the event that the Merger cannot be accounted for as a pooling-of-interests.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The Merger is expected to qualify as a "tax-free" reorganization under
Section 368 of the Internal Revenue Code of 1986, as amended ("Code"). UJB and Summit have each received an opinion of counsel to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and conditioned on the accuracy of certain representations made by UJB and Summit, the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code for federal income tax purposes. Summit has received an opinion of counsel that (i) no gain or loss will be recognized for federal income tax purposes by holders of Summit Common upon the exchange of their Summit Common solely for the Common Stock Merger Consideration, except with respect to any Cash in Lieu Amounts received, and (ii) no gain or loss will be recognized for federal income tax purposes by holders of Summit Adjustable Preferred upon the exchange of their Summit Adjustable Preferred solely for UJB Series C Preferred. Each Summit shareholder is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such shareholder, including the applicability of various state, local, and foreign tax laws. See "THE MERGER-- Certain Federal Income Tax Consequences."

REGULATORY APPROVALS

  Consummation of the Merger requires, and is conditioned upon receipt of, the approval of the Merger by the Federal Reserve Board. The Merger may not be consummated until after the expiration of a 15-to-30-day statutory waiting period following receipt of Federal Reserve Board approval without objection to the Merger by the United States Department of Justice ("Justice Department"). There can be no assurance that the approval of the Federal Reserve Board will be obtained or as to the timing or conditions of such approvals. See "THE MERGER--Regulatory Approvals."

CONDITIONS OF THE MERGER

  Consummation of the Merger is subject, among other things, to the approval of the Merger Agreement by the requisite vote of UJB Shareholders and Summit Shareholders and the receipt of all requisite regulatory approvals. See "THE MERGER--The Merger Agreement--Conditions to the Merger; Termination."

EXCHANGE OF CERTIFICATES

  After the Effective Time, holders of record of Summit Common and Summit Adjustable Preferred at the Effective Time will receive in the mail from the Exchange Agent instructions for exchanging their Summit Common Certificates or Summit Preferred Certificates or both, as appropriate, for the Common Stock Merger Consideration or UJB Series C Preferred or both, as appropriate, to which they become entitled in the Merger. Summit's shareholders should not surrender their Summit Certificates until they receive such instructions. See "THE MERGER--Exchange of Summit Certificates."

  In the event a Summit Certificate has been, lost, stolen, destroyed or is not properly registered, the holder of the Summit Stock represented thereby is urged, in order to avoid delays and additional expense, to notify Summit's registrar and transfer agent, First Chicago Trust Company of New York, now, at
(201) 324-0498 (inside New Jersey) or (800) 446-2617 (outside New Jersey) of such fact and begin the process of having replacement certificates issued.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Directors and executive officers of Summit have interests in the Merger that are in addition to their interests as shareholders of Summit. These interests include: (i) the indemnification of directors and officers of Summit against certain claims that may arise after the Effective Time based on services provided to Summit or any subsidiary of Summit prior to the Effective Time; (ii) UJB's covenant to use its best efforts to purchase insurance for six years after the Effective Time, subject to a maximum premium limitation, protecting the Summit directors and officers against such claims; (iii) UJB's covenant to enter, on or before the Closing Date (as defined herein), into an employment agreement with Robert G. Cox providing for Mr. Cox to serve, commencing at the Effective Time, as the President of the Surviving Corporation and UJBank, the wholly-owned, New Jersey chartered subsidiary bank of UJB for a maximum term of five years with a base salary of at least $500,000 per year;
(iv) for Robert G. Cox, John R. Feeney, Dennis S. McChesney, Elwood Bowman II and James S. Little payments of $3,382,573, $1,351,317, $1,463,867, $611,093 and $798,697, respectively, under their change of control agreements with Summit in the event their employment is terminated within certain specified periods prior to or following the Effective Time by Summit or UJB for certain reasons other than for cause; (v) for Messrs. Cox, Fenney and McChesney, the vesting of benefits under the Summit Supplemental Executive Retirement Plan with an estimated present value of $116,414, $167,121 and $265,966, respectively; (vi) for directors and officers holding at the Effective Time Original Award Plan Options which are not currently exercisable, such Original Award Plan Options will become exercisable in connection with the Merger and the additional right provided for in the Merger Agreement to exercise the New Award Plan Options as stock appreciation rights and receive upon exercise an amount of UJB Common equal to the difference between exercise price and market price in the aggregate; and (vii) the selection of Mr. Cox and five other Summit Board members to the Board of the Surviving Corporation for a period of service to include at least one full three-year term (except with respect to Thomas D. Sayles, Jr. who, UJB and Summit have separately agreed, if selected, would serve a term ending at the 1997 annual meeting of shareholders of the Surviving Corporation). In reference to (vi) above, the aggregate number of shares and estimated value thereof (based on the closing sale price of UJB Common on November 29, 1995 of $32.375) of UJB Common issuable upon exercise of New Award Plan Options as stock appreciation rights by Messrs. Cox, Feeney, McChesney, Bowman and Little would be 140,928 shares and $4,562,603. These interests and the underlying assumptions are described in more detail below under "THE MERGER AGREEMENT--Interests of Certain Persons in the Merger."

DIFFERENCES IN SHAREHOLDERS' RIGHTS

  Because UJB and Summit are both New Jersey business corporations, any differences in rights of holders of their respective stocks are due to differences in the restated certificates of incorporation and by-laws of the two companies. At the Effective Time, holders of Summit Stock will become shareholders of UJB, and their rights as shareholders of UJB will be determined by UJB's Restated Certificate of Incorporation and By-Laws. See "THE MERGER-- Differences in Shareholder's Rights."

ISSUANCE AND SALE OF OPTIONS

  In connection with the execution of the Merger Agreement, on September 11, 1995, UJB entered into a Stock Option Agreement with Summit ("UJB Stock Option Agreement") and Summit entered into a Stock Option Agreement with UJB ("Summit Stock Option Agreement," and, collectively with the UJB Stock Option Agreement, the "Stock Option Agreements"). Pursuant to the Stock Option Agreements, UJB issued to Summit an option to purchase 11,450,000 shares of UJB Common, representing 19.9% of UJB Common outstanding at that date, at $36.625 per share, exercisable under certain circumstances ("UJB Option"), and Summit issued to UJB an option to purchase 6,730,000 shares of Summit Common, representing 19.9% of Summit Common outstanding at that date, at $26.75 per share, exercisable under certain circumstances ("Summit Option," and, collectively with the UJB Option, the "Options"). The UJB Option and Summit Option are identical in all material respects. See "THE MERGER--Stock Option Agreements."

                          MARKET PRICES AND DIVIDENDS

  UJB Common is listed and traded on the NYSE. Summit Common is listed and traded on NASDAQ. The following table presents for the periods indicated (rounded to the nearest cent and adjusted for all stock splits and stock dividends) the high and low sale prices of a share of UJB Common and a share of Summit Common and dividends declared per share on UJB Common and Summit Common.

                                     UJB COMMON             SUMMIT COMMON
                               ----------------------- -----------------------
                                SALE PRICES             SALE PRICES
                               ------------- DIVIDENDS ------------- DIVIDENDS
YEAR                            HIGH   LOW   PER SHARE  HIGH   LOW   PER SHARE
----                           ------ ------ --------- ------ ------ ---------
1992.......................... $24.50 $14.00   $0.60   $19.25 $11.13   $0.73
1993..........................  33.25  21.63    0.69    22.50  16.88    0.74
1994..........................  29.25  22.50    0.94    21.75  17.25    0.78
1995 (through November 29,
 1995)........................  37.25  24.13    0.87    30.00  18.75    0.63

  The following table presents (rounded to the nearest cent) for September 8, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, and for November 29, 1995, the last sale price of a share of UJB Common, the last sale price of a share of Summit Common and the pro forma equivalent in UJB Common of a share of Summit Common computed by multiplying the last sale price of UJB Common on each of the dates specified in the table by the Exchange Ratio of 0.90.

                                                                   PRO FORMA
                                                 UJB   SUMMIT  SUMMIT EQUIVALENT
                                               ------- ------- -----------------
September 8, 1995............................. $36.625 $25.750      $32.963
November 29, 1995.............................  32.375  28.375       29.138

  NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF UJB COMMON WILL BE IF AND WHEN THE MERGER IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF UJB COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF THE SHARES OF UJB COMMON THAT HOLDERS OF SUMMIT COMMON WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. UJB AND SUMMIT SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR UJB COMMON AND SUMMIT COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF UJB COMMON AND SUMMIT COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS, WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF UJB COMMON AND SUMMIT COMMON BEFORE OR AFTER THE EFFECTIVE TIME. SEE "MARKET PRICE AND DIVIDEND MATTERS."

  The following table presents, as of November 29, 1995, the current annualized dividend rate for a share of UJB Common, for a share of Summit Common and (rounded to the nearest cent) for the pro forma equivalent in UJB Common of a share of Summit Common computed by multiplying the annualized dividend rate of a share of UJB Common by the Exchange Ratio of 0.90.

                                                                    PRO FORMA
                                                     UJB  SUMMIT SUMMIT EXCHANGE
                                                    ----- ------ ---------------
November 29, 1995.................................. $1.16  $.84       $1.04

                              RECENT DEVELOPMENTS

UJB

  On July 11, 1995, UJB completed the acquisition of Bancorp New Jersey, Inc. ("Bancorp"), a New Jersey-headquartered bank holding company, which has been accounted for on a purchase accounting basis ("Bancorp Acquisition"). At July 11, 1995, Bancorp had assets of $506 million and deposits of $451 million. In the transaction, 60 percent of the outstanding Bancorp common stock was exchanged for UJB Common at the exchange ratio of 1.5441 shares of UJB Common for each share of Bancorp common stock, resulting in a total of 1,948,153 shares of UJB Common being issued, and the remaining 40 percent of outstanding Bancorp common stock was exchanged for cash at the rate of $43.10 per share, for an aggregate cash payment of $36,273,463.

  On August 1, 1995, UJB entered into an Agreement and Plan of Merger with The Flemington National Bank and Trust Company ("Flemington"), a national banking association, providing for the merger of Flemington with and into UJBank, and for the issuance of UJB Common to the shareholders of Flemington at an exchange ratio which will be determined in accordance with a formula set forth in the Agreement and Plan of Merger and which will depend primarily on the average closing price of UJB Common over a ten trading day period ending on or shortly before the closing of the transaction ("Flemington Acquisition"). The exchange ratio may not be higher than 1.7241 shares of UJB Common for each share of Flemington common stock, nor lower than 1.3514 shares of UJB Common for each share of Flemington common stock except under certain circumstances giving Flemington the right to terminate the agreement unless UJB increases the relative value of Flemington common stock in the exchange ratio. At August 1, 1995, Flemington had assets of $288 million and 958,476 shares of common stock outstanding. The transaction is expected to be accounted for as a pooling-of-interests.

SUMMIT

  On June 13, 1995, Summit entered into an Agreement and Plan of Merger with Garden State Bancshares, Inc. ("Garden State"), a New Jersey-headquartered bank holding company, providing for the merger of Garden State with and into Summit and for the exchange of Garden State common stock into Summit Common at the exchange ratio of 1.08 shares of Summit Common (and cash in lieu of fractional shares) for each share of Garden State common stock ("Garden State Acquisition", and, together with the Flemington Acquisition, the "Pooling Acquisitions"). At September 30, 1995, Garden State had total consolidated assets of $314 million, deposits of $284 million and shareholders' equity of $29 million. The transaction is expected to be accounted for as a pooling-of-interests.

  The Pooling Acquisitions are reflected in the pro forma financial information, unless otherwise indicated. See "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION."

  On May 9, 1995, Summit announced that the Summit Board authorized the repurchase of up to 7% of the total of the Summit Common issued and outstanding, or approximately 2.3 million shares. Summit announced that it expected to repurchase the common shares from time to time in the open market or through privately negotiated transactions subject to market conditions. As of September 10, 1995, the day the Merger Agreement was executed, Summit had repurchased 84,485 shares of Summit Common pursuant to such repurchase program. In the Merger Agreement, Summit agreed not to engage in any further repurchases of Summit Common during term of the Merger Agreement.

             SUMMARY OF COMPARATIVE PER SHARE FINANCIAL INFORMATION

  The following summary presents, for the periods indicated, selected comparative per share financial data: (i) on a historical basis for both UJB and Summit; (ii) on a pro forma combined basis for UJB, giving effect to the Merger, assuming that the Merger had been effective at the beginning of the periods presented; (iii) on a pro forma combined basis for UJB giving effect to the Merger and the Pooling Acquisitions, assuming that the Merger and the Pooling Acquisitions had been effective at the beginning of the periods presented; and (iv) on a pro forma equivalent basis per common share for Summit, assuming that the Merger, and the Merger and the Pooling Acquisitions had been effective for all periods presented. Such data are computed on a pro forma equivalent basis with respect to a share of Summit Common by multiplying the pro forma combined amount (giving effect to the Merger and the Merger and the Pooling Acquisitions) by the Exchange Ratio of 0.90 provided for in the Merger Agreement. The pro forma consolidated statements of income do not give effect to anticipated expenses and nonrecurring charges related to the Merger and the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of UJB and Summit. See "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION."

                                             NINE MONTHS ENDED    YEAR ENDED
                                               SEPTEMBER 30,     DECEMBER 31,
                                             ----------------- -----------------
                                               1995     1994   1994  1993  1992
                                             -------- -------- ----- ----- -----
NET INCOME PER SHARE (1)
Historical:
  UJB....................................... $   2.20 $   1.73 $2.35 $1.50 $1.09
  Summit....................................     1.56     0.21  0.70  1.54  1.07
Pro Forma Combined:
  UJB and Summit (2)........................     2.04     1.20  1.80  1.57  1.13
  All transactions Pro Forma Combined.......     1.98     1.19  1.77  1.52  1.08
Pro Forma Summit Equivalent of:
  UJB and Summit (3)........................     1.84     1.08  1.62  1.41  1.02
  All transactions Pro Forma Combined (3)...     1.78     1.07  1.59  1.37  0.97
DIVIDENDS PER SHARE(1)
Historical:
  UJB.......................................     0.87     0.68  0.94  0.69  0.60
  Summit....................................     0.63     0.57  0.78  0.74  0.73
Pro Forma Combined:
  UJB and Summit (4)........................     0.87     0.68  0.94  0.69  0.60
  All transactions Pro Forma Combined (4)...     0.87     0.68  0.94  0.69  0.60
Pro Forma Summit Equivalent of:
  UJB and Summit (3)........................     0.78     0.61  0.85  0.62  0.54
  All transactions Pro Forma Combined (3)...     0.78     0.61  0.85  0.62  0.54

                                           SEPTEMBER 30, 1995 DECEMBER 31, 1994
                                           ------------------ -----------------
BOOK VALUE PER SHARE (1)
Historical:
  UJB.....................................       $21.43            $19.53
  Summit..................................        13.92             12.31
Pro Forma Combined:
  UJB and Summit (5)......................        18.74             17.45
  All transactions Pro Forma Combined
   (5)(6)(7)..............................        18.24             17.04
Pro Forma Summit Equivalent of:
  UJB and Summit (3)(5)...................        16.87             15.71
  All transactions Pro Forma Combined
   (3)(5)(6)(7)...........................        16.42             15.34

--------

(1) The financial information for Summit and All Transactions Pro Forma Combined has been restated to reflect all stock dividends and all stock splits. Pro Forma combined reflects the elimination of UJB Common owned by Summit. All Transactions also reflects the elimination of Flemington common stock owned by Summit.
(2) Pro forma combined net income per common share was computed based on pro forma combined net income less preferred dividends divided by the weighted average number of shares outstanding during the periods presented.
(3) Summit pro forma equivalent per share data is computed by multiplying UJB's pro forma per share data (giving effect to the Merger) by the Exchange Ratio.
(4) Pro forma amounts assume that UJB would have declared cash dividends per share equal to its historical cash dividend per share declared.
(5) Gives effect to the Merger as if it had occurred at the end of the period. The September 30, 1995 pro forma book value per share also includes the anticipated $85 million of merger-related charges ($54 million after the related tax effects), but does not reflect the estimated expense savings and revenue enhancements anticipated to result from the Merger.

(6) Gives effect to the merger of Garden State with and into Summit as if it had occurred at the end of the period. The September 30, 1995 pro forma book value per share also includes the anticipated $7.4 million of merger-related charges ($4.4 million after the related tax effects).

(7) Gives effect to the merger of Flemington with and into UJB as if it had occurred at the end of the period. The September 30, 1995 pro forma book value per share also includes the anticipated $3.9 million of merger-related charges ($2.3 million after the related tax effect).

                                 INTRODUCTION

  This Proxy Statement-Prospectus is being furnished to UJB Shareholders in connection with the solicitation of proxies by the UJB Board for use at the UJB Special Meeting to be held on January 12, 1996, at The Hyatt Regency Princeton, 102 Carnegie Center, Route 1 at Alexander Road, Princeton, New Jersey, at 6 p.m. (local time) or any adjournments thereof, and to Summit Shareholders in connection with the solicitation of proxies by the Summit Board for use at the Summit Special Meeting to be held on January 12, 1996, at
The Madison Hotel, Madison Avenue, Convent Station, New Jersey, at    p.m.
(local time) or any adjournments thereof. The purpose of each Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement and the transactions contemplated thereby, as more fully set forth in the Notice of Special Meeting accompanying this Proxy Statement-Prospectus.

  THE BOARDS OF DIRECTORS OF UJB AND SUMMIT HAVE EACH UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RESPECTIVELY RECOMMEND THAT UJB SHAREHOLDERS AND SUMMIT SHAREHOLDERS VOTE FOR ITS APPROVAL. IN ADDITION, THE SUMMIT BOARD UNANIMOUSLY RECOMMENDS THAT SUMMIT SHAREHOLDERS VOTE FOR THE SUMMIT ADJOURNMENT PROPOSAL.

  The information contained herein with respect to UJB has been supplied by UJB and the information contained herein with respect to Summit has been supplied by Summit.

                              UJB SPECIAL MEETING

RECORD DATE; VOTE REQUIRED

  The securities to be voted at the UJB Special Meeting consist of shares of UJB Common, with each share entitling its owner to one vote on the proposal brought before the UJB Special Meeting. UJB had no other class of securities entitled to vote on the Merger Agreement outstanding at the close of business
on the UJB Record Date. There were     holders of record of UJB Common and
shares of UJB Common outstanding and eligible to be voted at the UJB Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the UJB form of proxy, will be mailed to UJB Shareholders on or about December , 1995.

  The presence at the UJB Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of UJB Common will constitute a quorum for the transaction of business. Under the New Jersey Corporation Act and UJB's Restated Certificate of Incorporation, the approval of the Merger Agreement requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present at the UJB Special Meeting. The UJB Special Meeting may be adjourned by the chairman of the UJB Special Meeting or a majority of the shares so represented, from time to time, if necessary to obtain a quorum or to obtain the votes necessary to approve the Merger Agreement. In connection therewith, however, proxies voting against the Merger Agreement will not be used by the proxy holders to vote in favor of the adjournment pursuant to such proxy holders' discretionary voting authority. The approval of the Merger Agreement by UJB Shareholders is a condition to the consummation of the Merger. See "THE MERGER--The Merger Agreement--Conditions to the Merger; Termination."

  For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" and "against"a proposal are counted. There will be no "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under the applicable NYSE rules) submitted by brokers or nominees in connection with the Special Meeting because, even though the proposal to approve the Merger Agreement is a nondiscretionary matter under rules of the NYSE, it is the only proposal. Consequently, broker non-votes will have no impact on the votes counted as "for" or "against" for purposes of determining the number of votes cast and no impact on the determination whether a quorum is present. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" the proposal.

PROXIES; REVOCATION; SOLICITATION

  If the form of UJB proxy is properly executed and returned to UJB in time to be voted at the UJB Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. UJB proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Merger Agreement. Should any other matter properly come before the UJB Special Meeting, the persons named as proxies in the UJB proxy, acting by a majority of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgment. As of the time of the preparation of this Proxy Statement-Prospectus, the UJB Board does not know of any matter, other than those matters referred to in the UJB Notice of Special Meeting of Shareholders, to be presented for action at the UJB Special Meeting.

  The cost of soliciting proxies will be borne by UJB. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of UJB, who will not be specially compensated for such solicitation activities. Arrangements will also be made by UJB to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. UJB has retained Morrow & Co., Inc., a proxy soliciting firm, to
assist in the solicitation of proxies, at a fee of $    plus fees for direct
telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

  If a UJB Shareholder is participating in UJB's Dividend Reinvestment and Stock Purchase Plan (the "UJB Dividend Plan"), such shareholder will receive a single proxy covering both the shares of UJB Common held by the UJB Shareholder in certificate form and the shares of UJB Common held on behalf of such shareholder by the UJB Dividend Plan Administrator in such shareholder's UJB Dividend Plan account. If a proxy is not returned, shares of UJB Common represented by the proxy, including any held under the UJB Dividend Plan, will not be voted.

  Employees who hold UJB Common through participation in UJB's Savings Incentive Plan (the "UJB Savings Plan") will receive a separate card for use in providing voting instructions to the Trustee of the UJB Savings Plan. Full shares held by the UJB Savings Plan will be voted by the Trustee in accordance with instructions received from participants. In the event such participants fail to return voting instructions, the Trustee will vote the participants' shares held in the UJB Savings Plan in the manner deemed by the Trustee to be in the best interests of the beneficial owners of such shares.

  A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the UJB Special Meeting a proxy may be revoked by filing with the Secretary of UJB at UJB Financial Corp., 301 Carnegie Center, P.O. Box 2066, Princeton, New Jersey, 08543-2066, a written revocation or a duly executed proxy bearing a later date. During the UJB Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the UJB Special Meeting prior to the close of voting or by attending the UJB Special Meeting and voting in person. Any shareholder of record may attend the UJB Special Meeting and vote in person, whether or not a proxy has previously been given.

  If a person holding UJB Common in street name wishes to vote such UJB Common at the UJB Special Meeting, the person must obtain from the nominee holding the UJB Common in street name a properly executed "legal proxy" identifying the individual as a UJB Shareholder, authorizing the UJB Shareholder to act on behalf of the nominee at the UJB Special Meeting and identifying the number of shares with respect to which the authorization is granted.

                            SUMMIT SPECIAL MEETING

RECORD DATE; VOTE REQUIRED

  The securities to be voted at the Summit Special Meeting consist of shares of Summit Common, with each share entitling its owner to one vote on each proposal brought before the Summit Special Meeting. Summit had no other class of securities entitled to vote on the Merger Agreement or the Summit Adjournment Proposal outstanding at the close of business on the Record Date.
There were     holders of record of Summit Common and     shares of Summit
Common outstanding and eligible to be voted at the Summit Special Meeting as of the Record Date. It is anticipated that this Proxy Statement-Prospectus, together with the form of Summit proxy, will be mailed to Summit's
Shareholders on or about December   , 1995.

  The presence at the Summit Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Summit Common will constitute a quorum for the transaction of business. Under the New

Jersey Corporation Act and Summit's Restated Certificate of Incorporation, the approval of the Merger Agreement and the Summit Adjournment Proposal requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present at the Summit Special Meeting. Under Summit's Restated Certificate of Incorporation, the approval of the Merger Agreement requires only the vote of a majority of the votes cast thereon because the Summit Board has approved the Merger Agreement and the Merger meets the fair price tests set forth in Summit's Restated Certificate of Incorporation. See "THE MERGER-- Differences in Shareholder's Rights." In connection therewith, however, proxies voting against the Merger Agreement will not be used by the proxy holders to vote in favor of the Summit Adjournment Proposal unless the shareholder has voted FOR the approval of the Summit Adjournment Proposal on the proxy card. The approval of the Merger Agreement by Summit Shareholders is a condition to the consummation of the Merger. See "THE MERGER--the Merger Agreement--Conditions to the Merger; Termination."

  For purposes of determining the number of votes cast with respect to a matter, only those votes cast "for" and "against" a proposal are counted. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or the persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under the applicable NYSE rules), if any are submitted by brokers or nominees in connection with the Summit Special Meeting, will not be counted as votes "for" or "against" for purposes of determining the number of votes cast but will be treated as present for quorum purposes. Abstentions will be treated as shares that are present for purposes of determining the presence of a quorum but will not be counted "for" or "against" the proposal.

PROXIES; REVOCATION; SOLICITATION

  If the form of Summit proxy is properly executed and returned to Summit in time to be voted at the Summit Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Summit proxies that are executed, but as to which no instructions have been marked, will be voted FOR the approval of the Merger Agreement and the Summit Adjournment Proposal except that if a proxy is voted against the Merger Agreement and no instruction is given in connection with the Summit Adjournment Proposal, the proxy will not be voted in favor of the Summit Adjournment Proposal. Should any other matter properly come before the Summit Special Meeting, the persons named as proxies in the Summit proxy, acting by a majority of those proxies present, will have discretionary authority to vote on such matters in accordance with their judgement. As of the time of the preparation of this Proxy Statement-Prospectus, the Summit Board does not know of any matter, other than those matters referred to in the Summit Notice of Special Meeting of Shareholders, to be presented for action at the Summit Special Meeting.

  If a quorum is not obtained, or if fewer shares of Summit Common are voted in favor of approval of the Merger Agreement than the number required for approval, it is expected that, if a majority of the proxies voted with respect to the Summit Adjournment Proposal have been voted in favor of the Summit Adjournment Proposal, the Summit Special Meeting will be postponed or adjourned for the purpose of allowing additional time for obtaining additional proxies or votes, and, at any subsequent reconvening of the Summit Special Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Summit Special Meeting (except for any proxies which have theretofore effectively been revoked or withdrawn).

  The cost of soliciting proxies will be borne by Summit. In addition to use of the mails, proxies may be solicited personally or by telephone, telecopier or telegraph by officers, directors or employees of Summit, who will not be specially compensated for such solicitation activities. Arrangements will also be made by Summit to reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. Summit has retained D.F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, at a fee of $9,500 plus fees for direct telephone solicitations, if authorized, and reimbursement of certain out-of-pocket costs.

  If a Summit Shareholder is participating in Summit's Dividend Reinvestment and Stock Purchase Plan (the "Summit Dividend Plan"), such shareholder will receive a single proxy covering both the shares of Summit Common held by the Summit Shareholder in certificate form and the shares of Summit Common held on behalf of such shareholder by the Summit Dividend Plan Administrator in such shareholder's Summit Dividend Plan account. If a proxy is not returned, shares of Summit Common represented by the proxy, including any held under the Summit Dividend Plan, will not be voted.

  Employees who hold Summit Common through participation in Summit's Profit Sharing Plan (the "Summit Profit Sharing Plan") will receive a separate card for use in providing voting instructions to the Trustee of the Summit Profit Sharing Plan. Full shares held by the Summit Profit Sharing Plan will be voted by the Trustee in accordance with instructions received from participants. In the event such participants fail to return voting instructions, the Trustee will not vote the participants' shares held in the Summit Profit Sharing Plan.

  A proxy may be revoked by the person giving the proxy at any time prior to the close of voting. Prior to the Summit Special Meeting a proxy may be revoked by filing with the Secretary of Summit at The Summit Bancorporation, One Main Street, Chatham, New Jersey, 07928, a written revocation or a duly executed proxy bearing a later date. During the Summit Special Meeting a proxy may be revoked by filing a written revocation or a duly executed proxy bearing a later date with the secretary of the Summit Special Meeting prior to the close of voting. Any shareholder of record may attend the Summit Special Meeting and vote in person, whether or not a proxy has previously been given.

  If a person holding Summit Common in street name wishes to vote such Summit Common at the Summit Special Meeting, the person must obtain from the nominee holding the Summit Common in street name a properly executed "legal proxy" identifying the individual as a Summit Shareholder, authorizing the Summit Shareholder to act on behalf of the nominee at the Summit Special Meeting and identifying the number of shares with respect to which the authorization is granted.

                            SELECTED FINANCIAL DATA

  The tables below set forth selected historical financial information for UJB and Summit for each of the five years in the period ended December 31, 1994 and the nine month periods ended September 30, 1995 and 1994. Such information has been derived from and should be read in conjunction with the consolidated financial statements of UJB and Summit, including the respective notes thereto and management's discussions and analysis of financial condition and results of operations contained in the respective Form 10-K's andForm 10-Q's of UJB and Summit, which are incorporated by reference in this Proxy Statement-Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE". The selected historical financial information for UJB and Summit for the nine month periods ended September 30, 1995 and 1994 reflect, in the opinion of the managements of UJB and Summit, respectively, all adjustments (comprising only normal recurring accruals) necessary for a fair presentation of the consolidated operating results and financial position of UJB and Summit for such interim periods. Results for the interim periods are not necessarily indicative of results for the full year or any other period.

  The tables setting forth selected unaudited pro forma combined financial information give effect to the Merger and the Merger and the Pooling Acquisitions under the pooling-of-interests method of accounting. For a description of the pooling-of-interests accounting method with respect to the Merger, see "THE MERGER--Accounting Treatment." This information is derived from the unaudited pro forma condensed combined financial statements appearing elsewhere herein and should be read in conjunction with those statements. See "PRO FORMA FINANCIAL INFORMATION." The unaudited pro forma financial information is prepared based on (i) the Exchange Ratio in the Merger of 0.90 shares of UJB Common for each share of Summit Common, (ii) an exchange ratio for the Flemington Acquisition of 1.7241 shares of UJB Common for each share of Flemington common stock (the highest and most dilutive of the fixed exchange ratios, see "UJB FINANCIAL CORP. --Recent Developments"), and (iii) an effective exchange ratio for the Garden State Acquisition of 0.972 shares of UJB Common for each share of Garden State common stock. The pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations for future periods or indicative of the results that actually would have been realized had the entities been a single entity during the periods reflected in the tables.

                SELECTED HISTORICAL FINANCIAL INFORMATION OF UJB

                              AT OR FOR THE
                            NINE MONTHS ENDED
                              SEPTEMBER 30,                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------- ------------------------------------------------------------
                            1995        1994        1994        1993        1992        1991         1990
                         ----------- ----------- ----------- ----------- ----------- -----------  -----------
                               (UNAUDITED)
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income......... $   817,999 $   700,202 $   960,973 $   907,628 $   979,008 $ 1,134,624  $ 1,217,082
Interest expense........     333,725     244,898     344,869     331,720     429,725     634,432      723,064
Net interest income.....     484,274     455,304     616,104     575,908     549,283     500,192      494,018
Provision for loan
 losses.................      48,750      55,500      84,000      95,685     139,555     167,650      251,888
Investment securities
 gains (losses).........       5,205       1,846       1,888       8,877      18,485      13,919         (596)
Net income (loss).......     124,362      95,827     130,150      82,418      56,788      24,252      (11,416)
Net income (loss) per
 share..................        2.20        1.73        2.35        1.50        1.09        0.46        (0.29)
Cash dividends declared
 per share..............        0.87        0.68        0.94        0.69        0.60        0.60         1.02
Average common
 shares outstanding.....      55,946      54,604      54,697      53,917      50,398      48,279       47,230
BALANCE SHEET DATA:
Total assets............ $15,533,070 $15,517,860 $15,429,472 $13,789,641 $14,114,550 $13,727,539  $13,156,273
Investment securities...   4,027,611   4,475,756   4,327,716   3,877,473   3,713,506   3,538,905    3,077,065
Loans...................  10,226,745   9,599,558   9,656,574   8,743,708   8,928,580   8,937,873    8,860,622
Total deposits..........  12,871,632  12,167,335  12,567,791  11,751,499  12,087,328  11,620,247   10,912,739
Long-term debt..........     204,338     206,252     204,754     208,654     216,945      65,152       72,960
Shareholders' equity....   1,263,997   1,084,991   1,104,260   1,019,252     959,492     850,873      845,551
Book value per common
 share..................       21.43       19.21       19.53       18.23       17.38       16.92        17.09

              SELECTED HISTORICAL FINANCIAL INFORMATION OF SUMMIT

                              AT OR FOR THE
                            NINE MONTHS ENDED
                              SEPTEMBER 30,                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------- ------------------------------------------------------------
                            1995        1994        1994        1993        1992        1991         1990
                         ----------- ----------- ----------- ----------- ----------- -----------  -----------
                               (UNAUDITED)
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT
 DATA(1):
Interest income......... $   296,565 $   250,643 $   341,827 $   329,030 $   362,496 $   427,769  $   487,713
Interest expense........     134,159      93,910     131,104     125,077     165,032     248,173      312,573
Net interest income.....     162,406     156,733     210,723     203,953     197,464     179,596      175,140
Provision for loan
 losses.................       3,600       6,795       7,995      17,200      25,998      24,767       83,528
Investment securities
 gains (losses).........       1,610         180         344         702         710        (553)      (2,818)
Net income (loss)(2)....      53,352       7,857      24,400      50,724      33,487      22,244      (12,196)
Net income (loss) per
 share..................        1.56        0.21        0.70        1.54        1.07        0.78        (0.50)
Cash dividends declared
 per share..............        0.63        0.57        0.78        0.74        0.73        0.73         0.73
Average common shares
 outstanding............      33,658      32,997      33,090      32,102      30,220      27,015       26,842
BALANCE SHEET DATA(1):
Total assets............ $ 5,619,300 $ 5,465,190 $ 5,467,465 $ 5,351,949 $ 5,091,270 $ 4,910,431  $ 5,004,114
Investment securities...   1,690,028   1,673,008   1,632,770   1,624,440   1,508,134   1,161,160    1,111,922
Loans...................   3,503,775   3,352,897   3,448,605   3,137,718   3,043,473   3,207,316    3,419,985
Total deposits..........   4,641,492   4,461,092   4,409,318   4,412,727   4,374,761   4,170,240    4,079,241
Long-term debt..........     270,402     255,742     338,763     251,800     140,986     194,319      311,341
Shareholders' equity....     484,583     429,522     431,570     439,360     398,946     323,981      306,235
Book value per common
 share..................       13.92       12.31       12.31       12.98       11.91       11.05        10.66

       SELECTED UJB AND SUMMIT PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

                              AT OR FOR THE
                            NINE MONTHS ENDED
                              SEPTEMBER 30,                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------- -----------------------------------------------------------
                            1995        1994        1994        1993        1992        1991        1990
                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income......... $ 1,114,564 $   950,845 $ 1,302,800 $ 1,236,658 $ 1,341,504 $ 1,562,393 $ 1,704,795
Interest expense........     467,884     338,808     475,973     456,797     594,757     882,605   1,035,637
Net interest income.....     646,680     612,037     826,827     779,861     746,747     679,788     669,158
Provision for loan
 losses.................      52,350      62,295      91,995     112,885     165,553     192,417     335,416
Investment securities
 gains (losses).........       6,815       2,026       2,232       9,579      19,195      13,366      (3,414)
Net income (loss).......     177,714     103,684     154,550     133,142      90,275      46,496     (23,612)
Net income (loss) per
 share (3)(4)...........        2.04        1.20        1.80        1.57        1.13        0.60       (0.38)
Cash dividends declared
 per share..............        0.87        0.68        0.94        0.69        0.60        0.60        1.02
Average common shares
 outstanding (3)........      86,141      84,204      84,381      82,712      77,499      72,496      71,291
BALANCE SHEET DATA (5):
Total assets............ $21,180,787 $20,980,797 $20,894,815 $19,139,498 $19,204,120 $18,636,270 $18,158,687
Investment securities
 (3)....................   5,714,550   6,146,194   5,958,121   5,499,597   5,219,940   4,698,365   4,187,287
Loans...................  13,730,520  12,952,455  13,105,179  11,881,426  11,972,053  12,145,189  12,280,607
Total deposits..........  17,513,124  16,628,427  16,977,109  16,164,226  16,462,089  15,790,487  14,991,980
Long-term debt..........     474,740     461,994     543,517     460,454     357,931     259,471     384,301
Shareholders' equity
 (3)....................   1,691,997   1,512,267   1,533,717   1,456,527   1,356,744   1,173,160   1,150,098
Book value per common
 share (3)..............       18.74       17.25       17.45       16.89       15.93       15.35       15.32

      SELECTED ALL TRANSACTIONS PRO FORMA COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

                              AT OR FOR THE
                            NINE MONTHS ENDED
                              SEPTEMBER 30,                 AT OR FOR THE YEAR ENDED DECEMBER 31,
                         ----------------------- -----------------------------------------------------------
                            1995        1994        1994        1993        1992        1991        1990
                         ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Interest income......... $ 1,148,238 $   979,636 $ 1,342,303 $ 1,274,846 $ 1,383,798 $ 1,609,195 $ 1,752,692
Interest expense........     481,043     348,421     489,273     470,817     613,998     909,492   1,063,433
Net interest income.....     667,195     631,215     853,030     804,029     769,800     699,703     689,259
Provision for loan
 losses.................      52,437      62,762      92,348     114,442     171,824     197,595     344,200
Investment securities
 gains (losses).........       6,815       2,201       2,025      11,349      20,318      13,713      (3,284)
Net income (loss).......     181,793     106,587     158,787     133,514      90,121      45,682     (24,925)
Net income (loss) per
 share (3)(4)...........        1.98        1.19        1.77        1.52        1.08        0.56       (0.38)
Cash dividends declared
 per share..............        0.87        0.68        0.94        0.69        0.60        0.60        1.02
Average common shares
 outstanding (3)........      90,720      87,961      88,238      86,005      80,792      75,775      74,561
BALANCE SHEET DATA
 (4)(5)(6):
Total assets............ $21,787,946 $21,562,122 $21,469,008 $19,701,150 $19,788,121 $19,188,578 $18,674,645
Investment securities
 (3)....................   5,864,021   6,313,320   6,108,010   5,676,222   5,397,584   4,836,393   4,293,129
Loans...................  14,131,444  13,316,969  13,487,735  12,212,782  12,311,917  12,497,197  12,619,884
Total deposits..........  18,054,705  17,151,093  17,488,564  16,688,145  17,001,373  16,302,678  15,466,449
Long-term debt..........     474,740     461,994     543,517     460,454     357,931     259,471     384,301
Shareholders' equity
 (3)....................   1,732,188   1,550,366   1,576,421   1,490,399   1,390,101   1,206,635   1,184,559
Book value per common
 share (3)..............       18.24       16.92       17.04       16.64       15.70       15.12       15.11

--------
(1) Certain reclassifications have been made to historical amounts to conform to UJB's method of presentation.

(2) Summit incurred charges of $49.0 million, $33.9 million after related tax effects, in the third quarter of 1994, which consisted of both a loss on the sale of certain assets of Crestmont Financial Corp. ("Crestmont") and the accrual of one-time charges for certain restructuring costs and other transaction-related expenses associated with the acquisitions of Crestmont and Lancaster Financial Ltd.

(3) Includes the elimination of shares of UJB Common and Flemington common stock owned by Summit.

(4) Pro forma combined net income per common share was computed based on pro forma combined net income less preferred dividends divided by the weighted average number of shares outstanding during the period. Common stock equivalents are not included in the pro forma calculation as they are not material.

(5) Balance sheet data as of September 30, 1995 give effect for anticipated expenses and nonrecurring charges relating to the Merger but do not reflect estimated expense savings and revenue enhancements anticipated to result from the Merger.

(6) Balance sheet data as of September 30, 1995 give effect for anticipated expenses and nonrecurring charges relating to the mergers of Garden State with and into Summit and Flemington with and into UJB .

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)

  The following unaudited pro forma condensed combined financial statements reflect the Merger and the Pooling Acquisitions under the application of the pooling-of-interests method of accounting. For a description of the pooling-of-interests method of accounting, see "THE MERGER--Accounting Treatment." This pro forma financial information is based on the estimates and assumptions set forth in the notes to such statements. The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Commission. The pro forma financial information has been prepared using the historical consolidated financial statements and notes thereto appearing in UJB's Form 10-K, Summit's Form 10-K, Flemington's Form 10-KSB and Garden State's Form 10-K each for the fiscal year ended December 31, 1994. The unaudited pro forma condensed combined financial statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

  The Pro Forma Condensed Combined Statements of Income give effect to the proposed Merger by combining the respective statements of income of UJB, Summit, Garden State and Flemington for the nine months ended September 30, 1995 and 1994 and for each of the three years in the period ended December 31, 1994. The Pro Forma Condensed Combined Statements of Income do not give effect to anticipated expenses and nonrecurring charges related to the Merger and the estimated effect of revenue enhancements and expense savings associated with the consolidation of the operations of UJB and Summit. Had these expenses and nonrecurring charges been reflected in the Pro Forma Condensed Combined Statements of Income for the nine months ended September 30, 1995, UJB and Summit Pro Forma net income would decrease by $54 million or $.63 per share and All Transactions Pro Forma net income would decrease by $61 million or $.67 per share.

  Earnings per common share amounts for UJB, Summit, Garden State and Flemington are based on the historical weighted average number of common shares outstanding for each company during the period. With respect to the pro forma earnings per share computation, shares of Summit, Garden State and Flemington have been adjusted to the equivalent shares of UJB for each period.

  The pro forma financial information uses the Exchange Ratio of 0.90 shares of UJB Common for each share of Summit Common, the exchange ratio of 1.7241 shares of UJB Common for each share of Flemington common stock (the highest and most dilutive of the fixed exchange ratios, see "UJB FINANCIAL CORP.--Recent Developments"), and the effective exchange ratio of 0.972 shares of UJB Common for each share of Garden State common stock.

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET

                               SEPTEMBER 30, 1995
                           (UNAUDITED, IN THOUSANDS)

                                               PRO FORMA                                         PRO FORMA
                                               ADJUSTMENT         UJB AND                        ADJUSTMENT              ALL
                                                INCREASE          SUMMIT      GARDEN              INCREASE           TRANSACTIONS
                           UJB        SUMMIT   (DECREASE)        PRO FORMA    STATE   FLEMINGTON (DECREASE)           PRO FORMA
                       -----------  ---------- ----------       -----------  -------- ---------- ----------          ------------
ASSETS
Cash and due from
 banks..............   $   807,173  $  259,414                  $ 1,066,587  $  8,630  $ 10,591                      $ 1,085,808
Interest bearing
 deposits
 with banks.........        15,938          13                       15,951        77       --                            16,028
Short-term
 investment
 securities.........         2,000      68,870                       70,870    14,500       850                           86,220
Investment
 securities.........     4,027,611   1,690,028  $(3,089)(1)       5,714,550    68,450    82,140   $(1,119)(1)          5,864,021
Loans...............    10,226,745   3,503,775                   13,730,520   210,538   190,386                       14,131,444
 Less: Allowance for
  loan losses.......       200,337      90,819                      291,156     4,110     2,429                          297,695
                       -----------  ----------                  -----------  --------  --------                      -----------
 Net loans..........    10,026,408   3,412,956                   13,439,364   206,428   187,957                       13,833,749
Premises and
 equipment..........       163,774      43,667                      207,441     8,071     3,657                          219,169
Other real estate
 owned, net.........        27,082      13,401                       40,483     3,347       342                           44,172
Other assets........       463,084     130,951   31,506 (1)(3)      625,541     4,401     4,036     4,801 (1)(4)(5)      638,779
                       -----------  ----------  -------         -----------  --------  --------   -------            -----------
Total Assets........   $15,533,070  $5,619,300  $28,417         $21,180,787  $313,904  $289,573   $ 3,682            $21,787,946
                       ===========  ==========  =======         ===========  ========  ========   =======            ===========
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Deposits............   $12,871,632  $4,641,492                  $17,513,124  $283,856  $257,725                      $18,054,705
Other borrowed
 funds..............       936,043     157,367                    1,093,410       --      8,640                        1,102,050
Other liabilities...       257,060      65,456  $85,000 (3)         407,516     1,422     4,034   $11,291 (4)(5)         424,263
Long-term debt......       204,338     270,402                      474,740       --        --                           474,740
                       -----------  ----------  -------         -----------  --------  --------   -------            -----------
Total Liabilities...    14,269,073   5,134,717   85,000          19,488,790   285,278   270,399    11,291             20,055,758
Shareholders' equity
 Preferred stock....        30,008      12,612                       42,620       --        --                            42,620
 Common Stock.......        69,098      50,172  (13,678)(2)         105,592    12,302     2,396    (9,130)(2)            111,160
Surplus.............       490,781     314,068   11,977 (1)(2)      816,826     9,900    10,237     8,673 (1)(2)         845,636
Retained earnings...       677,631     105,088  (54,000)(3)         728,719     6,380     7,301    (6,732)(4)(5)         735,668
Net unrealized
 (loss) gain on
 investment
 securities, net
 of tax.............        (3,521)      2,643     (882)(1)          (1,760)       44      (760)     (420)(1)             (2,896)
                       -----------  ----------  -------         -----------  --------  --------   -------            -----------
Total Shareholders'
 equity.............     1,263,997     484,583  (56,583)          1,691,997    28,626    19,174    (7,609)             1,732,188
                       -----------  ----------  -------         -----------  --------  --------   -------            -----------
Total Liabilities
 and Shareholders'
 Equity.............   $15,533,070  $5,619,300  $28,417         $21,180,787  $313,904  $289,573   $ 3,682            $21,787,946
                       ===========  ==========  =======         ===========  ========  ========   =======            ===========

            See Notes to Pro Forma Financial Information on page 23.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                             UJB AND                         ALL
                                             SUMMIT   GARDEN             TRANSACTIONS
                            UJB     SUMMIT  PRO FORMA  STATE  FLEMINGTON  PRO FORMA
                          -------- -------- --------- ------- ---------- ------------
Interest Income
 Interest and fees on
  loans.................  $623,270 $216,902 $ 840,172 $15,076  $11,387    $ 866,635
 Interest on investment
  securities............   190,296   76,253   266,549   2,984    3,756      273,289
 Interest on Federal
  funds sold and
  securities purchased
  under agreements to
  resell................     2,603    3,125     5,728     441       22        6,191
 Interest on trading
  account securities....     1,320       37     1,357     --       --         1,357
 Interest on bank
  balances..............       510      248       758       8      --           766
                          -------- -------- --------- -------  -------    ---------
 Total interest income..   817,999  296,565 1,114,564  18,509   15,165    1,148,238
Interest Expense
 Interest on savings and
  time deposits.........   239,057   98,379   337,436   6,246    4,787      348,469
 Interest on commercial
  certificates of
  deposits $100,000 and
  over..................    18,860   11,900    30,760     902      703       32,365
 Interest on borrowed
  funds.................    75,808   23,880    99,688      74      447      100,209
                          -------- -------- --------- -------  -------    ---------
 Total interest
  expense...............   333,725  134,159   467,884   7,222    5,937      481,043
                          -------- -------- --------- -------  -------    ---------
 Net interest income....   484,274  162,406   646,680  11,287    9,228      667,195
 Provision for loan
  losses................    48,750    3,600    52,350      87      --        52,437
                          -------- -------- --------- -------  -------    ---------
 Net interest income
  after provision for
  loan losses...........   435,524  158,806   594,330  11,200    9,228      614,758
Non-Interest Income
 Service charges on
  deposit accounts......    49,665   15,112    64,777   1,137      731       66,645
 Service and loan fee
  income................    20,707    6,601    27,308     411      213       27,932
 Trust income...........    16,421    8,740    25,161     462      134       25,757
 Investment securities
  gains.................     5,205    1,610     6,815     --       --         6,815
 Trading account gains..       777      175       952     --       --           952
 Other..................    37,399    5,611    43,010     228       89       43,327
                          -------- -------- --------- -------  -------    ---------
 Total non-interest
  income................   130,174   37,849   168,023   2,238    1,167      171,428
Non-Interest Expenses
 Salaries...............   146,639   45,670   192,309   4,082    3,413      199,804
 Pension and other
  employee benefits.....    47,072   14,955    62,027   1,146    1,057       64,230
 Occupancy, net.........    39,329   12,995    52,324     923      862       54,109
 Furniture and
  equipment.............    37,965    7,032    44,997     582      575       46,154
 Other real estate owned
  expenses..............     5,779    1,998     7,777     439      (84)       8,132
 FDIC insurance
  assessment............    13,710    5,176    18,886     332      255       19,473
 Advertising and public
  relations.............     8,585    4,199    12,784     362      161       13,307
 Other..................    72,139   21,754    93,893   1,893    1,742       97,528
                          -------- -------- --------- -------  -------    ---------
 Total non-interest
  expenses..............   371,218  113,779   484,997   9,759    7,981      502,737
                          -------- -------- --------- -------  -------    ---------
Income before income
 taxes..................   194,480   82,876   277,356   3,679    2,414      283,449
 Federal and state
  income taxes..........    70,118   29,524    99,642   1,183      831      101,656
                          -------- -------- --------- -------  -------    ---------
Net Income..............  $124,362 $ 53,352 $ 177,714 $ 2,496  $ 1,583    $ 181,793
                          ======== ======== ========= =======  =======    =========
Net Income Per Common
 Share..................  $   2.20 $   1.56 $    2.04 $  0.82  $  1.65    $    1.98
                          ======== ======== ========= =======  =======    =========
Average Common Shares
 Outstanding (1)........    55,946   33,658    86,141   3,054      958       90,720
                          ======== ======== ========= =======  =======    =========

            See Notes to Pro Forma Financial Information on page 23.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                              UJB AND                          ALL
                                              SUMMIT    GARDEN             TRANSACTIONS
                            UJB      SUMMIT  PRO FORMA   STATE  FLEMINGTON  PRO FORMA
                          --------  -------- ---------  ------- ---------- ------------
Interest Income
 Interest and fees on
  loans.................  $510,472  $178,040 $688,512   $11,901   $9,130     $709,543
 Interest on investment
  securities............   188,484    69,461  257,945     3,259    4,268      265,472
 Interest on Federal
  funds sold and
  securities purchased
  under agreements to
  resell................       255     2,833    3,088        88       40        3,216
 Interest on trading
  account securities....       557        59      616       --       --           616
 Interest on bank
  balances..............       434       250      684       105      --           789
                          --------  -------- --------   -------   ------     --------
 Total interest income..   700,202   250,643  950,845    15,353   13,438      979,636
Interest Expense
 Interest on savings and
  time deposits.........   173,752    72,375  246,127     4,818    3,833      254,778
 Interest on commercial
  certificates of
  deposits $100,000 and
  over..................     8,256     3,686   11,942       505      219       12,666
 Interest on borrowed
  funds.................    62,890    17,849   80,739        11      227       80,977
                          --------  -------- --------   -------   ------     --------
 Total interest
  expense...............   244,898    93,910  338,808     5,334    4,279      348,421
                          --------  -------- --------   -------   ------     --------
 Net interest income....   455,304   156,733  612,037    10,019    9,159      631,215
 Provision for loan
  losses................    55,500     6,795   62,295       467      --        62,762
                          --------  -------- --------   -------   ------     --------
 Net interest income
  after provision for
  loan losses...........   399,804   149,938  549,742     9,552    9,159      568,453
Non-Interest Income
 Service charges on
  deposit accounts......    48,474    13,378   61,852       915      631       63,398
 Service and loan fee
  income................    20,082    10,367   30,449       658      322       31,429
 Trust income...........    16,410     8,501   24,911       397      118       25,426
 Investment securities
  gains.................     1,846       180    2,026       125       50        2,201
 Trading account gains..       522       129      651       --       --           651
 Other..................    33,109     7,425   40,534       181       80       40,795
                          --------  -------- --------   -------   ------     --------
 Total non-interest
  income................   120,443    39,980  160,423     2,276    1,201      163,900
Non-Interest Expenses
 Salaries...............   135,521    51,404  186,925     4,060    3,050      194,035
 Pension and other
  employee benefits.....    41,721    14,824   56,545       969    1,135       58,649
 Occupancy, net.........    38,492    14,444   52,936       908      891       54,735
 Furniture and
  equipment.............    36,170     6,880   43,050       724      574       44,348
 Other real estate owned
  expenses..............    14,467     2,760   17,227     1,215       76       18,518
 FDIC insurance
  assessment............    20,815     7,555   28,370       609      437       29,416
 Advertising and public
  relations.............     8,039     2,991   11,030       310      178       11,518
 Restructuring charges..       --     13,565   13,565       --       --        13,565
 Loss on sale of
  assets................       --     35,390   35,390       --       --        35,390
 Other..................    70,925    24,897   95,822     1,665    1,457       98,944
                          --------  -------- --------   -------   ------     --------
 Total non-interest
  expenses..............   366,150   174,710  540,860    10,460    7,798      559,118
                          --------  -------- --------   -------   ------     --------
Income before income
 taxes..................   154,097    15,208  169,305     1,368    2,562      173,235
 Federal and state
  income taxes..........    56,539     7,351   63,890        75      952       64,917
                          --------  -------- --------   -------   ------     --------
Income before cumulative
 effect of a change in
 accounting principle...    97,558     7,857  105,415     1,293    1,610      108,318
 Cumulative effect of a
  change in accounting
  principle.............    (1,731)      --    (1,731)      --       --        (1,731)
                          --------  -------- --------   -------   ------     --------
Net Income..............  $ 95,827  $  7,857 $103,684   $ 1,293   $1,610     $106,587
                          ========  ======== ========   =======   ======     ========
Net Income Per Common
 Share:
 Income before
  cumulative effect of a
  change in accounting
  principle.............  $   1.76  $   0.21 $   1.22   $  0.59   $ 1.68     $   1.21
 Cumulative effect of a
  change in accounting
  principle.............     (0.03)      --     (0.02)      --       --         (0.02)
                          --------  -------- --------   -------   ------     --------
Net Income..............  $   1.73  $   0.21 $   1.20   $  0.59   $ 1.68     $   1.19
                          ========  ======== ========   =======   ======     ========
Average Common Shares
 Outstanding(1).........    54,604    32,997   84,204     2,205      958       87,961
                          ========  ======== ========   =======   ======     ========

            See Notes to Pro Forma Financial Information on page 23.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1994
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                              UJB AND                           ALL
                                              SUMMIT    GARDEN              TRANSACTIONS
                            UJB      SUMMIT  PRO FORMA   STATE   FLEMINGTON  PRO FORMA
                          --------  -------- ---------  -------  ---------- ------------
Interest Income
 Interest and fees on
  loans.................  $706,049  $244,980 $ 951,029  $16,534   $12,733    $ 980,296
 Interest on investment
  securities............   253,027    93,525   346,552    4,274     5,641      356,467
 Interest on Federal
  funds sold and
  securities purchased
  under agreements to
  resell................       600     2,918     3,518      140        44        3,702
 Interest on trading
  account securities....       668        79       747      --        --           747
 Interest on bank
  balances..............       629       325       954      137       --         1,091
                          --------  -------- ---------  -------   -------    ---------
 Total interest income..   960,973   341,827 1,302,800   21,085    18,418    1,342,303
Interest Expense
 Interest on savings and
  time deposits.........   239,714    98,433   338,147    6,513     5,154      349,814
 Interest on commercial
  certificates of
  deposits $100,000 and
  over..................    13,639     7,066    20,705      766       346       21,817
 Interest on borrowed
  funds.................    91,516    25,605   117,121       54       467      117,642
                          --------  -------- ---------  -------   -------    ---------
 Total interest
  expense...............   344,869   131,104   475,973    7,333     5,967      489,273
                          --------  -------- ---------  -------   -------    ---------
 Net interest income....   616,104   210,723   826,827   13,752    12,451      853,030
 Provision for loan
  losses................    84,000     7,995    91,995      975      (622)      92,348
                          --------  -------- ---------  -------   -------    ---------
 Net interest income
  after provision for
  loan losses...........   532,104   202,728   734,832   12,777    13,073      760,682
Non-Interest Income
 Service charges on
  deposit accounts......    64,474    18,523    82,997    1,230       854       85,081
 Service and loan fee
  income................    27,531    11,468    38,999      773       408       40,180
 Trust income...........    21,792    11,875    33,667      532       155       34,354
 Investment securities
  gains (losses)........     1,888       344     2,232      121      (328)       2,025
 Trading account gains..       670       177       847      --        --           847
 Other..................    43,933     9,611    53,544      257        85       53,886
                          --------  -------- ---------  -------   -------    ---------
 Total non-interest
  income................   160,288    51,998   212,286    2,913     1,174      216,373
Non-Interest Expenses
 Salaries...............   183,339    66,868   250,207    5,467     4,324      259,998
 Pension and other
  employee benefits.....    53,386    19,219    72,605    1,320     1,421       75,346
 Occupancy, net.........    50,749    18,868    69,617    1,198     1,197       72,012
 Furniture and
  equipment.............    49,065     9,496    58,561      918       759       60,238
 Other real estate owned
  expenses..............    18,287     3,053    21,340    1,404       158       22,902
 FDIC insurance
  assessment............    27,933    10,050    37,983      805       572       39,360
 Advertising and public
  relations.............    10,843     4,761    15,604      474       252       16,330
 Restructuring charges..       --     13,565    13,565      --        --        13,565
 Loss on sale of
  assets................       --     35,390    35,390      --        --        35,390
 Other..................    94,597    32,416   127,013    2,556     2,096      131,665
                          --------  -------- ---------  -------   -------    ---------
 Total non-interest
  expenses..............   488,199   213,686   701,885   14,142    10,779      726,806
                          --------  -------- ---------  -------   -------    ---------
Income before income
 taxes..................   204,193    41,040   245,233    1,548     3,468      250,249
 Federal and state
  income taxes
  (benefit).............    72,312    16,640    88,952     (509)    1,288       89,731
                          --------  -------- ---------  -------   -------    ---------
Income before cumulative
 effect of a change in
 accounting principle...   131,881    24,400   156,281    2,057     2,180      160,518
 Cumulative effect of a
  change in accounting
  principle.............    (1,731)      --     (1,731)     --        --        (1,731)
                          --------  -------- ---------  -------   -------    ---------
Net Income..............  $130,150  $ 24,400 $ 154,550  $ 2,057   $ 2,180    $ 158,787
                          ========  ======== =========  =======   =======    =========
Net Income Per Common
 Share:
 Income before
  cumulative effect of a
  change in accounting
  principle.............  $   2.38  $   0.70 $    1.82  $  0.89   $  2.28    $    1.79
 Cumulative effect of a
  change in accounting
  principle.............     (0.03)      --      (0.02)     --        --         (0.02)
                          --------  -------- ---------  -------   -------    ---------
Net Income..............  $   2.35  $   0.70 $    1.80  $  0.89   $  2.28    $    1.77
                          ========  ======== =========  =======   =======    =========
Average Common Shares
 Outstanding(1).........    54,697    33,090    84,381    2,308       958       88,238
                          ========  ======== =========  =======   =======    =========

            See Notes to Pro Forma Financial Information on page 23.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1993
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                             UJB AND                          ALL
                                             SUMMIT   GARDEN              TRANSACTIONS
                            UJB     SUMMIT  PRO FORMA  STATE   FLEMINGTON  PRO FORMA
                          -------- -------- --------- -------  ---------- ------------
Interest Income
 Interest and fees on
  loans.................  $670,705 $232,981 $ 903,686 $15,751   $10,952    $ 930,389
 Interest on investment
  securities............   234,020   89,793   323,813   4,898     6,268      334,979
 Interest on Federal
  funds sold and
  securities purchased
  under agreements to
  resell................       955    5,175     6,130     102       156        6,388
 Interest on trading
  account securities....     1,297       68     1,365     --        --         1,365
 Interest on bank
  balances..............       651    1,013     1,664      61       --         1,725
                          -------- -------- --------- -------   -------    ---------
 Total interest income..   907,628  329,030 1,236,658  20,812    17,376    1,274,846
Interest Expense
 Interest on savings and
  time deposits.........   271,345  108,452   379,797   7,409     5,758      392,964
 Interest on commercial
  certificates of
  deposits $100,000 and
  over..................     7,319    2,065     9,384     528       231       10,143
 Interest on borrowed
  funds.................    53,056   14,560    67,616       5        89       67,710
                          -------- -------- --------- -------   -------    ---------
 Total interest
  expense...............   331,720  125,077   456,797   7,942     6,078      470,817
                          -------- -------- --------- -------   -------    ---------
 Net interest income....   575,908  203,953   779,861  12,870    11,298      804,029
 Provision for loan
  losses................    95,685   17,200   112,885   1,117       440      114,442
                          -------- -------- --------- -------   -------    ---------
 Net interest income
  after provision for
  loan losses...........   480,223  186,753   666,976  11,753    10,858      689,587
Non-Interest Income
 Service charges on
  deposit accounts......    60,474   16,936    77,410   1,211       800       79,421
 Service and loan fee
  income................    21,063   11,751    32,814   1,065       355       34,234
 Trust income...........    21,852   11,125    32,977     473       125       33,575
 Investment securities
  gains.................     8,877      702     9,579     258     1,512       11,349
 Trading account gains..     1,884      331     2,215     --        --         2,215
 Other..................    49,151   10,472    59,623     217       160       60,000
                          -------- -------- --------- -------   -------    ---------
 Total non-interest
  income................   163,301   51,317   214,618   3,224     2,952      220,794
Non-Interest Expenses
 Salaries...............   185,570   67,030   252,600   4,892     3,982      261,474
 Pension and other
  employee benefits.....    58,601   17,594    76,195   1,009     1,041       78,245
 Occupancy, net.........    48,487   18,619    67,106   1,138       992       69,236
 Furniture and
  equipment.............    45,592    8,927    54,519     887       692       56,098
 Other real estate owned
  expenses..............    40,925    6,849    47,774   4,319     1,387       53,480
 FDIC insurance
  assessment............    29,244   10,487    39,731     854       581       41,166
 Advertising and public
  relations.............    10,517    4,443    14,960     293       227       15,480
 Restructuring charges..    21,500      --     21,500     --        --        21,500
 Other..................    97,533   36,728   134,261   2,168     3,549      139,978
                          -------- -------- --------- -------   -------    ---------
 Total non-interest
  expenses..............   537,969  170,677   708,646  15,560    12,451      736,657
                          -------- -------- --------- -------   -------    ---------
Income (loss) before
 income taxes...........   105,555   67,393   172,948    (583)    1,359      173,724
 Federal and state
  income taxes
  (benefit).............    26,953   21,972    48,925     (46)      450       49,329
                          -------- -------- --------- -------   -------    ---------
Income (loss) before
 cumulative effect of a
 change in accounting
 principle..............    78,602   45,421   124,023    (537)      909      124,395
 Cumulative effect of a
  change in accounting
  principle.............     3,816    5,303     9,119     --        --         9,119
                          -------- -------- --------- -------   -------    ---------
Net Income (loss).......  $ 82,418 $ 50,724 $ 133,142 $  (537)  $   909    $ 133,514
                          ======== ======== ========= =======   =======    =========
Net Income (loss) Per
 Common Share:
 Income (loss) before
  cumulative effect of a
  change in accounting
  principle.............  $   1.43 $   1.37 $    1.46 $ (0.31)  $  0.95    $    1.41
 Cumulative effect of a
  change in accounting
  principle.............      0.07     0.17      0.11     --        --          0.11
                          -------- -------- --------- -------   -------    ---------
Net Income (loss).......  $   1.50 $   1.54 $    1.57 $ (0.31)  $  0.95    $    1.52
                          ======== ======== ========= =======   =======    =========
Average Common Shares
 Outstanding(1).........    53,917   32,102    82,712   1,724       958       86,005
                          ======== ======== ========= =======   =======    =========

            See Notes to Pro Forma Financial Information on page 23.

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1992
                (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                             UJB AND                          ALL
                                             SUMMIT   GARDEN              TRANSACTIONS
                            UJB     SUMMIT  PRO FORMA  STATE   FLEMINGTON  PRO FORMA
                          -------- -------- --------- -------  ---------- ------------
Interest Income
 Interest and fees on
  loans.................  $713,987 $260,765 $ 974,752 $18,176   $11,988    $1,004,916
 Interest on investment
  securities............   258,371   95,165   353,536   5,270     6,609       365,415
 Interest on Federal
  funds sold and
  securities purchased
  under agreements to
  resell................     4,615    4,997     9,612      96       136         9,844
 Interest on trading
  account securities....     1,367       66     1,433     --        --          1,433
 Interest on bank
  balances..............       668    1,503     2,171      19       --          2,190
                          -------- -------- --------- -------   -------    ----------
 Total interest income..   979,008  362,496 1,341,504  23,561    18,733     1,383,798
Interest Expense
 Interest on savings and
  time deposits.........   366,023  140,546   506,569  10,167     7,874       524,610
 Interest on commercial
  certificates of
  deposits $100,000 and
  over..................    16,320    3,900    20,220     782       309        21,311
 Interest on borrowed
  funds.................    47,382   20,586    67,968       6       103        68,077
                          -------- -------- --------- -------   -------    ----------
 Total interest
  expense...............   429,725  165,032   594,757  10,955     8,286       613,998
                          -------- -------- --------- -------   -------    ----------
 Net interest income....   549,283  197,464   746,747  12,606    10,447       769,800
 Provision for loan
  losses................   139,555   25,998   165,553   5,501       770       171,824
                          -------- -------- --------- -------   -------    ----------
 Net interest income
  after provision for
  loan losses...........   409,728  171,466   581,194   7,105     9,677       597,976
Non-Interest Income
 Service charges on
  deposit accounts......    54,356   16,233    70,589   1,137       757        72,483
 Service and loan fee
  income................    21,261    4,555    25,816   1,371       238        27,425
 Trust income...........    19,837   10,899    30,736     314        87        31,137
 Investment securities
  gains.................    18,485      710    19,195     915       208        20,318
 Trading account gains..     1,804      525     2,329     --        --          2,329
 Other..................    47,610    8,783    56,393     215       301        56,909
                          -------- -------- --------- -------   -------    ----------
 Total non-interest
  income................   163,353   41,705   205,058   3,952     1,591       210,601
Non-Interest Expenses
 Salaries...............   179,457   63,007   242,464   4,585     3,651       250,700
 Pension and other
  employee benefits.....    51,209   15,429    66,638     737       971        68,346
 Occupancy, net.........    47,872   18,890    66,762   1,091       952        68,805
 Furniture and
  equipment.............    42,404    8,908    51,312     858       698        52,868
 Other real estate owned
  expenses..............    38,092    9,258    47,350   2,293       496        50,139
 FDIC insurance
  assessment............    26,047    9,349    35,396     637       505        36,538
 Advertising and public
  relations.............    10,578    2,940    13,518     273       106        13,897
 Other..................   101,204   35,563   136,767   2,225     2,003       140,995
                          -------- -------- --------- -------   -------    ----------
 Total non-interest
  expenses..............   496,863  163,344   660,207  12,699     9,382       682,288
                          -------- -------- --------- -------   -------    ----------
Income (loss) before
 income taxes...........    76,218   49,827   126,045  (1,642)    1,886       126,289
 Federal and state
  income taxes
  (benefit).............    19,430   16,340    35,770    (257)      655        36,168
                          -------- -------- --------- -------   -------    ----------
Net Income (loss).......  $ 56,788 $ 33,487 $  90,275 $(1,385)  $ 1,231    $   90,121
                          ======== ======== ========= =======   =======    ==========
Net Income (loss) Per
 Common Share...........  $   1.09 $   1.07 $    1.13 $ (0.80)  $  1.28    $     1.08
                          ======== ======== ========= =======   =======    ==========
Average Common Shares
 Outstanding(1).........    50,398   30,220    77,499   1,724       958        80,792
                          ======== ======== ========= =======   =======    ==========

            See Notes to Pro Forma Financial Information on page 23.

                   NOTES TO PRO FORMA FINANCIAL INFORMATION

(1) Reflects the elimination of 96,519 shares of UJB Common and 23,548 shares of Flemington common stock owned by Summit at September 30, 1995.

(2) The Pro Forma Condensed Combined Balance Sheet gives effect to the Merger and the Pooling Acquisitions by combining the respective balance sheets of UJB, Summit, Garden State and Flemington at September 30, 1995 on a pooling-of-interests basis. The capital accounts have been adjusted to reflect the issuance of 35.3 million shares of UJB Common in exchange for all the outstanding shares of Summit, Garden State and Flemington.

(3) Reflects charges of approximately $85 million, $54 million after the related tax effects, which includes estimated severance and outplacement costs, expenses related to facilities closures and consolidation costs directly attributable to the Merger.

(4) Reflects charges of approximately $7.4 million, $4.4 million after the related tax effects, which includes estimated severance and outplacement costs, expenses related to facilities closures and consolidation costs directly attributable to the merger of Garden State with and into Summit.

(5) Reflects charges of approximately $3.9 million, $2.3 million after the related tax effects, which includes estimated severance and outplacement costs, expenses related to facilities closures and consolidation costs directly attributable to the merger of Flemington with and into UJB.

                       MARKET PRICE AND DIVIDEND MATTERS

MARKET PRICE AND DIVIDEND HISTORY

  UJB Common is listed and traded on the NYSE and is quoted under the symbol "UJB." The following table sets forth, for the periods indicated, the high and low sale prices of a share of UJB Common, as reported in published financial sources, and quarterly dividends declared per share.

  Summit Common is listed and traded on NASDAQ. Summit Common is quoted under the symbol "SUBN." The following table sets forth, for the periods indicated, the high and low sale prices of a share of Summit Common, as reported in published financial sources, and quarterly dividends declared per share.

  All stock prices shown in the table below and in the paragraph following the table have been rounded to the nearest cent and all stock prices and dividends shown below have been adjusted for Summit stock dividends.

                                     UJB COMMON             SUMMIT COMMON
                               ----------------------- -----------------------
                                SALE PRICES             SALE PRICES
                               ------------- DIVIDENDS ------------- DIVIDENDS
                                HIGH   LOW   PER SHARE  HIGH   LOW   PER SHARE
                               ------ ------ --------- ------ ------ ---------
1992
First Quarter................. $18.75 $14.00   $0.15   $15.63 $11.13   $0.18
Second Quarter................  20.38  14.63    0.15    16.13  13.13    0.18
Third Quarter.................  20.75  16.50    0.15    15.88  13.88    0.18
Fourth Quarter................  24.50  16.13    0.15    19.25  14.13    0.18
1993
First Quarter.................  29.38  22.50    0.16    21.38  18.63    0.18
Second Quarter................  29.25  21.63    0.16    20.25  16.88    0.18
Third Quarter.................  33.25  24.25    0.16    22.50  18.63    0.18
Fourth Quarter................  30.25  23.38    0.21    22.25  18.00    0.19
1994
First Quarter.................  28.63  23.50    0.21    20.00  17.75    0.19
Second Quarter................  29.25  25.50    0.21    20.88  17.25    0.19
Third Quarter.................  29.13  26.13    0.26    21.75  18.88    0.19
Fourth Quarter................  27.13  22.50    0.26    19.88  18.00    0.21
1995
First Quarter.................  28.75  24.13    0.29    20.00  18.75    0.21
Second Quarter................  30.75  27.13    0.29    21.63  18.75    0.21
Third Quarter.................  37.25  30.00    0.29    29.13  21.25    0.21
Fourth Quarter (through
 November 29, 1995)...........  34.25  31.50     --     30.00  27.50     --

  On September 8, 1995, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the last sale price of a share of UJB Common was $36.625 and the last sale price of a share of Summit Common was $25.75. On November 29, 1995, the last sale price of a share of UJB Common was $32.375 and the last sale price of Summit Common was $28.375.

  NO ASSURANCE CAN BE GIVEN AS TO WHAT THE MARKET PRICE OF UJB COMMON WILL BE IF AND WHEN THE MERGER IS CONSUMMATED. BECAUSE THE EXCHANGE RATIO IS FIXED AND BECAUSE THE MARKET PRICE OF UJB COMMON IS SUBJECT TO FLUCTUATION, THE VALUE OF SHARES OF UJB COMMON THAT HOLDERS OF SUMMIT COMMON WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE PRIOR TO AND FOLLOWING THE MERGER. UJB AND SUMMIT SHAREHOLDERS ARE ADVISED TO OBTAIN CURRENT MARKET QUOTATIONS FOR UJB COMMON AND SUMMIT COMMON. IN ADDITION, PAST DIVIDENDS PAID IN RESPECT OF UJB COMMON AND SUMMIT COMMON ARE NOT NECESSARILY INDICATIVE OF FUTURE DIVIDENDS WHICH MAY BE DECLARED AND PAID. NO ASSURANCE CAN BE GIVEN CONCERNING DIVIDENDS TO BE DECLARED AND PAID IN RESPECT OF UJB COMMON AND SUMMIT COMMON BEFORE OR AFTER THE EFFECTIVE TIME.

COORDINATION OF AND LIMITATIONS ON DIVIDENDS UNDER MERGER AGREEMENT

  In order to ensure that Summit shareholders would be paid at least one but no more than one dividend in the calendar quarter in which the Merger is consummated, Summit agreed in the Merger Agreement to coordinate with UJB the declaration of any dividends and the setting of any record or payment dates.

DIVIDEND LIMITATIONS

  The bank subsidiaries of UJB are restricted by law in the amount of dividends they may pay to UJB. In addition, UJB is restricted by certain debt agreements in the amount of dividends it may pay to its shareholders. Assuming the Merger was effective at September 30, 1995, under the most restrictive of such agreements, the amount that would have been available on that date for dividend payments to holders of UJB Common was approximately $675 million.

                                   THE MERGER

  The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference.

CLOSING AND EFFECTIVE TIME

  The Merger Agreement provides that the closing of the Merger ("Closing") will be held on at least five business days notice ("Closing Notice") given to Summit by UJB, on a date ("Closing Date") not earlier than the last to occur, but not later than 40 days after the last to occur, of: (1) the date the Merger Agreement is approved by the Summit Shareholders and the UJB Shareholders; (2) if the transactions contemplated by the Merger Agreement are being contested in any legal proceedings, the date all such proceedings have been brought to a favorable conclusion, or such date as UJB and Summit shall elect, prior to a favorable conclusion; and (3) the date all required governmental approvals are received and all required waiting periods have expired.

  The Merger will become effective at the hour and on the date specified in the Certificate of Merger to be filed with respect to the Merger under the New Jersey Corporation Act with the Secretary of State of the State of New Jersey. The Merger Agreement requires that the Certificate of Merger be filed no later than one business day following the Closing Date and that the Effective Time specified in the Certificate of Merger be no later than 12:01 a.m. on the day immediately following the day the Certificate of Merger is filed. If the Merger Agreement is approved by the UJB Shareholders and the Summit Shareholders, subject to the satisfaction or waiver of certain other conditions described herein, it is presently contemplated that the Effective Time will occur during the first calendar quarter of 1996. The Merger Agreement may be terminated by either party if, among other things, the Effective Time does not occur on or before August 31, 1996, unless the failure of such occurrence is due solely to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement required to be performed or observed by such party on or before the Closing Date. See "THE MERGER--The Merger Agreement--Conditions of the Merger; Termination."

MERGER OF CONSTITUENT CORPORATIONS; NAME OF SURVIVING CORPORATION; MERGER OF SUBSIDIARY BANKS

  At the Effective Time, Summit will be merged with and into UJB, with UJB being the Surviving Corporation. In addition, the Merger Agreement requires that the Certificate of Merger filed by UJB with the Secretary of State of the State of New Jersey contain as an attachment a Restated Certificate of Incorporation of UJB changing the name of UJB to "Summit Bancorp." Consequently, at the Effective Time, the name of the Surviving Corporation will be changed to "Summit Bancorp." UJB and Summit have also agreed in the Merger Agreement that, as soon as practicable after the Effective Time, UJBank and Summit Bank will be merged under the name "Summit Bank."

  NOTWITHSTANDING THE CHANGE IN UJB'S NAME WHICH WILL OCCUR AT THE EFFECTIVE TIME, HOLDERS OF UJB STOCK CERTIFICATES AT THE EFFECTIVE TIME WILL NOT RECEIVE NEW UJB STOCK CERTIFICATES REFLECTING THE NAME CHANGE. SUCH HOLDERS SHOULD NOT ATTEMPT TO EXCHANGE THEIR EXISTING UJB STOCK CERTIFICATES FOR NEW CERTIFICATES. EXISTING UJB STOCK CERTIFICATES WILL CONTINUE AFTER THE EFFECTIVE TIME TO BE VALID FOR ALL RELEVANT PURPOSES.

CONVERSION OF SUMMIT COMMON

  Upon consummation of the Merger outstanding shares of Summit Common, other than shares of Summit Common beneficially owned by UJB or a subsidiary of UJB, if any, and shares of Summit Common held in the treasury of Summit, if any, will be converted into and represent the right to receive shares of UJB Common at the Exchange Ratio of 0.90 shares of UJB Common for each share of Summit Common. Shares of Summit Common outstanding at the Effective Time (other than shares held in Summit's treasury and shares owned by UJB, if any) will be converted at the Exchange Ratio and represent whole shares of UJB Common and, in lieu of any fractional share of UJB Common resulting from the conversion, a Cash In Lieu Amount representing a cash amount equal to the fractional share resulting from the conversion multiplied by the closing price of UJB Common on the business day preceding the Effective Time. The Exchange Ratio is subject to appropriate adjustments in the event that, from the date of the Merger Agreement to the Effective Time, the outstanding shares of UJB Common are increased or decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar changes.

CONVERSION OF SUMMIT ADJUSTABLE PREFERRED

  At the Effective Time, each outstanding share of Summit Adjustable Preferred, other than shares of Summit Adjustable Preferred beneficially owned by UJB or a subsidiary of UJB, if any, and shares held in the treasury of Summit, if any, will be converted into and represent the right to receive one share of UJB Series C Preferred, a series of adjustable rate cumulative preferred stock of UJB to be created at the Effective Time, to be titled the Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value) and to have relative rights, preferences and limitations identical to those of the Summit Adjustable Preferred. The Restated Certificate of Incorporation of UJB to be filed as an attachment to the Certificate of Incorporation will contain a provision creating the UJB Series C Preferred and specifying the relative rights, preferences and limitations thereof.

  The UJB Series C Preferred will rank on a parity with the UJB Series B Preferred (as defined herein) as to dividends and liquidation preference. The UJB Series C Preferred will be entitled to cumulative dividends that are payable quarterly on March 15, June 15, September 15 and December 15 of each year. For each quarterly period, the dividend rate will be determined in advance of such period, and will be 2.75 percent less than the highest of the 3-month U.S. Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate, which are average yields on certain U.S. Treasury fixed rate securities, as published by the Federal Reserve Board. However, the dividend rate for any dividend period will not be less than 6 percent per annum nor greater than 12 percent per annum. The UJB Series C Preferred will be redeemable at the option of UJB, in whole or in part, at $25 per share, plus accrued and unpaid dividends. Holders of UJB Series C Preferred will have the right to vote as a class on certain amendments to the Restated Certificate of Incorporation of UJB that may adversely affect the rights or preferences of the UJB Series C Preferred and in the event of a failure to pay full cumulative dividends for six quarters holders of the UJB Series C Preferred will be entitled to vote in the election of directors on the same basis as the holders of UJB Common. Holders of the UJB Series C Preferred will have no other voting rights. The UJB Series C Preferred will not be convertible into shares of UJB Common and will have no preemptive rights. The UJB Series C Preferred will not be subject to any sinking fund or other repurchase or retirement obligations of UJB. First Chicago Trust Company of New York will be the transfer agent, dividend disbursing agent and registrar for shares of the UJB Series C Preferred.

  The holders of the Summit Adjustable Preferred have no right to vote with respect to the Merger or the other matters to be submitted to the Summit Special Meeting and, accordingly, no vote of the holders of the Summit Adjustable Preferred is being solicited.

EXCHANGE OF SUMMIT CERTIFICATES

  Prior to the Effective Time, UJB will appoint First Chicago Trust Company of New York as the Exchange Agent. A letter of transmittal and other appropriate and customary exchange materials will be mailed by the Exchange Agent to each holder of record of Summit Stock as of the Effective Time for use in exchanging
(i) Summit Common Certificates for a UJB Common Certificate and, if a Summit shareholder is entitled thereto, a check representing the appropriate Cash In Lieu Amount, and (ii) Summit Adjustable Preferred Certificates for UJB Series C Preferred Certificates.

  To effect a proper surrender and exchange of Summit Certificates, the Summit Certificates must be surrendered to the Exchange Agent with a properly executed and completed letter of transmittal. Until so surrendered, UJB may, at its option, refuse to pay to the holders of the Summit Certificates dividends or other distributions, if any, payable to holders of UJB Stock; provided, however, that, upon surrender and exchange of the Summit Certificates, there will be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid. No transfer of Summit Stock will be effected on the stock transfer books of Summit at and after the Effective Time.

  The Exchange Agent shall have reasonable discretion to determine whether letters of transmittal have been properly completed and executed and to disregard immaterial defects, and any good faith decisions of UJB regarding such matters as may be referred to it by the Exchange Agent shall be binding and conclusive.

  Neither certificates for fractions of shares of UJB Common nor scrip certificates for such fractions will be issued, and holders of Summit Common Certificates who would otherwise be entitled to receive fractions of shares of UJB Common will have none of the rights with respect to such fractions of shares (including, without limitation, the right to receive dividends) that a holder of a full share of UJB Common would possess in respect of such full share, and will receive in lieu thereof the Cash In Lieu Amount.

  If more than one Summit Certificate is surrendered for the same Summit shareholder account, the number of full shares of UJB Stock for which UJB Certificates will be issued pursuant to the Merger Agreement will be computed on the basis of the aggregate number of shares of Summit Stock represented by the Summit Certificates so surrendered.

  SUMMIT SHAREHOLDERS SHOULD NOT SURRENDER THEIR SUMMIT CERTIFICATES FOR EXCHANGE UNTIL A LETTER OF TRANSMITTAL, INSTRUCTIONS AND OTHER EXCHANGE MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOWEVER, SUMMIT SHAREHOLDERS ARE URGED TO NOTIFY SUMMIT'S REGISTRAR AND TRANSFER AGENT, FIRST CHICAGO TRUST

COMPANY OF NEW YORK, NOW, AT (201) 324-0498 (INSIDE NEW JERSEY) OR (800) 446-2617 (OUTSIDE NEW JERSEY), IF THEIR SUMMIT CERTIFICATES ARE LOST, STOLEN, DESTROYED OR NOT PROPERLY REGISTERED, IN ORDER TO BEGIN THE PROCESS OF ISSUING REPLACEMENT SUMMIT CERTIFICATES.

CONVERSION OF STOCK AWARD PLAN OPTIONS

  Each Original Award Plan Option granted pursuant to the Summit Stock Award Plans which is outstanding and unexercised at the Effective Time will be converted automatically at the Effective Time into a New Award Plan Option. The vesting of any unexercisable Original Award Plan Options granted under the Summit Stock Award Plans will be accelerated in connection with the Merger. Subject to the adjustment described below, each New Award Plan Option will continue to be governed by the terms of the Summit Stock Award Plan under which the corresponding Original Award Plan Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. In each case, (i) the number of shares of UJB Common subject to the New Award Plan Option will be equal to the product of the number of shares of Summit Common subject to the Original Award Plan Option and the Exchange Ratio, rounded down to the next lower full share, and (ii) the exercise price per share of UJB Common subject to the New Award Plan Option will be equal to the exercise price per share of Summit Common subject to the Original Award Plan Option divided by the Exchange Ratio.

  Further, pursuant to the Merger Agreement, holders of exercisable New Award Plan Options will be permitted, in lieu of purchasing the UJB Common subject to the New Award Plan Option, to elect to receive the number of shares of UJB Common (rounded down to the nearest whole share) equal in market value to the amount obtained by multiplying (i) the difference obtained by subtracting the exercise price of the New Award Plan Option from the "Market Value of UJB Common" (as defined below) on the date the election is made, by (ii) the number of shares of UJB Common with respect to which the election has been made. For purposes of the preceding sentence, "Market Value of UJB Common" means the average of the high and low sales prices of a share of UJB Common as reported on the NYSE--Composite Transactions List on the date the election is made.

  As soon as practicable after the Effective Time, UJB will issue to each holder of New Award Plan Options, upon receipt and cancellation of all agreements under which Original Award Plan Options were issued to such holder, appropriate instruments confirming the conversion described above; provided, however, that UJB will not be obligated to issue such confirming instruments or any shares of UJB Common issuable upon exercise of a New Award Plan Option until the shares of UJB Common issuable upon exercise of the New Award Plan Options have been registered with the Commission and authorized for listing on the NYSE and for sale by any appropriate state securities regulators, which UJB will use its best efforts to effect as promptly as practicable, but in no event more than 30 days after the Effective Time.

RECOMMENDATION OF THE BOARDS OF DIRECTORS

  THE MERGER AGREEMENT HAS BEEN APPROVED BY THE UJB BOARD AND THE SUMMIT BOARD. BOTH THE UJB BOARD AND THE SUMMIT BOARD BELIEVE THAT THE MERGER IS IN THE BEST INTERESTS OF THEIR RESPECTIVE SHAREHOLDERS. EACH OF THE UJB BOARD AND THE SUMMIT BOARD UNANIMOUSLY RECOMMENDS THAT THEIR RESPECTIVE SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT. IN ADDITION, THE SUMMIT BOARD UNANIMOUSLY RECOMMENDS THAT SUMMIT'S SHAREHOLDERS VOTE FOR THE SUMMIT ADJOURNMENT PROPOSAL.

BACKGROUND

 Summit

  From time to time Summit's management and the Summit Board considered and evaluated Summit's strategic plan and direction. The acceleration of consolidation activity in the banking industry, and, in particular, the merger announcements by First Fidelity Bancorporation and First Union Corporation on June 19, 1995 and by Midlantic Corporation and PNC Bank Corp. on July 10, 1995, and the impact these proposed transactions would have on the competitive landscape of the New Jersey banking market, by introducing much larger financial institutions into that market, prompted Summit's management and Summit's Board to reevaluate Summit's strategic plan.

  On July 18, 1995, Summit's management together with representatives of Keefe, Bruyette met with the Executive Committee of Summit's Board to review Summit's market position, financial performance and prospects and strategic options. At that Executive Committee meeting various strategic options were considered, including: remaining independent; merging with another entity in a merger of equals transaction; engaging in a sale of control of Summit for a market premium to a substantially larger acquiror; or pursuing a value-creating strategic affiliation involving a market premium with Summit's shareholders owning a substantial portion of the combined company and having a continuing role in the direction of the combined company, which would be a more viable and valuable franchise able to compete with the larger financial institutions entering the New Jersey market. The Executive Committee concluded that, of these alternatives: (1) remaining independent would remain a viable alternative if no strategic affiliation transaction were available; (2) no viable candidates for a merger of equals with sufficient market overlap to generate needed cost savings existed; and (3) a control sale would provide less opportunity for enhanced franchise value than a strategic affiliation. The Executive Committee authorized Summit's management to explore the value-creating strategic affiliation option because it believed this option, if available, offered the possibility of achieving an attractive transaction for holders of Summit Common while preserving the opportunity for significant participation in the future growth and opportunities of a combined entity with a more attractive regional banking franchise. Summit retained Keefe, Bruyette to assist in this review (such engagement was subsequently confirmed in writing on September 6, 1995). Robert G. Cox, President of Summit, who regularly met for breakfast every three or four months with John G. Collins, Vice Chairman of UJB and Mr. Cox's successor as Chairman of the New Jersey Bankers Association, met with Mr. Collins on the morning of July 21, 1995 at a breakfast meeting scheduled prior to the July 18, 1995 meeting of Summit's Executive Committee and expressed an interest in exploring the feasibility of a merger with UJB. Although T. Joseph Semrod, Chairman, President and Chief Executive Officer of UJB, Mr. Collins and Mr. Cox had had general discussions over the years about the possible merger of UJB and Summit, this was the first time Mr. Cox expressed a specific interest in exploring the feasibility of a merger with UJB.

  A follow-up meeting among representatives of Keefe, Bruyette, senior management of Summit and members of Summit's Executive Committee was held on August 7, 1995. At that meeting UJB and other banking institutions with an interest in the New Jersey banking market were discussed as possible candidates for a strategic business combination based on the projected impact of such a transaction. The Executive Committee authorized Robert G. Cox, Summit's President and Chief Executive Officer, to explore with senior management of UJB whether there was any mutual interest in entering into a business combination with Summit. Mr. Collins telephoned Mr. Cox on August 8, 1995 to follow up on Mr. Cox's expression of interest at the breakfast meeting of July 21, 1995 and was informed by Mr. Cox of the authorization Mr. Cox had received from the Summit Board the prior day.

  Mr. Cox then met with Mr. Semrod and Mr. Collins on August 17, 1995. Mr. Cox subsequently met with Mr. Semrod on August 22, 1995 and with both Messrs. Semrod and Collins on August 23, 1995 to further explore a possible business combination between Summit and UJB. The results of these meetings were reviewed and discussed by Mr. Cox at a special meeting of the Executive Committee held on August 29, 1995.

  At a special meeting of the Summit Board held on September 4, 1995, management and Keefe, Bruyette reviewed the deliberations of the Executive Committee and the background and nature of Mr. Cox's discussions with Messrs. Semrod and Collins. The Board of Directors authorized Summit's management to continue merger discussions with UJB.

  On September 7, and 8, 1995 meetings were held among selected members of management of UJB and Summit and certain of their respective financial and legal advisors to review financial forecasts, asset profiles, credit quality assessments, operations, employee benefits issues and other information relative to the proposed consolidation of UJB and Summit and the future operations of the merged companies. The parties arrived at the Exchange Ratio through negotiation, including negotiations conducted by and through their respective financial advisors during the period from September 5, 1995 to September 8, 1995. The Exchange Ratio resulted in a sale price per share which was within a range which Summit, based on the advice and analysis of Keefe, Bruyette, deemed to be acceptable. See "THE MERGER--Opinion of Summit's Financial Advisor." The discussions from August 17, 1995 to September 8, 1995 were positive and reflected conceptual agreement to an affiliation which would create a more valuable combined franchise consistent with the approach originally authorized by the Executive Committee and approved by the Summit Board.

  On September 8, 1995, Mr. Cox and Mr. Semrod reached an agreement on the principal terms of the Merger, subject to Summit Board and UJB Board approval. In the following days leading up to the execution of the Merger Agreement on September 10, 1995, negotiation of a definitive agreement and Stock Option Agreements proceeded. The Stock Option Agreements were sought by both parties as inducements to enter into the Merger Agreement. See "THE MERGER--Stock Option Agreements."

  The Summit Board met on September 9, 1995 and September 10, 1995. At those meetings, management of Summit, Keefe, Bruyette and Summit's legal advisors reviewed the terms of the Merger Agreement and Stock Option Agreements negotiated between the parties, and the Keefe, Bruyette fairness opinion concerning the Exchange Ratio in the Merger. Based on that review, the Summit Board unanimously approved and authorized the execution and delivery of the Merger Agreement and Stock Option Agreements on September 10, 1995. No other bids from third parties were solicited or received by Summit. The proposed transaction with UJB was consistent with the Summit Board's strategy since holders of Summit Common would be paid a market premium, would own a substantial portion of the combined company and would have a continuing role in the combined company.

 UJB

  In recent years, UJB's major objectives have been to reinforce its position as a regional market leader in financial services and to deliver long-term shareholder value. Two key component strategies to achieve these objectives have been the restructuring of the company and an in-market acquisition strategy. The in-market strategy covers UJB's existing and adjacent geographic markets in New Jersey and eastern Pennsylvania.

  The restructuring of UJB along lines of business was completed during 1994, as well as the consolidation of UJB's member banks into UJBank in New Jersey and First Valley Bank in eastern Pennsylvania. Working through the four core business lines--commercial banking, retail banking, mortgage banking and investment management--UJB has streamlined the company for competitive advantage and increased profitability.

  UJB's acquisition strategy has been to negotiate a series of financially attractive in-market transactions. Goals of the strategy have been to increase the value of UJB's franchise and to improve the performance of acquired units through cost savings and revenue enhancements.

  Prior to the announcement of the Merger, UJB had announced four acquisitions of local bank and thrift institutions since December, 1993. Three of these acquisitions have been completed and the pending acquisition of Flemington is expected to be completed in the first quarter of 1996. These institutions, which total $1.4 billion of assets, add important market penetration to UJB's franchise and are all projected to be accretive to earnings per share. As a result of these acquisitions and UJB's internal consolidations, UJB has developed an effective merger integration process which focuses on cost savings, customer service, revenue enhancement and customer retention.

  At a meeting of the UJB Board held on August 16, 1995, Chairman Semrod and Vice Chairman Collins led a review and UJB Board discussion of UJB's acquisition strategy. Subjects discussed included the competitive scene, UJB's strategic plan and acquisition criteria, trends in banking acquisitions, and a full range of potential acquisition opportunities.

  Regarding the competitive scene, the UJB Board noted the rapid changes taking place in banking through reengineering, consolidation, nationwide interstate banking and technology advances. The UJB Board also discussed the large regional bank mergers announced in recent months. Of particular interest were the acquisition of First Fidelity Bancorporation by First Union Corporation and the acquisition of Midlantic Corporation by PNC Bank Corp.

  The UJB Board reviewed information on a number of potential bank and thrift acquisition candidates located in New Jersey, Pennsylvania and other neighboring states, each having total assets of less than $1 billion. This type of acquisition would have been a continuation of UJB's recent activities involving relatively small fill-in acquisitions.

  The UJB Board also discussed the consideration of substantially larger in-market and contiguous opportunities for bank and thrift acquisitions. Relevant information was reviewed for a number of institutions. This information included performance statistics and potential transaction pricing data.

  An extensive UJB Board discussion took place regarding Summit. The UJB Board reviewed materials which included performance data, market share facts, hypothetical transaction pricing and a detailed pro forma financial model. The UJB Board considered the benefits and risks of a large in-market transaction. The opportunity for substantial cost savings was identified as a major potential financial benefit to the transaction. The UJB Board thought that UJB's successful experience in merger integrations would serve to minimize operational risks.

  The UJB Board noted that the combined institution would have substantial market share in a large number of New Jersey's counties, with particular strengths in some of the region's most desirable markets. Also considered were Summit's excellent reputation, strong historical performance and acknowledged strengths in retail banking and trust services. The pro forma financial data indicated that the transaction would improve UJB's asset quality ratios and be neutral to capital ratios. The UJB Board perceived Summit to be among the most attractive of possible in-market transactions, taking into consideration Summit's market position, financial performance and the cost efficiencies to be gained in such a combination. The UJB Board encouraged management to pursue discussions consistent with the financial parameters reviewed at the UJB Board meeting.

  Mr. Semrod, Mr. Collins and Mr. Cox have known one another for many years as a result of service with various banking industry groups. From time to time during the past several years, Mr. Semrod or Mr. Collins have met with Mr. Cox to discuss regional and national developments in the financial services industry as well as developments affecting their respective companies. As noted previously in this Background discussion relating to Summit, Messrs. Semrod, Collins and Cox had had general discussions over the years as well about the possible merger of UJB and Summit. Following the meeting, previously described, of Summit's Executive Committee on July 18, 1995 at which strategic alternatives for Summit were explored, Mr. Cox, at a breakfast meeting with Mr. Collins on July 21, 1995, for the first time expressed a specific interest to Mr. Collins in exploring the feasibility of a merger with UJB. Mr. Cox and Mr. Collins, who had succeeded Mr. Cox as Chairman of the New Jersey Bankers Association, had regularly met for breakfast every three or four months. Mr. Collins telephoned Mr. Cox on August 8, 1995 to follow up on Mr. Cox's expression of interest on July 21, 1995 and was informed by Mr. Cox of the authorization he had received to explore the feasibility of a merger with UJB.

  There were several meetings among Messrs. Semrod, Collins and Cox between August 17, 1995 and September 10, 1995, regarding a potential merger of the companies. Discussions included the value of a merger between UJB and Summit, and the framework of the possible transaction structure. During this time period, members of UJB's management team conducted a due diligence investigation of Summit's business and negotiated issues in the Merger Agreement and Stock Option Agreements. UJB also worked with its financial advisor to construct financial forecasts and cost savings assumptions.

  On September 8, 1995, Mr. Semrod and Mr. Cox reached an agreement on the principal terms of the Merger, subject to UJB Board and Summit Board approval. Final negotiations proceeded on remaining issues of the Merger Agreement and Stock Option Agreements. The UJB Board met on September 10, 1995. Management reviewed the terms of the Merger Agreement and Stock Option Agreements and presented a summary of the due diligence investigation of Summit's business. Merrill Lynch presented its fairness opinion concerning the Exchange Ratio. Based on this information, and after consideration of other factors, the UJB Board unanimously approved and authorized the execution and delivery of the Merger Agreement and Stock Option Agreements.

REASONS FOR THE MERGER

 General

  In reaching their decisions to approve the Merger Agreement and Stock Option Agreements, the UJB Board and Summit Board considered that the Merger would create the second largest bank in New Jersey. The combined company would hold the leading deposit market share in four of the nation's top twenty-five counties, as ranked by per capita income.

  Each Board also considered that the Merger would represent an alliance of two institutions with complementary strengths and that the UJB and Summit shareholders would realize the expected benefits of such an alliance, including, but not limited to, the future earnings per share and stock value prospects of the combined company, the combined company's financial strength and the cost savings to be realized through consolidation of functions.

  Each Board determined that the Merger would significantly enhance the combined company's ability to compete effectively, to meet the constantly changing needs of its customers and communities and to take advantages of future opportunities for growth and diversification. Each Board believes that the Merger will create a combined company with greater efficiency, capital strength and revenue growth potential than either institution would have on its own. Each Board also believes that both companies have strong management teams with experience in successful implementation of merger transactions and related cost reductions.

 Summit

  In determining to approve the Merger Agreement the Summit Board also considered, among other things, the following factors:

    (1) Summit's business, operations, financial condition and earnings;

    (2) The current and prospective economic, regulatory and competitive environment facing Summit, including the consolidation activity currently underway in the banking industry, the need for Summit to diversify and expand its non-interest income revenue sources, the need for investment in technology and alternative product delivery systems and the difficulties faced by Summit in attempting to meet such challenges as a stand-alone entity, together with the alternatives available to Summit to meet these challenges;

    (3) A review of the historical financial condition, operating results, capital levels and asset quality of Summit and UJB and their projected future value and prospects as separate entities and on a combined basis and the results of Summit's due diligence investigation of UJB;

    (4) The advice of Summit's financial advisor, Keefe, Bruyette and a review of the detailed financial analysis, pro forma results and other information presented by Keefe, Bruyette. The Summit Board considered the oral opinion of Keefe, Bruyette, that, as of September 10, 1995 and based upon the matters considered by Keefe, Bruyette in rendering its opinion as of that date, the Exchange Ratio in the Merger was fair from a financial point of view to the holders of Summit Common. See "THE MERGER--Opinion of Summit's Financial Advisor";

    (5) The anticipated cost savings and operating efficiencies available to the combined institution after the Merger;

    (6) The consideration that current Summit management would be expected to play a continuing role in the combined company and that Mr. Cox would be elected or appointed President of the Surviving Corporation and that Mr. Cox and five other members of the Summit Board would be selected as members of the Board of Directors of the Surviving Corporation;

    (7) Consideration of the terms of the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements;

    (8) The expectation that the Merger will generally be a tax-free transaction to Summit and its shareholders. See "THE MERGER--Certain Federal Income Tax Consequences"; and

    (9) The consideration of the complementary nature of the businesses, business strategies and product offerings of Summit and UJB, including the fact that each is a middle market and consumer-focused banking company and that the resulting New Jersey banking operation will represent the second largest in the State of New Jersey from a deposit share standpoint.

  The foregoing discussion of the factors considered by the Summit Board is not intended to be exhaustive but includes all material factors considered by the Summit Board. In reaching its determination to approve and recommend the Merger Agreement, the Summit Board did not assign relative or specific weights to the forgoing factors, and individual directors may have given differing weights to different factors. Throughout its deliberations, the Summit Board received the advice of both in-house and outside counsel. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, including, without limitation, the Stock Option Agreements, considering, among other things, the matters discussed above and the opinion of Keefe, Bruyette referred to above, the Summit Board, by unanimous vote of all Directors, approved the Merger Agreement as being in the best interests of Summit and its shareholders, authorized execution and delivery of the Merger Agreement and the Stock Option Agreements, and directed that the Merger Agreement be submitted to the shareholders of Summit Common for a vote at the Special Meeting.

 UJB

  In reaching its conclusion to approve the Merger Agreement and the Stock Option Agreements, the UJB Board considered a number of factors, including the following:

    (1) The effectiveness of the Merger as a method of implementing and accelerating UJB's strategies for long term growth and enhanced shareholder value. This included (a) the creation of a premier franchise in some of the nation's most desirable local banking markets, (b) a respected Summit management team with similar business philosophy and organizational culture, (c) the identification of significant cost savings opportunities due to the in-market nature of the Merger and the leveraging of UJB investments in technology, (d) the UJB Board's belief that the Merger will enhance UJB's ability to effectively compete in its rapidly consolidating regional banking market, and (e) UJB's previously demonstrated abilities to successfully implement merger integration processes, including strategies to achieve cost savings and customer retention.

    (2) The financial condition, businesses and prospects of UJB and Summit. This information included, but was not limited to, information regarding respective recent and historical stock performance, valuation analyses, pro forma analyses, comparative financial data and comparable merger and acquisition transactions as presented by UJB's financial advisor and senior management. UJB's senior management also reported the results of its due diligence review of Summit's business. The UJB Board took into account that, while there would be some dilution in 1996 earnings per share, the Merger would be expected to have accretive effects by 1997.

    (3) The terms of the Merger Agreement and the reciprocal Stock Option Agreements, the proposed arrangements with respect to the UJB Board following the Merger, an employment agreement with Mr. Cox and the proposed use of the Summit name for the combined organization.

    (4) The oral opinion of Merrill Lynch that, as of September 10, 1995, the Exchange Ratio was fair to the holders of UJB Common from a financial point of view. See "THE MERGER--Opinion of UJB's Financial Advisor."

    (5) The likelihood of the Merger being approved by the appropriate regulatory authorities. See "THE MERGER--Regulatory Approvals."

  The foregoing discussion of the information and factors considered by the UJB Board is not intended to be exhaustive but is believed to encompass all material factors considered by the UJB Board. In reaching its determination to approve and recommend the Merger, the UJB Board did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the Merger and the other transactions contemplated by the Merger Agreement, considering, among other things, the matters discussed above and the opinion of Merrill Lynch referred to above, the UJB Board, by unanimous vote of all directors, approved and adopted the Merger Agreement and the transactions contemplated thereby, including the Stock Option Agreements, as being in the best interests of UJB and its shareholders. The UJB Board is unanimous in its recommendation that holders of UJB Common vote for approval of the Merger Agreement.

OPINION OF SUMMIT'S FINANCIAL ADVISOR

  Pursuant to an engagement letter dated as of September 6, 1995 (the "Engagement Letter"), Summit retained Keefe, Bruyette to render financial advisory and investment banking services to Summit in connection with a possible business combination between Summit and UJB. Keefe, Bruyette had been providing general advisory and investment banking services to Summit since early 1994.

  Keefe, Bruyette is a nationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of bank, bank holding company and thrift institution securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, Keefe, Bruyette has experience in, and knowledge of, the valuation of banking enterprises. Keefe, Bruyette was selected by Summit on the basis of its familiarity with Summit, its qualifications, its previous experience in similar transactions and its reputation in the banking and investment communities. Keefe, Bruyette will receive a fee from Summit for its services.

  In the ordinary course of its business as a broker-dealer, Keefe, Bruyette may, from time to time, purchase securities from, and sell securities to, Summit and UJB, and as a market maker in securities, Keefe, Bruyette may from time to time have a long or short position in, and buy or sell, equity securities of Summit and UJB for its own account and for the accounts of its customers. To the extent that Keefe, Bruyette had any such position as of the date of the fairness opinion attached as Appendix B hereto, it has been disclosed to Summit.

  At the September 9, 1995 special meeting of the Summit Board, Keefe, Bruyette rendered its oral opinion to the Summit Board to the effect that, as of such date, the Exchange Ratio was fair to the holders of Summit Common from a financial point of view. Keefe, Bruyette has also delivered a written opinion to the Summit Board dated as of the date of this Proxy Statement-Prospectus to the effect that, as of such date, the Exchange Ratio was fair to the holders of Summit Common from a financial point of view.

  THE FULL TEXT OF KEEFE, BRUYETTE'S OPINION IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT-PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. SUMMIT SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND QUALIFICATIONS AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY KEEFE, BRUYETTE IN CONNECTION THEREWITH.

  Keefe, Bruyette's opinion is directed only to the Exchange Ratio and does not constitute a recommendation to any Summit shareholder as to how such shareholder should vote at the Special Meeting.

  In connection with its opinion, Keefe, Bruyette reviewed, analyzed and relied upon the following material relating to the financial and operating condition of Summit and UJB: (i) the Merger Agreement; (ii) Annual Reports to Shareholders for the four years ended December 31, 1994 for Summit and UJB;
(iii) certain interim reports to shareholders of Summit and UJB and Quarterly Reports on Form 10-Q of Summit and UJB and certain other communications from Summit and UJB to their respective shareholders; (iv) other financial information concerning the businesses and operations of Summit and UJB furnished to Keefe, Bruyette by Summit and UJB for the purpose of Keefe, Bruyette's analysis, including certain internal financial analyses and forecasts for Summit and UJB prepared by the senior managements of Summit and UJB, respectively; (v) certain publicly available information concerning the trading of, and the trading market for, the Summit Common and UJB Common; and
(vi) certain publicly available information with respect to banking companies and the nature and terms of certain other transactions that Keefe, Bruyette considered relevant to its inquiry. Additionally, in connection with its written opinion attached as Appendix B to this Proxy Statement-Prospectus, Keefe, Bruyette reviewed a draft of this Proxy Statement-Prospectus in substantially the form hereof. Keefe, Bruyette also held discussions with the senior managements of Summit and UJB concerning their respective past and current operations, financial condition and prospects. Keefe, Bruyette also considered such financial and other factors as it deemed appropriate under the circumstances and took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation and its knowledge of banks, bank holding companies and thrift institutions generally. Keefe, Bruyette's opinion was necessarily based upon conditions as they existed and could be evaluated on the date thereof and the information made available to Keefe, Bruyette through the date thereof.

  In conducting its review and arriving at its opinion, Keefe, Bruyette relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Keefe, Bruyette did not attempt to verify such information independently. Keefe, Bruyette relied upon the managements of Summit and UJB as to the reasonableness and achievability of the financial and operating forecasts (the assumptions and bases therefor) provided to Keefe, Bruyette and assumed that such forecasts reflected the best available estimates and judgments of such managements and that such forecasts will be realized in the amounts and in the time periods estimated by such managements. Keefe, Bruyette also assumed, without independent verification, that the aggregate allowances for loan losses for Summit and UJB are adequate to cover such losses. Keefe, Bruyette did not make or obtain any evaluations or appraisals of the property of Summit or UJB, nor did Keefe, Bruyette examine any individual loan credit files. Keefe, Bruyette was informed by Summit, and assumed for purposes of its opinion, that the Merger would be accounted for as a pooling-of-interests under generally accepted accounting principles.

  Prior to rendering the written opinion attached to Appendix B to this Proxy Statement-Prospectus, Keefe, Bruyette reviewed with the Summit Board financial aspects of the proposed Merger and rendered an oral opinion as to the fairness of the Exchange Ratio to the Summit Board on September 9, 1995. Set forth below is a summary of the material factors considered by and valuation methodologies presented by Keefe, Bruyette to the Summit Board on September 9, 1995 and utilized by Keefe, Bruyette in connection with rendering its opinion as to the fairness, from a financial point of view, of the Exchange Ratio to the holders of Summit Common.

  Analysis of the UJB Offer. Keefe, Bruyette reviewed certain historical financial information for Summit and UJB (pro forma for pending acquisitions) and calculated the imputed value of the UJB offer to holders of Summit Common. Keefe, Bruyette calculated the multiple which the Exchange Ratio represents, based on an assumed per share purchase price of $32.88, when compared to Summit's June 30, 1995 stated fully diluted book value of $12.91, its estimated fully diluted tangible book value per share of $12.65, and its 1996 consensus earnings estimate of $2.30 per share. Based on these assumptions, the price to stated fully diluted book value multiple was 2.55 times, the price to stated fully diluted tangible book value per share multiple was 2.60 times and the price to the 1996 consensus earnings estimate per share multiple was 14.29 times. Additionally, Keefe, Bruyette analyzed the book value and earnings per share dilution incurred by UJB at the implied purchase price per share of $32.88 and concluded that the dilution of 7.3% to projected 1996 earnings per share prior to cost savings and 10.1% to pro forma book value per share would be at the upper end of the market's tolerance range.

  Selected Peer Group Analysis. Keefe, Bruyette compared the financial performance and market performance of UJB based on various financial measures of earnings performance, operating efficiency, capital adequacy and asset quality and various measures of market performance, including market/book values, price to earnings and dividend yields to those of a group of comparable holding companies. For purposes of such analysis, the financial information used by Keefe, Bruyette was as of and for the six months ended June 30, 1995 and the market price information was as of September 8, 1995. The companies in the peer group had total assets ranging from approximately $29 billion to $12 billion, and included CoreStates Financial Corp., First of America Bank Corp., U S Bancorp, Huntington Bancshares Inc., Northern Trust Corp., SouthTrust Corporation, Meridian Bancorp Inc., Integra Financial Corp., Crestar Financial and First Empire State Corp.

  Keefe, Bruyette's analysis showed the following concerning UJB's financial performance: that its return on equity on an annualized basis was 14.37% compared with an average of 15.72% for the peer group; that its return on assets on an annualized basis was 1.05% compared with an average of 1.19% for the group; that its net interest margin on an annualized basis was 4.62% compared with an average of 4.41%; that its efficiency ratio on an annualized basis was 61.49% compared with an average of 61.31%; that its equity to assets ratio was 7.28% compared to an average of 7.65%; that its ratio of nonperforming assets to total loans and other real estate owned was 1.96% compared to an average of .88%; that its ratio of loan loss reserve to nonperforming loans was 103% compared to an average of 302%.

  Keefe, Bruyette's analysis further showed the following concerning UJB's market performance: that UJB's price to earnings multiple based on 1996 estimated earnings of $3.20 per share and a stock price as of September 8, 1995 of $36.50 was 11.41 times compared to an average of 10.54 times; that its price to book value multiple was 1.84 times compared to an average of 1.84 times; its dividend yield was 3.18% compared to an average of 3.15%. For purposes of the above calculations, all earnings estimates are based upon the published estimates of Keefe, Bruyette's equity research department.

  Analysis of Selected Merger Transactions. Keefe, Bruyette reviewed certain financial data related to a set of recent comparable bank holding company acquisitions with aggregate transaction values greater than $500 million which included the following transactions (identified by acquirer/acquiree):
NationsBank Corp./BankSouth Corporation, Chemical Banking Corp./Chase Manhattan Corp., National City Corporation/Integra Financial Corp., Boatmen's Bancshares, Inc./Fourth Financial Corporation, First Bank System/FirsTier Financial, Mercantile Bancorporation/Hawkeye Bancorp, PNC Bank Corp./Midlantic Corporation, First Union Corporation/First Fidelity Bancorporation, US Bancorp/West One Bancorp, Fleet Financial Group, Inc./Shawmut National Corporation, and Boatmen's Bancshares Inc./Worthen Banking Corp.

  Keefe, Bruyette calculated averages (measured at September 9, 1995) for the premium to the target's earnings for the last four quarters (trailing 12 months) of 14.25 times compared with a multiple of 16.60 associated with the UJB proposal; an average premium to the target's stated book value of 191% compared with a multiple of 255% associated with the UJB proposal, and an average premium to the target's tangible book value of 219% compared with 260% associated with the UJB proposal.

  No company or transaction used as a comparison in the above analysis is identical to Summit, UJB or the Merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

  Contribution Analysis. Keefe, Bruyette analyzed the relative contribution of each of Summit and UJB to certain balance sheet and income statement items, including assets, deposits, shareholders' equity and estimated earnings. Keefe, Bruyette then compared the relative contribution of such balance sheet and income statement items, with ownership percentage of approximately 36% for Summit shareholders based on an Exchange Ratio of 0.90. The contribution analysis showed that under the UJB proposal, Summit would contribute approximately

26% of the combined assets, 26% of the combined deposits, 29% of the combined shareholder's equity and 31% of the estimated 1996 earnings of the two companies (before cost savings).

  Discounted Cash Flow Analysis. Keefe, Bruyette estimated the present value of the future streams of after-tax cash flows of Summit as a standalone, independent entity through the year 2000 and then a subsequent sale to a larger financial institution. The analysis was based on several assumptions, including an earnings per share of $2.30 for Summit in 1996. A terminal value was calculated for the year 2000 by multiplying Summit's projected 2000 earnings by a price/earnings multiple of 12.75-14.75 times trailing earnings. The terminal valuation and the estimated earnings were discounted at a rate of 14-18%, producing present values of $25.67-$33.05. Keefe, Bruyette compared these values to the potential value provided to Summit shareholders in the Merger.

  The discounted cash flow analysis was based upon varying assumptions concerning earnings growth rates, dividend rates and terminal values, which assumptions are themselves based upon many factors and assumptions many of which are beyond the control of Summit and UJB. As indicated below, this analysis is not necessarily indicative of actual values or actual future results and does not purport to reflect the prices at which any security may trade at the present time or any time in the future.

  The summary contained herein provides a description of the material analyses prepared by Keefe, Bruyette in connection with the rendering of its opinion. The summary set forth above does not purport to be a complete description of the analyses performed by Keefe, Bruyette in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Keefe, Bruyette believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the processes underlying the analyses set forth in Keefe, Bruyette's presentations and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Keefe, Bruyette's view of the actual value of Summit and UJB. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analyses.

  In performing its analyses, Keefe, Bruyette made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Summit and UJB. The analyses performed by Keefe, Bruyette are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Keefe, Bruyette's analysis of the fairness, from a financial point of view, of the Exchange Ratio and were provided to the Summit Board in connection with the delivery of Keefe, Bruyette's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Keefe, Bruyette's opinion, along with its presentation to the Summit Board, was just one of many factors taken into consideration by the Summit Board in unanimously approving the Merger Agreement.

  Pursuant to the Engagement Letter, Summit has agreed to pay Keefe, Bruyette a cash fee of $250,000 concurrently with the first to be executed of an agreement in principle or definitive agreement contemplating the consummation of the Merger. On the closing of the Merger, Summit agrees to pay an additional cash fee to Keefe, Bruyette of .375% of the market value, as determined at the time of such closing ("Contingent Fee") of all consideration offered in exchange for the outstanding shares of Summit Common. The $250,000 previously paid will be credited against the Contingent Fee. Keefe, Bruyette also agrees that at the closing of the Merger, a fee of $350,000 will be deducted from the Contingent Fee and paid to Ryan Beck & Co. for general advisory services provided to Keefe, Bruyette in its role as financial advisor to Summit regarding the merger and acquisition market in New Jersey. Summit has agreed to reimburse Keefe, Bruyette for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, and to indemnify Keefe, Bruyette against certain liabilities. While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length merger and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger.

  Prior to its retention by Summit in connection with the Merger, Keefe, Bruyette provided professional services to Summit for its advisory work related to the pending acquisition of Garden State and the proposed acquisition of Bankers Corp., which was not consummated. In connection with the acquisition of Garden State, Summit agreed to pay Keefe, Bruyette a fee of $225,000 plus Keefe, Bruyette's out-of-pocket expenses. In connection with the advisory work for the acquisition of Bankers Corp., Summit agreed to pay Keefe, Bruyette a fee of $50,000 after execution of the letter of intent plus Keefe, Bruyette's out-of-pocket expenses.

OPINION OF UJB'S FINANCIAL ADVISOR

  UJB has retained Merrill Lynch to act as its financial advisor in connection with rendering a fairness opinion with respect to the Merger. Merrill Lynch rendered its oral opinion that, based upon and subject to the various considerations set forth therein, as of September 10, 1995, the Exchange Ratio was fair from a financial point of view to the holders of UJB Common. The oral opinion was reconfirmed in writing, as of the date of this Proxy Statement-Prospectus.

  THE FULL TEXT OF MERRILL LYNCH'S OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN BY MERRILL LYNCH, IS ATTACHED HERETO AS APPENDIX C. HOLDERS OF UJB COMMON ARE URGED TO AND SHOULD
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READ SUCH OPINION IN ITS ENTIRETY. THE SUMMARY SET FORTH IN THIS PROXY
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STATEMENT-PROSPECTUS OF MERRILL LYNCH'S OPINION IS QUALIFIED IN ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  Merrill Lynch's opinion is addressed to the UJB Board and does not constitute a recommendation to any shareholder of UJB as to how such shareholder should vote at any shareholder meeting of UJB held in connection with the Merger.

  In connection with its opinion, Merrill Lynch has, among other things: (i) reviewed Summit's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the five fiscal years ended December 31, 1994 and Summit's Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995 and June 30, 1995; (ii) reviewed UJB's Annual Reports to Shareholders, Annual Reports on Form 10-K and related financial information for the five fiscal years ended December 31, 1994 and UJB's Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995 and June 30, 1995; (iii) reviewed certain information, including financial forecasts and assumptions regarding incremental revenue and cost savings resulting from the Merger, relating to the business, earnings, assets, and prospects of Summit and UJB as a Merged entity, furnished by UJB; (iv) conducted discussions with members of senior management of Summit and UJB concerning their respective financial condition, businesses, operations, regulatory condition, financial forecasts, and prospects; (v) reviewed the historical market prices and trading activity for the Summit Common and the UJB Common and compared them with those of certain publicly traded companies deemed to be relevant; (vi) compared the results of operations of Summit and UJB with those of certain companies deemed to be relevant; (vii) compared the proposed financial terms of the Merger contemplated by the Merger Agreement with the financial terms of certain other mergers and acquisitions deemed to be relevant; (viii) analyzed, based upon the information provided by Summit and UJB's senior management, the pro forma impact of the transaction on earnings, book and tangible book value per share, consolidated capitalization and certain balance sheet and profitability ratios of UJB; (ix) reviewed the Merger Agreement; (x) reviewed the Stock Option Agreements; and (xi) reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as deemed appropriate.

  In preparing its opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it by Summit and UJB, and it has not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Summit or UJB or any of their subsidiaries, nor has it been furnished any such evaluation or appraisal. Merrill Lynch has also relied upon the managements of Summit and UJB as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to them. In that regard, they have assumed with UJB's consent that such forecasts, including without limitation, financial forecasts, projected cost savings and operating synergies resulting from the Merger and projections regarding future economic conditions and results of operations reflect the best currently available estimates and judgments of such respective managements as to the future financial performance of Summit and UJB. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and has not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses of Summit and UJB nor has Merrill Lynch reviewed any individual credit files.

  In connection with rendering its opinion, Merrill Lynch performed a variety of financial analyses, which are summarized below. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying Merrill Lynch's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. In its analyses, Merrill Lynch also took into account its assessment of general economic, market, and financial conditions and its experience in other merger transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally. With respect to the peer group analysis and selected merger transaction analysis summarized below, no public company or transaction utilized as a comparison is identical to UJB or Summit or the Merger, and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and transactions, and other factors that could affect the companies concerned. Any estimates contained in Merrill Lynch's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities actually may be sold. None of the analyses performed by Merrill Lynch was assigned a greater significance by Merrill Lynch than any other.

  The following is a summary of selected analyses presented to the UJB Board by Merrill Lynch on September 10, 1995 in connection with its oral opinion.

  Transaction Summary. Merrill Lynch reviewed with the UJB Board the key financial terms of the proposed Merger. Merrill Lynch noted that based on UJB's average closing stock price of $35.50 for the five (5) trading days ended September 8, 1995, the value to Summit was $31.95 per share, representing a 24.08% premium to Summit's September 8, 1995 price of $25.75 and a 30.84% premium to the 30-Day Average price of such shares. Merrill Lynch noted that the $31.95 value per share represented a multiple of 2.41 times Summit's book value per share as of June 30, 1995, a multiple of 2.47 times Summit's tangible book value per share as of June 30, 1995 and a multiple of
15.21 times Summit's latest annualized earnings for the six-months ended
June 30, 1995. Merrill Lynch also noted that the Merger would constitute a tax-free exchange of common stock and would be accounted for as a pooling-of-interests.

  Overview of Summit. Merrill Lynch reviewed with the UJB Board a financial overview of Summit. Merrill Lynch described the key businesses and financial attributes and reviewed with the UJB Board Summit's market share, loan and deposit composition and common stock shareholder profile. Merrill Lynch noted that at June 30, 1995 Summit had total assets of $5.5 billion, loans of $3.4 billion, deposits of $4.5 billion and total stockholders' equity of $467 million and that for the six months ended June 30, 1995, Summit earned $35.2 million, translating into a return on average assets and return on average equity of 1.29% and 15.80% respectively.

  Overview of UJB. Merrill Lynch reviewed with the UJB Board a financial overview of UJB. Merrill Lynch described the key businesses, financial attributes and reviewed with the UJB Board, UJB's market share, loan and deposit composition and common stock shareholder profile. Merrill Lynch noted that at June 30, 1995 UJB had total assets of $15.4 billion, loans of $9.6 billion, deposits on $12.7 billion and total equity of $1.2 billion and that for the six months ended June 30, 1995, UJB earned $80.3 million, translating into a return on average assets and a return on average equity of 1.06% and 14.05%, respectively.

  Pro Forma Merger Analysis. Merrill Lynch analyzed, based upon discussions with senior management of UJB and Summit, certain pro forma effects resulting from the Merger as if consummated on March 31, 1996. This analysis indicated that the transaction (excluding the effects of any restructuring charges) would be modestly accretive to projected earnings per share of UJB Common in 1996 (by approximately 0.18%) and result in an earnings per share increase of approximately 6% in 1997 excluding the impact of an assumed pre-tax restructuring charge at the time of the analysis of $78 million. The analysis further indicated that at the assumed close of the transaction (March 31, 1996) the transaction would result in book value dilution of 13.27% per share of UJB Common and tangible book value dilution of 11.84% per share of UJB Common including the impact of above estimated restructuring charge.

  Contribution Analysis. Merrill Lynch reviewed the contribution made by each of UJB and Summit to various balance sheet items and net income of the combined company at the proposed exchange ratio based on data at June 30, 1995. Based on such information, Merrill Lynch estimated that Summit will contribute approximately 26.16% of the pro forma assets, 31.81% of the pro forma year-to-date net income, 26.27% of the fully diluted common equity, 31.31% of the fully diluted market capitalization, 31.81% of the year to date net income, 29.08% of the 1995 estimated net income and 30.48% of the 1996 estimated net income. Based on the Exchange Ratio, Summit will own 36.05% of the pro forma company.

  Analysis of Selected Bank Merger Transactions. Merrill Lynch reviewed publicly available information regarding 8 bank merger transactions with a value of greater than $500 million which had occurred in the United States since January 1, 1994, which were as follows (identified by acquirer/acquiree): NationsBank Corp./Bank South Corporation; National City Corporation/Integra Financial Corp.; Boatmen's Bancshares, Inc./Fourth Financial Corporation; PNC Bank Corp./Midlantic Corporation; First Union Corporation/First Fidelity Bancorporation; US Bancorp/West One Bancorp; Fleet Financial Group, Inc./Shawmut National Corporation; and Boatmen's Bancshares, Inc./Worthen Banking Corporation. Merrill Lynch calculated the price to market 30 days prior to announcement, price to earnings, price to fully diluted book, price to fully diluted tangible book and the implied deposit premium paid (equal to transaction value minus tangible book value/total deposits) in the contemplated transaction and such selected bank merger transactions. This analysis yielded a range of price to market thirty days prior to announcement multiples of 1.10x to 1.67x with a mean of 1.33x and a median of 1.29x compared to a transaction multiple of 1.24x (using Summit's closing stock price at August 8, 1995), a range of price to earnings multiples of 12.44x to 21.41x with a mean of 14.55x and a median of 15.40x compared to a transaction multiple of 15.51x (using Summit's year-to-date June 30, 1995 annualized earnings per share of $2.06), a range of price to book multiples of 1.78x to 2.42x with a mean of 2.02x and a median of 2.05x compared to a transaction multiple of 2.41x (using Summit's June 30, 1995 fully diluted book value of $13.29), range of price to tangible book multiples of 2.15x to 2.83x with a mean of 2.31x and a median of 2.41x compared to a transaction multiple of 2.47x (using Summit's June 30, 1995 fully diluted tangible book value of $13.04), and a range of implied deposit premiums of 8.45% to 20.71% with a mean of 12.82% and a median of 11.61% compared to a transaction percentage of 14.19% (using Summit's balance sheet data at June 30, 1995).

  Merrill Lynch also reviewed publicly available information regarding 7 bank merger transactions with a value of greater than $100 million which had occurred in the state of New Jersey since January 1, 1993, which were as follows (identified by acquirer/acquiree): PNC Bank Corp./Midlantic Corporation; First Union Corporation/First Fidelity Bancorporation; Meridian Bancorp, Inc./United Counties Bancorporation, National Westminster Bancorp/Central Jersey Bancorp, National Westminster Bancorp/Citizens First Bancorp; Corestates Financial Corp./Constellation Bancorp; and Bank of New York Company, Inc./National Community Banks. Merrill Lynch calculated the price to market 30 days prior to announcement, price to earnings, price to fully diluted book, price to fully diluted tangible book and the implied deposit premium paid (equal to transaction value minus tangible book value/total deposits) in the contemplated transaction and such selected bank merger transactions. This analysis yielded a range of price to market thirty days prior to announcement multiples of 1.18x to 1.59x with a mean of 1.35 and a median of 1.30x compared to a transaction multiple of 1.24x (using Summit's closing stock price at August 8, 1995), a range of price to earnings multiples of 12.21x to 15.17x with a mean of 14.10x and a median of 14.51x compared to a transaction multiple of 15.51x (using Summit's year-to-date June 30, 1995 annualized earnings per share of $2.06), a range of price to book multiples of 1.92x to 2.68x with a mean of 2.23x and a median of 2.14x compared to a transaction multiple of 2.41x (using Summit's June 30, 1995 fully diluted book value of $13.29), range of price to tangible book multiples of 1.92x to 2.71x with a mean of 2.38x and a median of 2.41x compared to a transaction multiple of 2.47x (using Summit's June 30, 1995 fully diluted tangible book value of $13.04), and a range of implied deposit premiums of 7.60% to 15.43% with a mean of 111.62% and a median of 11.12% compared to a transaction percentage of 14.19% (using Summit's balance sheet data at June 30, 1995).

  No company or transaction used in the above analysis as a comparison is identical to UJB, Summit, or the contemplated transaction. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the value of the companies to which they are being compared. Mathematical analysis (such as determining the mean and median) is not, in itself, a meaningful method of using comparable company data.

  Discounted Dividend Analysis. Using a discounted dividend stream analysis, Merrill Lynch estimated the present value of the future streams of after-tax cash flow that Summit (assuming projected cost savings and other merger related benefits), UJB, (on a stand-alone basis), and for the pro forma combined company could produce from 1996-2000 and distribute to shareholders ("dividendable net income"). In this analysis, Merrill Lynch assumed that Summit and UJB performed in accordance with the earnings forecasts provided to Merrill Lynch by Summit's and UJB's respective senior management and projected the maximum dividends that would permit Summit, UJB and the pro forma combined company's tangible common equity to asset ratio to be maintained at a 6.5% level. Merrill Lynch estimated the terminal values for the Summit Common, UJB Common and the pro forma combined company's common at 10.0 and 11.0 times the estimated operating income (defined as net income before intangible amortization) in the year 2000. The dividendable net income streams and terminal values were then discounted to present values using different discount rates ranging from 14% to 16% (based on the Capital Asset Pricing Model). Assuming projected cost savings and other merger related benefits resulting from the Merger as provided to Merrill Lynch by senior management of UJB, with respect to Summit and the pro forma combined company, this discounted dividend stream analysis indicated a reference range of between $31.85 and $36.40 per share of Summit Common and $32.22 and $36.95 per share of the pro forma combined common stock. The discounted dividend stream analysis for UJB on a stand-alone basis (which did not include assumptions made with respect to projected cost savings and other merger related benefits) indicated a reference range of between $30.24 and $34.73 per share of UJB Common. The discounted dividend stream analysis was based on projections, which were based upon many factors and assumptions, many of which are beyond the control of an institution's management. As indicated above, such analysis did not purport to be indicative of actual future results and did not purport to reflect the prices at which shares of common stock may trade before or after the Merger. Merrill Lynch noted that the discounted dividend stream analysis was included because it is a widely used valuation methodology, but noted that the results of Merrill Lynch's methodology are highly dependent upon numerous assumptions that must be made, including earnings growth rates, dividend payout rates, terminal values, and discount rates.

  Summary Comparison of Selected Institutions. Merrill Lynch compared selected balance sheet data, asset quality, capitalization and profitability ratios and market statistics using financial data at or annualized for the six months ended June 30, 1995 for Summit to a group of 7 selected bank holding companies consisting of Citizens Bancorp, Dauphin Deposit Corp., Fulton Financial Corp., Keystone Financial, Mercantile Bankshares, ONBANCorp. Inc., and Valley National Bancorp (the "Summit Peer Group"). This analysis showed that (i) Summit had a ratio of nonperforming assets to total assets of .82% compared to a low of .32%, a mean of .61% and a high of 1.27% for the Summit Peer Group;
(ii) Summit had a ratio of nonperforming loans to loans of .91%, compared to a low of .48%, a mean of .86% and a high of 1.64% for the Summit Peer Group;
(iii) Summit had a ratio of reserves to nonperforming loans of 295.18% compared to a low of 99.36%, a mean of 229.56% and a high of 333.41% for the Summit Peer Group; (iv) Summit had a ratio of reserves to nonperforming assets of 201.53% compared to a low of 68.34%, a mean of 183.81% and a high of 299.76% for the Summit Peer Group; (v) Summit had a ratio of equity to assets of 8.48% compared to a low of 5.89%, a mean of 9.32% and a high of 12.58% for the Summit Peer Group; (vi) Summit had a ratio of tangible equity to assets of 8.33% compared to a low of 5.51%, a mean of 9% and a high of 12.27% for the Summit Peer Group; (vii) Summit had a Tier I Capital ratio of 12.71% compared to a low of 12.88%, a mean of 14.24%, and a high of 18.14% for the Summit Peer Group; (viii) Summit had a total capital ratio of 15.34% compared to a low of 14.13%, a mean of 15.46% and a high of 19.40% for the Summit Peer Group; (ix) Summit had a return on average assets of 1.29% compared with a low of .64%, a mean of 1.21% and a high of 1.66% for the Summit Peer Group; (x) Summit had a return on average equity of 15.78% compared to a low of 10.77%, a mean of 13.15% and a high of 16.9% for the Summit Peer Group; (xi) Summit had a net interest margin of 4.34% compared with a low of 2.58%, a mean of 4.21% and a high of 5.10% for the Summit Peer Group; (xii) Summit had an efficiency ratio of 57.41% compared with a low of 44.64%, a mean of 56.60% and a high of 63.56% for the Summit Peer Group; (xiii) Summit had a price (at September 8, 1995) to six months ended June 30, 1995 annualized earnings per share multiple of 12.5x compared to a low of 11.89x, a mean of 13.36x and a high of 14.22x for the Summit Peer Group; (xiv) Summit had a price to 1995 estimated earnings per share multiple of 12.5x compared to a low of 11.34x, a mean of 12.66x and a high of 13.71x for the Summit Peer Group; (xv) Summit had a price to 1996 estimated earnings per share multiple of 11.24x compared to a low of 10.3x, a mean of 11.7x and a high of 12.55x for the Summit Peer Group; (xvi) Summit had a price to book value multiple of 1.91x compared to a low of 1.32x, a mean of 1.7x and a high of 2.23x for the Summit Peer Group; (xvii) Summit had a price to tangible book value multiple of 1.95x compared to a low of 1.44x, a mean of 1.77x and a high of 2.33x for the Summit Peer Group; and (xviii) Summit had a dividend yield of 3.38% compared to a low of 3.09%, a mean of 3.75% and a high of 4.32% for the Summit Peer Group.

  Merrill Lynch also compared selected balance sheet data, asset quality, capitalization and profitability ratios and market trading statistics using financial data at or for the twelve months ended June 30, 1995 for UJB to a group of 14 selected bank holding companies consisting of AmSouth Bancorp., BayBanks, Crestar Financial Corp., Central Fidelity Banks, Inc., First Empire State Corp, First Security Corp., Firstar Corp., First Tennessee National Corp., Huntington Bancshares, Inc., Meridian Bancorp, Marshall & Ilsley, Old Kent Financial Corp., Regions Financial Corp., and SouthTrust Corp. (the "UJB Peer Group"). This analysis showed that (i) UJB had a ratio of nonperforming assets to total assets of 1.39% compared to a low of .19%, a mean of .54% and a high of .91% for the UJB Peer Group; (ii) UJB had a ratio of nonperforming loans to loans of 1.91%, compared to a low of .22%, a mean of .74% and a high of 1.97% for the UJB Peer Group; (iii) UJB had a ratio of reserves to nonperforming loans of 103.55% compared to a low of 107.76%, a mean of 341.01% and a high of 701.33% for the UJB Peer Group; (iv) UJB had a ratio of reserves to nonperforming assets of 92.54% compared to a low of 144.30%, a mean of 254.79% and a high of 565.87% for the UJB Peer Group; (v) UJB had a ratio of equity to assets of 7.53% compared to a low of 6.59%, a mean of 7.79% and a high of 9.12% for the UJB Peer Group; (vi) UJB had a ratio of tangible equity to assets of 7.26% compared to a low of 5.66%, a mean of 6.96% and a high of 8.63% for the UJB Peer Group; (vii) UJB had a Tier I Capital ratio of 9.82% compared to a low of 7.51%, a mean of 9.79%, and a high of 11.94% for the UJB Peer Group; (viii) UJB had a total capital ratio of 12.62% compared to a low of 10.65%, a mean of 12.52% and a high of 14.23% for the UJB Peer Group; (ix) UJB had a return on average assets of 1.01% compared with a low of .75%, a mean of 1.17% and a high of 1.58% for the UJB Peer Group; (x) UJB had a return on average equity of 13.75% compared to a low of 9.52%, a mean of 14.98% and a high of 19.03% for the UJB Peer Group; (xi) UJB had a net interest margin of 4.71% compared with a low of 3.64%, a mean of 4.41% and a high of 5.12% for the UJB Peer Group; (xii) UJB had an efficiency ratio of 59.34% compared with a low of 55.50%, a mean of 61.89% and a high of 67.00% for the UJB Peer Group;
(xiii) UJB had a price to latest twelve months earnings per share of multiple of 13.27x compared to a low of 11.34x, a mean of 13.28x and a high of 17.71x for the UJB Peer Group; (xiv) UJB had a price to 1995 estimated earnings per share multiple of 12.25x compared to a low of 10.90x, a mean of 11.88x and a high of 13.28x for the UJB Peer Group; (xv) UJB had a price to 1996 estimated earnings per share multiple of 11.06x compared to a low of 9.70x, a mean of 10.69x and a high of 11.99x for the UJB Peer Group; (xvi) UJB had a price to book value multiple of 1.79x compared to a low of 1.62x, a mean of 1.81x and a high of 2.18x for the UJB Peer Group; (xvii) UJB had a price to tangible book value multiple of 1.87x compared to a low of 1.65x, a mean of 2.06x and a high of 2.71x for the UJB Peer Group, and (xviii) UJB had a dividend yield of 3.38% compared to a low of 1.38%, a mean of 3.42% and a high of 4.22% for the UJB Peer Group. Merrill Lynch did not establish any valuation or reference ranges for Summit or UJB from the above comparisons.

  General. In connection with its written opinion and for purposes of its inclusion in this Proxy Statement-Prospectus, Merrill Lynch performed procedures to update, as necessary, certain of the foregoing analyses and reviewed the assumptions on which such analyses were based, and the factors considered in connection therewith. Merrill Lynch did not perform any analyses in addition to those discussed above.

  Merrill Lynch has been retained by UJB as an independent contractor to act as financial advisor to UJB with respect to the Merger and will receive a fee for its services. Merrill Lynch is a nationally recognized investment banking firm and is continually engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, and valuations for estate, corporate and other purposes. UJB selected Merrill Lynch as a financial advisor in connection with the Merger because of its reputation and because Merrill Lynch has substantial experience in transactions such as the Merger.

  In addition to the financial advisory services referred to above, Merrill Lynch has from time to time provided underwriting, financial advisory, and/or brokerage services to UJB and Summit, for all of which Merrill Lynch has received customary compensation, and may provide additional services to the parties in the future. In the ordinary course of business, Merrill Lynch makes a market in UJB Common and Summit Common and trades the debt and equity securities of UJB and Summit for its own account and for the account of its customers and may at any time hold a long or short position in such securities.

  Pursuant to the terms of the Engagement Letter, UJB agreed to pay Merrill Lynch the following fees for its financial advisory services: (i) a fee of $100,000, payable in cash on the date of the Engagement Letter; (ii) an additional fee of $1,400,000, contingent upon and payable in cash upon the execution of the Merger Agreement; and (iii) if, during the period Merrill Lynch is retained by UJB or within two years thereafter, (a) the Merger is consummated or (b) UJB or an affiliate of UJB enters into an agreement with Summit which subsequently results in a merger, a fee of $3,350,000 payable in cash upon the closing of such merger. Any fees previously paid to Merrill Lynch pursuant to clauses (i) and (ii) of this paragraph will be deducted from any fee to which Merrill Lynch is entitled pursuant to clause (iii). While the payment of all or a significant portion of fees related to financial advisory services provided in connection with arm's-length merger and other business combination transactions upon consummation of such transactions, as is the case with the Merger, might be viewed as giving such financial advisors a financial interest in the successful completion of such transactions, such compensation arrangements are standard and customary for transactions of the size and type of the Merger.

  In addition to any fees that may be payable to Merrill Lynch, UJB has agreed to reimburse Merrill Lynch, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with Merrill Lynch's activities under the Engagement Letter, including the reasonable fees and disbursements of its legal counsel. In addition, pursuant to the Engagement Letter, UJB has agreed to indemnify Merrill Lynch against certain liabilities, including liabilities under the federal securities laws.

STOCK OPTION AGREEMENTS

  As an inducement and condition to UJB's willingness to enter into the Merger Agreement, Summit (as issuer) entered into the Summit Stock Option Agreement with UJB (as grantee), and as an inducement and condition to Summit's willingness to enter into the Merger Agreement, UJB (as issuer) entered into the UJB Stock Option Agreement with Summit (as grantee). Pursuant to the Stock Option Agreements, Summit granted the Summit Option to UJB and UJB granted the UJB Option to Summit. The UJB Option is an option to purchase 11,450,000 shares of UJB Common at $36.625 per share, and the Summit Option is an option to purchase 6,730,000 shares of Summit Common at $26.75 per share both exercisable as described below. The purchase of any shares of Summit Common or UJB Common pursuant to the Options is subject to compliance with applicable law.

  For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means UJB with respect to the UJB Stock Option Agreement and Summit with respect to the Summit Stock Option Agreement, and (ii) "Grantee" means Summit with respect to the UJB Stock Option Agreement and UJB with respect to the Summit Stock Option Agreement. The material terms of the UJB Option and the Summit Option (other than the number of shares and exercise price of the Options) are identical.

  Unless Grantee is in breach of any covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement, Grantee may exercise the related Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the related Option will terminate upon the earliest to occur of certain events, including:

    (1) the time immediately prior to the Effective Time;

    (2) termination of the Merger Agreement prior to the occurrence of an Extension Event (as defined below) (other than a termination by Grantee resulting from a volitional breach thereof by Issuer); or

    (3) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee (unless the breach by Issuer giving rise to such right of termination is non-volitional).

  The term "Extension Event" shall mean the occurrence of certain events without the Grantee's prior written consent, including:

    (1) Issuer, its Board of Directors or any of its subsidiaries taking certain actions (each an "Acquisition Transaction"), including recommending or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving Issuer or any of its banking subsidiaries, (b) the purchase, lease, or other acquisition of 10 percent or more of the aggregate value of the assets or deposits of Issuer or any of its banking subsidiaries, (c) the purchase or other acquisition of 10 percent or more of the voting power of Issuer or any of its banking subsidiaries or (d) any substantially similar transaction, in each case except as otherwise permitted by the related Stock Option Agreement;

    (2) any third party acquiring beneficial ownership or the right to acquire beneficial ownership of 10 percent or more of the aggregate voting power of Issuer or any of its banking subsidiaries;

    (3) any third party making a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes publicly disclosed, to engage in an Acquisition Transaction (including the commencement of a tender offer or exchange offer to purchase 10 percent or more of the aggregate voting power of Issuer or any of its banking subsidiaries);

    (4) after a proposal by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer breaches any representation or covenant in the Merger Agreement which would entitle Grantee to terminate the Merger Agreement;

    (5) any third party filing an application with any federal or state bank regulatory authority for approval to engage in an Acquisition Transaction;

    (6) failure of the shareholders of Issuer to approve the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger, the recommendation of the Issuer's Board with respect to the Merger Agreement, in each case after an Extension Event; or

    (7) any Purchase Event (as defined below).

  The term "Purchase Event" shall mean either of the following events or transactions:

    (1) any third party acquiring beneficial ownership of 25 percent or more of the aggregate voting power of Issuer or any of its banking subsidiaries, except as otherwise permitted by the related Stock Option Agreement; or

    (2) the occurrence of an Extension Event described in subparagraph (1) above, except that the percentage referred to in clauses (b) and (c) thereof shall be 25 percent.

  Upon the occurrence of certain events set forth in the related Stock Option Agreement, at the election of Grantee, the related Option (or shares issued pursuant to the exercise thereof) must be repurchased by Issuer (the "Repurchase") or converted into, or exchanged for, an option of another corporation or Issuer (the "Substitute Option"). In addition, the related Stock Option Agreement grants certain registration rights ("Registration Rights") to Grantee with respect to the shares represented by the related Option. The terms of such Repurchase, Substitute Option and Registration Rights are set forth in the Stock Option Agreements.

  The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Summit or UJB prior to the Merger.

  To the knowledge of Summit and UJB, no event giving rise to the right to exercise of either of the Options has occurred as of the date of this Proxy Statement-Prospectus.

  Copies of the Stock Option Agreements are set forth in Appendices D and E to this Proxy Statement- Prospectus, and reference is made thereto for the complete terms of the Stock Option Agreements and the Options. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.

CHARTER AND BY-LAWS OF SURVIVING CORPORATION

  Pursuant to the Merger Agreement, the Certificate of Incorporation of the Surviving Corporation will contain the provisions of the Restated Certificate of Incorporation of UJB as in effect at the Effective Time and two additional provisions, one changing the name of the Surviving Corporation to "Summit Bank Corp." (as discussed at "THE MERGER--Merger of Constituent Corporations and Name of Surviving Corporation") and one creating a new series of preferred stock of the Surviving Corporation to be designated Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value) having the same relative rights, preferences and limitations as the Summit Adjustable Preferred (as discussed at "THE MERGER--Conversion of Summit Adjustable Preferred"). A Restated Certificate of Incorporation of UJB filed as an attachment to the Certificate of Merger will contain all provisions of, and will constitute, the Restated Certificate of Incorporation of the Surviving Corporation as just described, unless and until duly amended. The By-Laws of UJB as in effect at the Effective Time will be the By-Laws of the Surviving Corporation, unless and until duly amended.

BOARD OF DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

  The Merger Agreement provides that the Board of Directors of the Surviving Corporation will consist of the thirteen members of the Board of Directors of UJB at the Effective Time and six additional members selected by the Summit Board from among those persons serving as directors of Summit both at the time the Merger Agreement is executed and at the Effective Time. The Merger Agreement provides for the six additional members selected from the Summit Board to be allocated evenly among the three classes of directors of UJB's classified Board of Directors, and for the six additional members, subject to director qualification requirements, to be nominated to serve at least one full three-year term following any portion of a term they may serve by virtue of their becoming a UJB director other than at an annual meeting of UJB shareholders (except with respect to Thomas D. Sayles, Jr. who, UJB and Summit have separately agreed, if selected, would serve a term ending at the 1997 annual meeting of shareholders of the Surviving Corporation). UJB has agreed that, prior to the Effective Time, it will not increase above thirteen the number of directorships on the UJB Board, but UJB is permitted to fill any vacancies occurring prior to the Effective Time. The Merger Agreement further provides that Robert G. Cox, Director and President of Summit, will be one of the six nominees to the Board of the Surviving Corporation from the Summit Board.

  The Merger Agreement also provides that the officers of the Surviving Corporation at the Effective Time shall consist of the persons serving as officers of UJB at the Effective Time, except for the office of President which shall be filled by Robert G. Cox, plus such other persons serving as officers of Summit as UJB and Summit shall mutually designate.

REGULATORY APPROVALS

  The Merger is subject to approval by the Federal Reserve Board under the Bank Holding Company of 1956, as amended (the "BHC Act"). The BHC Act provides that the Federal Reserve Board may not approve any transaction (1) that would result in a monopoly, or that would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or (2) the effect of which in any section of the country may be substantially to lessen competition, or to tend to create a monopoly, or that in any other manner would be in restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In conducting its review of any application for approval, the Federal Reserve Board is required to consider the financial and managerial resources and future prospects of the company or companies and the banks concerned, and the convenience and needs of the communities to be served. Under the BHC Act as interpreted by the Federal Reserve Board and the courts, the Federal Reserve Board may deny any application if it determines that the financial or managerial resources of the acquiring bank holding company are inadequate. The acquisition by UJB of 5% or more of Summit's voting stock is subject to the same approval. The BHC Act provides that a transaction approved by the Federal Reserve Board may not be consummated for 30 days after such approval or, if certain conditions are met, a shorter period, but in no event less than 15 calendar days after the date of approval. During such period, the Justice Department may commence legal action challenging the transaction under the antitrust laws. If, however, the Justice Department does not commence legal action during the specified waiting period, it may not challenge the transaction thereafter except in an action commenced under Section 2 of the Sherman Antitrust Act. Satisfactory financial condition, particularly with regard to capital adequacy, and satisfactory Community Reinvestment Act ratings generally are prerequisites to obtaining Federal Reserve Board approval to make acquisitions. All of UJB's subsidiary banks are currently rated "satisfactory" or better under the Community Reinvestment Act.

  Regulations of the Federal Reserve Board under the BHC Act requires notice of an application for approval of a merger between bank holding companies to be published in a newspaper of general circulation and in the Federal Register and that the public have at least 30 days to comment on the application. In the event one or more comments protesting approval of the application are received by the Federal Reserve Board within the time period provided for in the respective notices, the Federal Reserve Board's regulations permit the federal reserve bank having jurisdiction over the applicant, acting on delegated authority from the Federal Reserve Board, to arrange a private meeting between the applicant and the protestors if the federal reserve bank decides a private meeting would be appropriate. In addition, if an applicant or a protestor requests a hearing or if the Federal Reserve Board determines such to be appropriate, the Federal Reserve Board may order that a formal hearing on the application be held or that a proceeding permitting all interested parties to present their views orally before the Federal Reserve Board or its designated representative be conducted. Due to the possibility that a private meeting, public hearing or proceeding providing for oral presentation will be deemed appropriate by the Federal Reserve Board following receipt of a protest, and due additionally to the procedures relating thereto, Federal Reserve Board processing of merger applications receiving one or more protests will generally take longer than the processing of merger applications not receiving such protests, The comment period relating to UJB's application for approval of the Merger expires on or about December 16, 1995. As of the date of this Proxy Statement-Prospectus the Federal Reserve Board has notified UJB that it has received one comment requesting a hearing.

  Based on current precedents, the managements of UJB and Summit anticipate that the Merger will be approved by the Federal Reserve Board and believe it is not likely to be challenged by the Justice Department under the antitrust laws. However, there is no assurance that the Federal Reserve Board or the Justice Department will not challenge the Merger or that any approval by the Federal Reserve Board will not contain conditions unacceptable to UJB or Summit or both. The shareholders of UJB and Summit should be aware that regulatory approvals of the Merger may be based upon different considerations than those that would be important to such shareholders in determining whether or not to approve the Merger. Any such approvals should in no event be construed by a UJB or Summit shareholder as a recommendation by any regulatory agency with respect to the Merger.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  Directors and executive officers of Summit have interests in the Merger that are in addition to their interests as Summit shareholders. These interests are described in more detail below.

 Indemnification and Insurance

  In the Merger Agreement, UJB has agreed to indemnify and to advance expenses in matters that may be subject to indemnification to persons who served as directors and officers of Summit or any subsidiary of Summit on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of Summit's or UJB's Restated Certificate of Incorporation and By-Laws in effect on the date the Merger Agreement was executed, whichever is more favorable to the particular director or officer, and applicable provisions of law.

  Also in the Merger Agreement, UJB has agreed that for a period of six (6) years after the Effective Time it will use its best efforts to provide to the persons who served as directors or officers of Summit or any subsidiary of Summit on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities on the date of execution of the Merger Agreement; provided that in no event is UJB required to expend more than 200% of the amount expended by Summit prior to the execution of the Merger Agreement for such insurance coverage. UJB has agreed to use its best efforts to obtain as much comparable insurance as is available for this amount. Summit must renew any existing insurance or purchase any "discovery period" insurance provided for under existing insurance at UJB's request and expense.

 Directors and Management

  As provided in the Merger Agreement, upon consummation of the Merger, Mr. Cox and five other members of the Summit Board, subject to director qualification requirements, will be nominated to serve on the Board of Directors of the Surviving Corporation for a period of service to include at least one full three-year term, other than with respect to Thomas D. Sayles, Jr. who, UJB and Summit have separately agreed, if selected, would serve a term ending at the 1997 annual meeting of shareholders of the Surviving Corporation. The Merger Agreement also provides that Mr. Cox will be President of the Surviving Corporation and the employment agreement to be entered into between Mr. Cox and UJB provides that Mr. Cox will also be the President of UJBank following consummation of the Merger. See "THE MERGER--Board of Directors and Officers of Surviving Corporation."

 Employment Agreement with Robert G. Cox

  UJB has agreed to enter, on or before the Closing Date, into an employment agreement with Mr. Cox, Director and President of Summit, providing for Mr. Cox to serve, commencing at the Effective Time, as the President of the Surviving Corporation and UJBank, for an initial term of three years; provided, however, on the first and second anniversary dates of the employment agreement, the term of the employment agreement shall be extended automatically for one additional year unless not later than 180 days prior to such anniversary date, either party shall have given written notice to the other of its or his election not to extend the term of the employment agreement. The employment agreement additionally provides for Mr. Cox to receive (i) base salary of not less than $500,000, (ii) an annual bonus at least equal to the highest annual bonus received by him during any of three calendar years preceding the Effective Time, (iii) incentive, savings and retirement plan benefits which in the aggregate are equal to those received by peer executives of UJB, or, if more favorable, the most favorable incentive, savings and retirement plan benefits received by him in the 180 days preceding the Effective Time, (iv) health and welfare plan benefits which in the aggregate are equal to those received by peer executives of UJB, or, if more favorable, the most favorable health and welfare plan benefits received by him in the 180 days preceding the Effective Time, and (v) other customary fringe benefits received by peer executives of UJB, or, if more favorable, the most favorable of the fringe benefits received by him in the 180 days preceding the Effective Time. In the employment agreement Mr. Cox agrees that for a period of one year following any termination of the employment agreement he will not accept employment with any national or state bank or thrift institution or affiliate thereof at a place of employment within 25 miles of any branch location of UJB or any of its subsidiaries.

 Summit Change of Control Agreements

  Summit has entered into change of control agreements with certain executive officers of Summit (Robert G. Cox, John R. Feeney, Dennis S. McChesney, Elwood Bowman II, Stewart McClure, James S. Little and Richard Ranelli) which provide for certain payments and benefits to the executive in the event the executive's employment is terminated following a change of control or a potential change of control as those terms are defined in the agreements (the "Change of Control Events"). These agreements also provide for reimbursement to the executive of a portion of the excise taxes payable (if any) as a result of receipt by an executive of payments and benefits as a result of a termination after a Change of Control Event. The Merger Agreement constitutes a Change of Control Event for purposes of these agreements. If, pursuant to the provisions described above, payments were required to be made to Messrs. Cox, Feeney, McChesney, Little and Bowman (the five most highly compensated Summit executive officers named in Summit's most recent annual meeting proxy statement), the estimated amount of such payments would be $3,382,573, $1,351,317, $1,463,867, $611,093 and $798,697,
respectively. The estimated amount of payments to all the executive officers with change of control agreements as a group would be $8,759,756. Since Mr. Cox will enter into an employment agreement providing for him to serve as the President of the Surviving Corporation and UJBank, he will not be entitled to payments under his change of control agreement as a result of the Merger. However, the employment agreement provides for UJB to assume the obligations of Summit under the change of control agreement between Summit and Mr. Cox.

 Supplemental Retirement Benefits

  Summit maintains a supplemental executive retirement plan ("SERP") for the benefit of certain eligible key officers. The SERP provides a participant benefits that would otherwise be denied a participant by reason of certain Code limitations on qualified plan benefits such as benefits under the qualified, noncontributory pension plan maintained by Summit (the "Summit Retirement Plan"). Messrs. Cox, Feeney and McChesney participate in the SERP which provides, among other things, that an officer who is a participant in the SERP on the date of a change of control and who retires, otherwise terminates employment or dies prior to reaching age 65, will have benefits to which the participant is entitled under the Summit Retirement Plan determined without respect to any plan limits and as if the participant had remained employed until age 65 and had continued to accrue years of service until such date. The estimated present value of benefits payable to Messrs. Cox, Feeney and McChesney under the SERP attributable to a change of control would be $116,414, $167,121 and $265,966, respectively.

 Summit Stock Award Plans.

  As described under "THE MERGER--Conversion of Stock Award Plan Options," Original Award Plan Options outstanding at the Effective Time will be automatically converted into New Award Plan Options, subject to the terms of the particular Summit Stock Award Plan and stock option agreement pursuant to which the Original Award Plan Option was granted. The number of shares covered by the New Award Plan Options and the exercise price thereof will be set by reference to the number of shares covered by and the exercise price of the Original Award Plan Option, adjusted in accordance with the Exchange Ratio. The Merger Agreement provides that holders of New Award Plan Options, in lieu of exercising the New Award Plan Option as a stock option, may instead receive the aggregate difference between the exercise price of the New Award Plan Option and the market price of UJB Common at the time of exercise in shares of UJB Common.

  The following table sets forth certain information relating to Original Award Plan Options held by Messrs. Cox, Feeney, McChesney, Bowman and Little and all directors and executive officers of Summit as a group as follows: (i) the number of Original Award Plan Options held by such persons; (ii) the number of Original Award Plan Options held by such persons that are currently exercisable; (iii) the number of Original Award Plan Options held by such persons that will become exercisable in connection with the Merger; (iv) the weighted average exercise price for currently exercisable Original Award Plan Options; (v) the weighted average exercise price for Original Award Plan Options that will become exercisable in connection with the Merger; and (vi) the aggregate value of the Original Award Plan Options based upon the per share value (i.e., stock price less option exercise price) of Summit Common on November 29, 1995 of $28.375.

                                                                                   WEIGHTED AVG.
                                                  OPTIONS       WEIGHTED AVG.    EXERCISE PRICE OF
                                    OPTIONS     EXERCISABLE   EXERCISE PRICE OF OPTIONS EXERCISABLE AGGREGATE
                          OPTIONS  CURRENTLY   IN CONNECTION  OPTIONS CURRENTLY IN CONNECTION WITH   VALUE OF
                           HELD   EXERCISABLE WITH THE MERGER    EXERCISABLE        THE MERGER       OPTIONS
                          ------- ----------- --------------- ----------------- ------------------- ----------
Robert G. Cox...........  173,839   104,339        69,500          $15.14             $19.04        $2,029,709
John R. Feeney..........   67,716    41,466        26,250           17.45              18.93           700,947
Dennis S. McChesney.....   63,816    37,566        26,250           17.29              18.93           664,350
James S. Little.........   34,000    18,700        15,300           15.76              19.07           378,267
Elwood L. Bowman II.....   47,094    29,694        17,400           17.17              19.01           495,672
Directors & Executive
 Officers as a Group (22
 Persons in Total)......  665,467   422,577       242,890                                            7,429,317

  The following table sets forth certain information regarding the number of shares (rounded to the lowest near whole share) and value (rounded) thereof (based on the closing sale price of UJB Common on November 29, 1995 of $32.375) of UJB Common issuable to Messrs. Cox, Fenney, McChesney, Bowman and Little and all directors and executive officers as a group, upon exercise of their New Award Plan Options as stock appreciation rights.

                                                                                          NUMBER OF UJB
                                                                                          SHARES TO BE
                                   WEIGHTED AVG.               WEIGHTED AVG.   VALUE OF   RECEIVED UPON
                          ORIGINAL EXERCISE PRICE  NEW AWARD     EXERCISE     NEW AWARD    EXERCISE OF
                           AWARD    OF ORIGINAL   PLAN OPTIONS PRICE OF NEW  PLAN OPTIONS   NEW AWARD
                            PLAN     AWARD PLAN       UPON      AWARD PLAN    EXCERCISED  PLAN OPTIONS
                          OPTIONS     OPTIONS      CONVERSION     OPTIONS      AS SARS       AS SARS
                          -------- -------------- ------------ ------------- ------------ -------------
Robert G. Cox...........  173,839      $16.70       156,455       $18.56      $2,161,426      66,762
John R. Feeney..........   67,716       18.02        60,944        20.03         752,354      23,238
Dennis S. McChesney.....   63,816       17.96        57,434        19.96         713,043      22,024
James S. Little.........   34,000       17.25        30,600        19.17         404,073      12,481
Elwood L. Bowman II.....   47,094       17.85        42,384        19.83         531,707      16,423
Directors & Executive
 Officers as a Group (22
 Persons in Total)......  665,467       17.21       598,918        19.12       7,936,145     245,130

  The vesting of certain restricted stock awards and performance share units granted under the Summit Stock Award Plans will be accelerated in connection with the Merger. Restricted stock awards and performance share units with respect to shares of Summit Common of 48,700; 25,650; 22,350; 13,400; and 16,250 shares for Messrs. Cox, Feeney, McChesney, Little and Bowman, respectively, will vest in connection with the Merger.

 Summit Severance Pay Policy

  The Merger Agreement provides that any employee of Summit whose employment is terminated during the one-year period commencing with the Effective Time shall be entitled to benefits under the Summit Severance Pay Policy. Benefits provided under the Summit Severance Pay Policy include outplacement assistance or counseling for terminated officers and employees, a period of bridge pay for officers to conduct a job search for up to four months and severance pay based on years of service. Each terminated employee is entitled to a minimum severance pay equal to four weeks' base salary up to a maximum of 52 week's base salary for 25 or more years of service. However, by its terms, the Summit Severance Pay Policy excludes from its coverage those individuals who have entered into change of control agreements.

THE MERGER AGREEMENT

 Amendment

  Summit and UJB may jointly amend the Merger Agreement at any time; provided, however, that, after the Summit Special Meeting, no amendment may reduce the amount, or change the forms, of consideration to be received by Summit's shareholders unless such modification is submitted to a vote of the Summit shareholders or increase the amount of consideration to be paid by UJB unless such modification is submitted to a vote of the shareholders of UJB.

 Covenants

  Summit

  Pursuant to the Merger Agreement, Summit has covenanted, among other things, that, until termination of the Merger Agreement, Summit will advise UJB of any material adverse change in Summit's business and certain other circumstances, and the business of Summit and its subsidiaries will be carried on diligently and substantially in the same manner as prior to the execution of the Merger Agreement. Furthermore, until termination of the Merger Agreement, without the prior written consent of UJB, Summit will refrain from taking certain other actions, including certain actions relating to changes in its capital stock, the incurrence of liabilities and the issuance of capital stock.

  Summit also has agreed that, until termination of the Merger Agreement or the Effective Time neither Summit nor any of its subsidiaries nor any of the officers or director of Summit or its subsidiaries shall, and that Summit shall direct and use its best efforts to cause its employees, agents and representatives (including investment bankers, brokers, financial or investment advisors, attorneys or accountants retained by Summit or any of its subsidiaries) not to (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including any proposal, tender offer or exchange offer, consolidation, business combination, takeover or similar transactions other than the Merger involving, or any purchase of all or any significant portion of the assets or any equity securities of, Summit or any of its subsidiaries ("Acquisition Proposal") or
(ii) except to the extent legally required for the discharge by the Summit Board of its fiduciary duties, as advised by written opinion of counsel furnished to UJB, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or enter into any agreement or agreement in principle with any person relating to as an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. In addition, Summit agreed to notify UJB by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Summit or any of its subsidiaries or assets by another party, and to immediately deliver by facsimile transmission to such UJB officer a copy of any document relating thereto promptly after any such document is received by Summit. In order to ensure that Summit shareholders would be paid at least one but no more than one dividend in the calendar quarter in which the Merger is consummated, Summit agreed in the Merger Agreement to coordinate with UJB the declaration of any dividends and the setting of any record or payment dates.

  UJB

  Pursuant to the Merger Agreement, UJB has covenanted, among other things, that until termination of the Merger Agreement UJB will advise Summit of any material adverse change in UJB's business and certain other circumstances, and will use its best efforts to preserve its business organization intact and its relationship with customers and others having business dealings with it.

  UJB has also agreed (i) to merge Summit Bank, the wholly-owned, New Jersey chartered bank subsidiary of Summit, with and into UJBank under the name "Summit Bank" as soon as reasonably practicable following the Effective Time,
(ii) that Summit may amend the Summit Profit Sharing Plan to provide for immediate vesting of unvested benefits if in the written opinion of Summit's and UJB's independent accounting firm such amendment is consistent with accounting for the Merger as a pooling-of-interests, (iii) that it will provide benefits under Summits's severance pay policy to Summit employees who are terminated during the one-year period following the Effective Date, and
(iv) that it will permit Summit employees who become UJB Employees following the Effective Time to participate in pension, savings, and health and welfare plans of UJB to the extent maintained by UJB unless a comparable plan of Summit is retained.

 Conditions to the Merger; Termination

  The obligations of both parties to consummate the Merger are subject to the satisfaction of certain conditions including, among other things: (1) approval of the Merger Agreement by the requisite vote of the holders of UJB Common and Summit Common; (2) receipt of all required regulatory approvals by UJB and Summit without such approvals containing restrictions or limitations, which, in the reasonable opinion of UJB or Summit, would materially adversely affect the financial condition of UJB following the consummation of the Merger; (3) UJB's receipt of an opinion from Thompson & Mitchell and Summit's receipt of an opinion from Sullivan & Cromwell both as to certain federal income tax consequences of the Merger; (4) receipt of a letter from KPMG Peat Marwick LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment; (5) the UJB Common and the UJB Series C Preferred to be issued in the Merger having been approved for listing on the NYSE, subject to official notice of issuance; (6) neither party is party to any agreement or memorandum of understanding nor is subject to any order, directive or, supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse affect upon the Merger or upon the financial condition of the respective parties or their banking subsidiaries, and neither party has been advised that any such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing; (7) UJB and Mr. Cox executing Mr. Cox's employment agreement; and (8) other customary conditions described in the Merger Agreement. Any of such conditions may be waived by the party for whose benefit the condition was included. However, the Merger will not be consummated without the receipt of all required regulatory approvals and the pooling letter from KPMG Peat Marwick LLP.

  Either party may terminate the Merger Agreement if (1) the other party's shareholders fail to approve the Merger Agreement by the requisite vote, (2) the other party materially breaches a warranty, representation or covenant and such breach is not cured or capable of being cured within 30 days of the giving of written notice thereof, (3) on the closing date, all the conditions precedent to such party's obligation to close are not met, or (4) the Merger has not been closed by August 31, 1996 unless the failure of such occurrence is due solely to the failure of the party seeking to terminate the Merger Agreement to perform or observe its agreements set forth in the Merger Agreement required to be performed or observed by such party on or before the closing date. In addition, the parties may terminate the Merger Agreement at any time by mutual agreement.

 Expenses

  In the event that the Merger Agreement is terminated by either party, each party shall be mutually released and discharged from liability to the other party or to any third party hereunder, and no party shall be liable to any other party for any costs or expenses incurred in connection with the Merger Agreement, except that the expenses incurred in connection with the printing of this Proxy Statement-Prospectus and the Registration Statement and the filing fees with the Commission and the NYSE shall be borne equally by Summit and UJB; provided, however, that in the event of a termination, a breaching party will not be relieved from liability for any uncured willful breach of the Merger Agreement which gave rise to such termination. Notwithstanding any termination of the Merger Agreement, each party will indemnify and hold the other party harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with such party. Except as provided otherwise in the event of termination of the Merger Agreement, Summit and its subsidiaries will bear their own expenses incident to preparing, entering into and carrying out the Merger Agreement and to consummating the Merger; provided, however, that UJB will pay all printing and mailing expenses and filing fees associated with the Registration Statement relating to this Proxy Statement-Prospectus, this Proxy Statement-Prospectus and regulatory applications.

NO DISSENTERS' RIGHTS

  Under applicable New Jersey law, no dissenters' rights of appraisal are available to holders of either UJB Stock or Summit Stock in connection with the Merger.

NEW YORK STOCK EXCHANGE LISTING

  UJB has agreed in the Merger Agreement to use its best efforts to cause the shares of UJB Common to be issued in the Merger to be listed on the NYSE. Listing of such shares of UJB Common on the NYSE (subject to official notice of issuance) is a condition to the consummation of the Merger.

ACCOUNTING TREATMENT

  It is anticipated that the Merger, when consummated, will be accounted for as a pooling-of-interests, and it is a condition of closing the Merger that the parties receive a letter from KPMG Peat Marwick LLP, independent auditors for UJB and Summit, to the effect that the Merger qualifies for such accounting treatment. Under this method of accounting, the historical book values of the assets, liabilities and shareholders' equity of Summit, as reported on its Consolidated Balance Sheet, will be carried over onto the Consolidated Balance Sheet of UJB and no goodwill or other intangible assets will be created. UJB will include on its Consolidated Statement of Income the consolidated results of operations of Summit for the entire fiscal year in which the consummation of the Merger occurs and will combine and restate its results of operations for prior periods to include the reported consolidated results of operations of Summit for prior periods.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of the material federal income tax consequences of the Merger to certain Summit shareholders and does not purport to be a complete analysis or listing of all potential tax considerations or consequences relevant to a decision whether to vote for the approval of the Merger. With respect to the federal income tax consequences to Summit shareholders, the discussion does not address all aspects of federal income taxation that may be applicable to Summit shareholders and does not address the consequences of the Merger to shareholders of Summit subject to special federal income tax treatment including, without limitation, foreign persons, tax-exempt entities, retirement plans, dealers in securities, and persons who acquired their Summit Common pursuant to the exercise of employee stock options or otherwise as compensation. Each Summit shareholder's individual circumstances may affect the tax consequences of the Merger to such shareholder. In addition, no information is provided herein with respect to the consequences under state, local or foreign tax laws, or under any federal tax laws other than those pertaining to the federal income tax. CONSEQUENTLY, EACH SUMMIT SHAREHOLDER IS URGED TO CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR TO DETERMINE THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER.

  UJB has received an opinion from Thompson & Mitchell, special counsel to UJB, and Summit has received an opinion from Sullivan & Cromwell, special counsel to Summit (collectively, the "Opinions"), each to the effect that, assuming the Merger occurs in accordance with the Merger Agreement and the accuracy of certain representations made by UJB and Summit, for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a)(1) of the Code. In addition, the Opinion received by Summit addresses the following federal income tax consequences of the Merger to Summit shareholders:

    (1) except with respect to Cash in Lieu Amounts received in respect of fractional share interests, holders of Summit Common who receive solely the Common Stock Merger Consideration in the Merger will not recognize gain or loss for federal income tax purposes;

    (2) holders of Summit Adjustable Preferred who receive solely UJB Series C Preferred in the Merger will not recognize gain or loss for federal income tax purposes;

    (3) the basis of UJB Common received in the Merger (including any fractional share for which cash is received) will equal the basis of the Summit Common for which it is exchanged;

    (4) the basis of UJB Series C Preferred received in the Merger will equal the basis of the Summit Adjustable Preferred for which it is exchanged;

    (5) the holding period of UJB Common received in the Merger (including any fractional share for which cash is received) will include the holding period of the Summit Common for which it is exchanged, assuming that such Summit Common is a capital asset in the hands of the holder thereof at the Effective Time; and

    (6) the holding period of UJB Series C Preferred received in the Merger will include the holding period of the Summit Adjustable Preferred for which it is exchanged, assuming that such Summit Adjustable Preferred is a capital asset in the hands of the holder thereof at the Effective Time.

  The receipt of the Opinions again as of the date of the closing of the Merger is a condition to the consummation of the Merger, unless waived by the party entitled to receive such opinion.

  The Opinions are subject to the conditions and assumptions stated therein and rely upon various representations made by UJB and Summit. In addition, the Opinions are based on the Code, regulations proposed or promulgated thereunder, and administrative interpretations and judicial precedents relating thereto, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences discussed herein. An opinion of counsel, unlike a private letter ruling from the Internal Revenue Service, has no binding effect on the Internal Revenue Service. The Internal Revenue Service could take a position contrary to the Opinions and, if the matter were litigated, a court may reach a decision contrary to the Opinions. Neither UJB nor Summit has requested a ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger, and the Internal Revenue Service is not expected to issue such a ruling.

  THE FOREGOING IS A SUMMARY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO CERTAIN SUMMIT SHAREHOLDERS AND DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OF EACH SUMMIT SHAREHOLDER'S TAX STATUS AND ATTRIBUTES. AS A RESULT, THE FEDERAL INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH SUMMIT SHAREHOLDER. AS EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, EACH SUMMIT SHAREHOLDER SHOULD CONSULT SUCH SHAREHOLDER'S OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL AND OTHER TAX LAWS.

RESALES OF UJB STOCK

  The shares of UJB Common and UJB Series C Preferred into which shares of Summit Common and Summit Adjustable Preferred are converted on the Effective Date will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of Summit for purposes of Rule 145 under the Securities Act as of the date of the Summit Special Meeting. Affiliates may not sell their shares of UJB Common and UJB Series C Preferred acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of Summit generally include individuals or entities that control, are controlled by or are under common control with Summit and may include certain officers and directors of Summit as well as principal shareholders of Summit.

  UJB and Summit agreed in the Merger Agreement to cause each director, executive officer and other person who is an affiliate of UJB or Summit to enter into an agreement with UJB providing that such persons agree to be bound by the rules which permit the Merger to be treated as a pooling-of-interests for accounting purposes, and in the case of the Summit affiliates, agreeing to be bound by the restrictions of Rule 145. See "THE MERGER--Accounting Treatment." The rules regarding pooling-of-interests accounting treatment includes restrictions on sales or other dispositions of UJB Common or Summit Common by affiliates of either UJB or Summit during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of UJB and Summit.

DIFFERENCES IN SHAREHOLDERS' RIGHTS

  Because UJB and Summit are both New Jersey business corporations, any differences in rights of holders of their respective stocks are due to differences in the restated certificates of incorporation and by-laws of the two companies. Certain of the rights of Summit shareholders described below that are contained in the Restated Certificate of Incorporation or Bylaws of Summit, and that are not contained in the Restated Certificate of Incorporation or By-Laws of UJB, are deemed to have an anti-takeover effect and will not be available to Summit shareholders as UJB shareholders; however, certain rights provided for by the Restated Certificate of Incorporation or By-Laws of UJB are also deemed to have an anti-takeover effect and will be available to Summit shareholders but only after becoming UJB shareholders. The following is a summary explanation of the material differences between the rights of shareholders of Summit and the rights of shareholders of UJB. This summary is qualified in its entirety by reference to the governing documents of Summit and UJB referred to above.

 Classified Board and Related Provisions.

  SUMMIT. Summit's Restated Certificate of Incorporation and Bylaws provide for a classified Board by dividing the Board into three classes of approximately equal size, with each class of directors serving a staggered term of three years.

  UJB. The Restated Certificate of Incorporation of UJB divides the UJB Board into three classes, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one third of the number of directors constituting the entire UJB Board. Presently there are four directors in Class I, five directors in Class II and four directors in Class III.

 Meetings and Consents

  SUMMIT. Summit's Bylaws provide that a special meeting of shareholders may be called for any purpose, at any time, by the Chairman, the President or the Board, and shall be called by the President upon the written report of shareholders holding 10% or more of Summit's outstanding shares of capital stock eligible to vote at a shareholders' meeting.

  UJB. The Restated Certificate of Incorporation of UJB requires that all actions by the shareholders of UJB be taken at a duly called annual or special meeting of UJB's shareholders or by the unanimous, but not less than unanimous, written consent of the shareholders. An additional provision in the Restated Certificate of Incorporation of UJB provides that the affirmative vote of the holders of 80% or more of the combined voting shares of UJB, voting as a single class, is required to amend, alter, repeal or take any action inconsistent with this requirement.

 Shareholder Rights Plans

  SUMMIT. Summit's shareholder rights plan ("Summit Rights Plan") provides that automatically attached to each share of Summit Common is one right (a "Summit Right") which, when exercisable, entitles the holder of the Summit Right to purchase one-hundredth of a share of Series B Junior Participating Preferred Stock at a purchase price of $70, subject to adjustment. In certain events (such as a person or group acquiring or announcing an intent to acquire 15% or more of the Summit Common, or the Summit Board determining that 10% or more of the Summit Common has been acquired by an "Adverse Person", as defined in the Summit Rights Plan), holders of the Summit Rights are entitled to purchase Summit Common or common stock in a surviving corporation with a market value of two times the exercise purchase price, as defined in the Summit Rights Plan. Accordingly, exercise of the Summit Rights may cause substantial dilution to a person that attempts to acquire Summit and may have certain antitakeover effects. For a further discussion of the Summit Rights Plan, see "DESCRIPTION OF SUMMIT CAPITAL STOCK--Shareholder Rights Plan."

  UJB. UJB has in effect a shareholder rights plan similar to the Summit Rights Plan pursuant to which holders of shares of UJB Common possess one preferred stock purchase right for each share of UJB Common held by them. Each preferred stock purchase right entitles the holder to buy, as of the close of business on the tenth day following the occurrence of certain takeover-related events, one-hundredth of a share of a new series of Preferred Stock, designated the Series R Preferred Stock, at $90 per one-hundredth share, with full shares having rights per share equal to 100 times the rights of UJB Common with respect to voting, dividends and distributions upon liquidation or merger as well as entitling the holder to an additional preferential dividend. Upon the occurrence of certain subsequently occurring events, holders of the preferred stock purchase rights become entitled to purchase either shares of the Series R Preferred Stock of UJB (if not already purchased) or a number of shares of the "acquiring person" (as defined in the rights plan) equal in market value to twice the exercise price of the preferred stock purchase right. The UJB Board has the power to redeem the preferred stock purchase rights at any time but, after the preferred stock purchase rights become exercisable, it may do so only upon the majority vote of non-management directors in connection with a business combination it has approved. For a further description of UJB's shareholder rights plan, see "DESCRIPTION OF UJB CAPITAL STOCK--Shareholder Rights Plan."

 Nominations to the Board, Shareholder Proposals and Conduct of Meetings

  SUMMIT. The Bylaws of Summit provide that the Summit Board may make such rules or regulations for the conduct of meetings of Summit shareholders as the Summit Board deems necessary, appropriate or convenient. Subject to such rules or regulations made by the Summit Board, the chairman of a meeting of Summit shareholders has the right and authority to prescribe such rules, regulations and procedures and to do all acts, in the judgment of such chairman, as are necessary, appropriate or convenient for the proper conduct of the meeting of Summit shareholders. The Bylaws of Summit further provide that no matter (other than certain procedural matters) shall be properly before the meeting of Summit shareholders for consideration unless such matter shall have been identified in the notice of meeting given by or at the direction or the Summit Board. In the case of any matter proposed by any Summit shareholder for consideration at a meeting of Summit shareholders, timely written notice of the same must be given to the Secretary of Summit in accordance with the Summit Bylaws.

  UJB. The By-Laws of UJB contain provisions that empower the UJB Board to adopt rules, regulations and procedures governing meetings of UJB shareholders and empower the chairman of a meeting of UJB shareholders, subject to the rules and regulations adopted by the UJB Board, to adopt such rules, regulations and procedures and to take such acts that the chairman deems necessary, appropriate or convenient for the proper conduct of a shareholder meeting. The UJB By-Laws also contain provisions that (1) establish rules governing nominations for director and shareholder proposals made at annual meetings of shareholders and, in general, empower the chairman of an annual meeting to disallow nominations and shareholder proposals that are not made at least 80 days in advance of the particular meeting or that otherwise fail to comply with the requirements of the By-Laws and (2) establish rules governing nominations for directors made at special meetings of shareholders and empower the chairman of a special meeting to disallow nominations that are not made at least 70 days prior to such special meeting or the 10th day following the day on which public announcement of such special meeting is first made or that otherwise fail to comply with the requirements of the By-Laws.

 Authorized Shares

  SUMMIT. Summit has authorized 50,000,000 shares of Summit Common and 12,000,000 shares of Preferred Stock, no par value, issuable in one or more series and with such terms as the Summit Board determines. As of September 30, 1995, there were 33,897,869 shares of Summit Common, and 504,481 shares of Summit Adjustable Preferred outstanding. The Summit Board is authorized by Summit's Restated Certificate of Incorporation, as amended, to issue shares of Summit Preferred Stock in series and classes and to fix, from time to time, the number of shares to be included in any class and series and the par value, dividend rights, voting rights, redemption rights, designation, relative rights, preferences and limitations, and all other characteristics and rights of the shares of each class and series.

  UJB. The Restated Certificate of Incorporation of UJB authorizes the issuance of 130,000,000 shares of UJB Common and 4,000,000 shares of preferred stock, no par value. As of September 30, 1995, there were 57,581,872 shares of UJB Common and 600,166 shares of the Adjustable Rate Cumulative Preferred Stock of UJB, Series B ($50 stated value) ("UJB Series B Preferred") outstanding and 600,000 shares of UJB Series R Preferred reserved in UJB's Restated Certificate of Incorporation for issuance under the shareholder rights plan of UJB. The Restated Certificate of Incorporation of UJB and the New Jersey Corporation Act authorize the UJB Board to amend the Restated Certificate of Incorporation without shareholder concurrence to divide the authorized shares of preferred stock into series, to determine the designations and the number of shares of any such series, and to determine the relative voting, dividend, conversion, redemption, liquidation and other rights, preferences and limitations of the authorized shares of preferred stock.

 Voting

  SUMMIT. The affirmative vote of a plurality of votes cast by the shares entitled to vote at a meeting at which a quorum is present is required to elect directors. Summit's Restated Certificate of Incorporation also provides that no merger or consolidation or similar transaction involving Summit may be effected without the approval of voting securities representing at least two-thirds of the votes entitled to be cast (excluding shares owned by 5% shareholders and their affiliates) unless the Board has previously approved the transaction or unless certain fair price tests, meant to ensure equal price treatment for all shareholders, are met. The effect of this provision, together with the provisions for the classified Board of Directors and Summit Rights Plan, may make it difficult for any person to acquire control of Summit and remove management by means of a hostile takeover.

  UJB. By virtue of the New Jersey Corporation Act, the affirmative vote of a plurality of the votes cast by shares entitled to vote at a meeting at which a quorum is present is also required to elect UJB directors. In addition, the Restated Certificate of Incorporation of UJB requires that resolutions increasing the number of directors be approved by 80% of, as the case may be, directors holding office or shares of capital stock of UJB entitled to vote generally in the election of directors, voting as a single class. The Restated Certificate of Incorporation of UJB further provides that the affirmative vote of the holders of 80% or more of the combined voting shares of UJB, voting as a single class, is required to amend, repeal or take any action inconsistent with the classified board of directors or the requirement for an 80% affirmative vote to approve any increase in the number of directors. Similar to the Summit voting provisions discussed above, the effect of these provisions is to make it difficult for persons other than those negotiating directly with the UJB Board to acquire seats on the UJB Board and obtain control of UJB.

 Indemnification; Limitation of Liability

  SUMMIT. Article X of Summit's Bylaws provides that Summit shall indemnify each director, officer or employee to the full extent permitted by law. Summit may, in a specific case, indemnify any other corporate agent to any extent permitted by law. Summit's Restated Certificate of Incorporation provides that no director or officer of Summit shall be personally liable to Summit or its shareholders for damages for breach of any duty owed to Summit or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an act or omission:
(i) in breach of such person's duty of loyalty to Summit or its shareholders;
(ii) not in good faith or involving a knowing violation of law; or (iii) resulting in receipt by such person of an improper personal benefit.

  UJB. Section 5 of UJB's By-Laws provides that corporate agents of UJB shall be indemnified and held harmless by UJB to the fullest extent authorized by the laws of the State of New Jersey against expenses and liabilities arising in connection with actions performed by the corporate agent on behalf of UJB. UJB's Restated Certificate of Incorporation contains provisions substantially similar to those in Summit's Restated Certificate of Incorporation respecting the personal liability of directors.

                              UJB FINANCIAL CORP.

DESCRIPTION OF BUSINESS

  UJB commenced operations as a New Jersey corporation on October 1, 1970. As a bank holding company registered under the BHC Act, UJB owns two bank subsidiaries and eight active non-bank subsidiaries. At September 30, 1995, UJB had total consolidated assets of $15.5 billion on the basis of which it ranked as the third largest New Jersey bank holding company.

  The bank subsidiaries engage in a general banking business. UJBank is UJB's largest bank subsidiary, accounting for approximately 82.3% of UJB's total consolidated assets at September 30, 1995. UJB's non-bank subsidiaries engage primarily in discount brokerage, venture capital investment, commercial finance lending, lease financing, and reinsuring credit life and disability insurance policies related to consumer loans made by the bank subsidiaries.

  The bank subsidiaries operated 290 banking offices located in major trade centers and suburban areas in New Jersey and Pennsylvania as of September 30, 1995. The following table lists, as of September 30, 1995, each bank subsidiary, the location in New Jersey or Pennsylvania of its principal office, the number of its banking offices and, in thousands of dollars, its total assets and deposits. Both the New Jersey and Pennsylvania subsidiaries are state banks, however only the New Jersey bank is a member of the Federal Reserve System.

                                    LOCATION    NO. OF
                                  OF PRINCIPAL  BANKING    TOTAL       TOTAL
                                    OFFICES     OFFICES  ASSETS(1)  DEPOSITS(1)
                                 -------------- ------- ----------- -----------
United Jersey Bank.............. Hackensack, NJ   217   $12,789,672 $10,779,818
First Valley Bank....... ....... Bethlehem, PA     73     2,736,505   2,089,542

--------
(1) Not adjusted to exclude interbank deposits or other transactions among the subsidiaries.

  UJB is a legal entity separate and distinct from its subsidiaries. There are various legal limitations on the extent to which a bank subsidiary may finance or otherwise supply funds to UJB or its non-bank subsidiaries. Under federal law, no bank subsidiary may, subject to certain limited exceptions, make loans or extensions of credit to, or investments in the securities of, UJB or its non-bank subsidiaries or take their securities as collateral for loans to any borrower. Each bank subsidiary is also subject to collateral security requirements for any loans or extensions of credit permitted by such exceptions. In addition, certain bank regulatory limitations exist on the availability of subsidiary bank undistributed net assets for the payment of dividends to UJB without the prior approval of the bank regulatory authorities. The Federal Reserve Act, which affects UJBank, restricts the payment of dividends in any calendar year to the net profit of the current year combined with retained net profits of the preceding two years. Both of UJB's subsidiary banks, as state-chartered banks, may each declare a dividend only if, after payment thereof, its capital would be unimpaired and its remaining surplus would equal 50 percent of its capital (New Jersey) or 100 percent of its capital (Pennsylvania). At September 30, 1995, the total undistributed net assets of the subsidiary banks were $1.3 billion of which $234 million was available under the most restrictive limitations for the payment of dividends to UJB.

RECENT DEVELOPMENTS

  On February 15, 1995, the UJB Board increased the quarterly dividend of UJB to $0.29 a share from $0.26 per share, for an annual rate of $1.16 per share, representing a 81.3% increase in the annual dividend rate from the $0.64 annual rate in effect in March 1993.

  On July 11, 1995, UJB completed the Bancorp Acquisition, which was accounted for on a purchase accounting basis. At July 11, 1995, Bancorp had assets of $506 million and deposits of $451 million. In the transaction, 60 percent of the outstanding Bancorp common stock was exchanged for UJB Common at the exchange ratio of 1.5441 shares of UJB Common for each share of Bancorp common stock, resulting in a total of 1,948,153 shares of UJB Common being issued, and the remaining 40 percent of outstanding Bancorp Common Stock was exchanged for cash at the rate of $43.10 per share, for an aggregate cash payment of $36,273,463. As of July 11, 1995, Bancorp through its wholly owned subsidiary bank, New Jersey Savings Bank ("NJSB"), operated nine banking offices located in Basking Ridge, Bedminster, Bridgewater, Flemington, Hillsborough, Princeton, Somerville, Somerset and Whitehorse, New Jersey. NJSB's primary business consisted of attracting deposits from the general public and originating loans that are secured by residential properties, as well as originating commercial and consumer loans.

  On August 1, 1995, UJB entered into an Agreement and Plan of Merger with Flemington, a national banking association, providing for the merger of Flemington with and into UJBank, and for the issuance of UJB Common to the shareholders of Flemington at an exchange ratio ("exchange ratio" for purposes of this discussion) which will be determined in accordance with a formula set forth in the Agreement and Plan of Merger and which will depend primarily on the average closing price ("average price" for purposes of this discussion) of UJB Common over a ten trading day period ending on a date ("determination date" for purposes of this discussion) on or shortly before the closing of the transaction. As of September 30, 1995, Flemington operated eight banking offices located in Clinton Township, Delaware Township, East Amwell Township, Flemington (2), Lambertville, Raritan Township and Three Bridges, New Jersey. At August 1, 1995, Flemington had assets of $288 million and 958,476 shares of common stock outstanding. The transaction is expected to be accounted for as a pooling-of-interests. The exchange ratio will be based upon the following criteria, subject to certain anti-dilution adjustments:

         "AVERAGE PRICE" OF UJB COMMON ON
             THE "DETERMINATION DATE"                      EXCHANGE RATIO
         --------------------------------                  --------------
Greater than 37.00................................ 1.3514
Equal to or greater than $29.00 and equal to or
 less than $37.00................................. $50.00 (DIVIDED BY) average price
Less than $29.00 and greater than or equal to
 $26.10........................................... 1.7241
Less than $26.10.................................. Flemington may terminate the merger agreement unless UJB
                                                   agrees to an exchange ratio
                                                   equal to $45.00 (DIVIDED BY)
                                                   average price.

                       DESCRIPTION OF UJB CAPITAL STOCK

  UJB is presently authorized to issue 130,000,000 shares of Common Stock, par value $1.20 per share, and 4,000,000 shares of Preferred Stock. As of September 30, 1995, there were 57,581,872 shares of UJB Common and 600,166 shares of UJB Series B Preferred outstanding and 600,000 shares of UJB Series R Preferred reserved for issuance in UJB's Restated Certificate of Incorporation under the UJB Rights Plan. Pursuant to the New Jersey Corporation Act, the UJB Board has authority to set the terms and conditions of the authorized but unissued UJB Preferred Stock. UJB may issue any authorized UJB Common Stock and UJB Preferred Stock without further shareholder vote, unless required for a particular transaction by applicable law or stock exchange rules, including rules of the NYSE, on which UJB Common and UJB Series B Preferred are presently listed. The issuance of additional UJB Common Stock or UJB Preferred Stock, including UJB Preferred Stock that might be convertible into UJB Common Stock, may, among other things, affect the earnings per share applicable to existing UJB Common Stock and the equity and voting rights of existing holders of UJB Common Stock.

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Corporation Act, UJB's Restated Certificate of Incorporation, including Certificates of Designation pursuant to which the UJB Series B Preferred Stock was issued and UJB's Shareholder Rights Plan.

COMMON STOCK

  The rights of holders of UJB Common are subject to the preferences of holders of the Series B Preferred Stock described below and the preferences as to dividends and liquidation rights and other prior rights, if any, of any other class or series of UJB Preferred Stock that may be issued. The holders of UJB Common are entitled to one vote for each share with respect to all matters voted upon by shareholders, including the election of directors, and are entitled to receive dividends when, as and if declared by the UJB Board out of funds of UJB legally available therefor. Shares of UJB Common do not have cumulative voting rights; accordingly, at any Annual Meeting of UJB shareholders (or at any special meeting of shareholders where an election of directors is conducted) the holders of 50 percent plus 1 of the shares presented at the Annual Meeting (provided a quorum is present) can fill all positions on the UJB Board that are up for election at such Annual Meeting if they so choose and, in such event, the holders of the remaining less than 50 percent of the shares will not be able to fill any of such positions. UJB has a classified Board of Directors, under which approximately one-third of the directors are elected each year. In the event of the liquidation of UJB, holders of UJB Common are entitled to share pro rata in the distribution of UJB's assets available for such purpose. All shares of UJB Common are fully paid and nonassessable. No preemptive rights attach to the ownership of UJB Common and no personal liability is imposed on the holders thereof by reason of the ownership of such shares. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the UJB Common. UJBank is the co-transfer agent.

PREFERRED STOCK

  The UJB Series B Preferred is entitled to cumulative dividends that are payable quarterly on February 1, May 1, August 1 and November 1 of each year. For each quarterly period, the dividend rate will be determined in advance of such period, and will be 1.5 percent less than the highest of the 3-month U.S. Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Thirty Year Constant Maturity Rate, which are average yields on certain U.S. Treasury fixed rate securities, as published by the Federal Reserve Board. However, the dividend rate for any dividend period will not be less than 6 percent per annum nor greater than 11 percent per annum. The UJB Series B Preferred is redeemable at the option of UJB, in whole or in part, at $50 per share, plus accrued and unpaid dividends. Holders of UJB Series B Preferred have the right to vote as a class on certain amendments to the Restated Certificate of Incorporation of UJB that may affect the UJB Series B Preferred and to elect two directors in the event of a failure to pay full cumulative dividends for six quarters. They have no other voting rights. The UJB Series B Preferred is not convertible into shares of UJB Common and has no preemptive rights. The UJB Series B Preferred is not subject to any sinking fund or other repurchase or retirement obligation of UJB. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for shares of the UJB Series B Preferred.

SHAREHOLDER RIGHTS PLAN

  In August 1989, UJB adopted a shareholder rights plan ("UJB Rights Plan"), under which preferred stock purchase rights ("UJB Rights") attached to UJB Common outstanding as of the close of business on August 28, 1989. Holders of shares of UJB Common issued subsequent to that date receive the UJB Rights with their shares. Except as indicated below, each UJB Right entitles the registered holder to purchase from UJB one-hundredth of a share of a new series of UJB Preferred Stock, designated the Series R Preferred Stock of UJB ("UJB Series R Preferred"). The UJB Rights expire on August 16, 1999, and are subject to redemption and amendment in certain circumstances. The UJB Rights trade automatically with shares of UJB Common and become exercisable only under certain circumstances as described below.

  In general, the UJB Rights will become exercisable upon the earlier to occur (a "Distribution Date", as defined in the UJB Rights Plan) of the following:
(1) ten days following a public announcement that a person or group has acquired beneficial ownership of 15% or more of the UJB Common outstanding at that time or voting securities of UJB representing 15% or more of the total voting power of UJB (such person or group becoming an "Acquiring Person", as defined in the UJB Rights Plan) or (2) ten business days (or such later date as the UJB Board may determine) after the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of the outstanding UJB Common or voting securities representing 30% or more of the total voting power of UJB.

  Generally, in the event a Distribution Date occurs by virtue of a person or group becoming an Acquiring Person (other than pursuant to an offer for all outstanding shares of UJB Common and other voting securities that the UJB Board determines to be fair to shareholders and otherwise in the best interests of UJB), each UJB Right, other than UJB Rights owned by the Acquiring Person, will thereafter entitle the holder to receive, upon exercise of the UJB Right, UJB Series R Preferred having a value equal to two times the exercise price of the UJB Right.

  In the event that a Distribution Date occurs (under either of the circumstances described above) and UJB is acquired in a merger or other business combination, or more than 50% of UJB's assets or earning power is sold or transferred, each UJB Right will thereafter entitle the holder thereof to receive, upon the exercise of the UJB Right, common stock of the acquiror having a value equal to two times the exercise price of the UJB Right.

  The combination of prohibitive dilution of the Acquiring Person's share values and the power of the UJB Board to redeem the UJB Rights is intended to encourage potential acquiring persons to negotiate with the UJB Board with respect to the terms of any acquisition or business combination and, to the extent possible, discourage or defeat partial or two-tiered acquisition proposals.

  The foregoing description of the UJB Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the UJB Rights Plan, which is more fully described in UJB's Registration Statement on Form 8-A filed August 28, 1989.

                           THE SUMMIT BANCORPORATION

DESCRIPTION OF BUSINESS

  Summit is a registered bank holding company incorporated in 1973 under the laws of the State of New Jersey and, as such, is subject to the BHC Act. A predecessor of Summit Bank, Summit's sole commercial banking subsidiary, began its operations in 1891. At September 30, 1995, Summit had consolidated assets of $5.6 billion, consolidated deposits of $4.6 billion, and consolidated shareholders' equity of $485 million. Based on consolidated assets at September 30, 1995, Summit was the fourth largest independent bank holding company headquartered in New Jersey.

  Summit conducts its principal operations through its wholly owned commercial bank subsidiary, Summit Bank, a New Jersey chartered commercial bank. As of September 30, 1995, Summit Bank had total assets of $5.6 billion and total deposits of $4.7 billion. Summit Bank provides a broad range of commercial banking, retail banking, real estate, trust and other financial services through 90 branches located in 11 counties in Northern and Central New Jersey.

  Summit's market area has a diverse base of customers including corporations, small businesses, professional firms and individuals. Summit Bank directs its commercial lending efforts toward small and middle-market customers which it defines as businesses with annual sales of less than $50 million. A wide variety of retail banking services is also provided by Summit through Summit Bank.

  Summit Bank provides trust services to individual and corporate customers. Trust assets totaled $3.5 billion at year-end 1994 and fee income from trust services increased 7% in 1994 to $11.9 million. Summit also originates residential mortgage loans through its mortgage banking division, The Summit Mortgage Company. In 1994, origination and servicing income from mortgage banking activities totaled $9.8 million, unchanged from 1993. The comparison of mortgage banking revenue for 1994 with 1993 was affected by the inclusion of such revenues for Lancaster Financial Ltd., Inc. ("Lancaster") in 1994 only. If Lancaster revenues had been included in the results for 1993, mortgage banking revenue would have decreased $9.5 million or 49% in 1994 from 1993.

RECENT DEVELOPMENTS

  On June 13, 1995, Summit entered into an Agreement and Plan of Merger with Garden State, a New Jersey-headquartered bank holding company, providing for the merger of Garden State with and into Summit and for the exchange of Garden State common stock into Summit Common at the exchange ratio of 1.08 shares of Summit Common (and cash in lieu of fractional shares) for each share of Garden State common stock. At June 13, 1995, Garden State had assets of $315 million, deposits of $287 million and 3,043,658 shares of common stock outstanding. The transaction will be accounted for on a pooling-of-interests basis. On September 30, 1995, Garden State had total consolidated assets, deposits and shareholders' equity of $314 million, $284 million and $29 million, respectively. As of September 30, 1995, Garden State, through its wholly owned subsidiary bank, Garden State Bank ("GSBank"), operated nine branches in Ocean and Monmouth Counties, New Jersey. GSBank is a full service commercial bank and offers services generally performed by commercial banks of similar size and character including checking, savings and time deposits accounts, certificates of deposit, secured and unsecured personal and commercial loans, and residential and commercial real estate loans.

                      DESCRIPTION OF SUMMIT CAPITAL STOCK

  Summit's authorized capital stock consists of 50,000,000 shares of Summit Common Stock and 12,000,000 shares of Summit Preferred Stock, issuable in one or more series and with such terms as the Summit Board determines. As of September 30, 1995, there were 33,897,869 shares of Summit Common outstanding and 504,481 shares of Summit Adjustable Preferred outstanding. As of September 30, 1995, there were 2,017,568 shares of Summit Common reserved for issuance under various stock incentive plans, 2,415,382 shares of Summit Common reserved for issuance under the Summit Dividend Plan and 250,000 shares of Series B Junior Participating Preferred Stock of Summit reserved for issuance under the Summit Rights Plan.

  The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the New Jersey Corporation Act, Summit's Restated Certificate of Incorporation, including Certificates of Designation pursuant to which the Summit Adjustable Preferred was issued and the Summit Rights Plan.

COMMON STOCK

  Holders of Summit Common are entitled to receive dividends when and as declared by the Summit Board out of funds legally available therefor, provided that, so long as any shares of Summit Preferred Stock are outstanding, no dividends (other than dividends payable in stock) or other distribution (including redemptions and purchases) may be made with respect to the Summit Common unless full dividends on the shares of Summit Preferred Stock, including accumulations, have been paid. In the event of liquidation of Summit, holders of Summit Common would be entitled to receive pro rata any assets legally available for distribution to holders of Summit Common with respect to shares held by them, subject to any prior rights of any Summit Preferred Stock then outstanding. The Summit Common does not have any preemptive rights, redemption privileges, sinking fund privileges, or conversion rights. Subject to the rights of the Summit Preferred Stock under certain circumstances, the holders of outstanding Summit Common are entitled to one vote per share with no cumulative voting. Summit's Restated Certificate of Incorporation and Bylaws provide for a classified Board of Directors by dividing the Summit Board into three classes of approximately equal size. Directors are generally elected for three-year terms which have been established so that the terms of office of approximately one-third of the members of the Board expire each year. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Common.

  Summit's Restated Certificate of Incorporation also provides that no merger or consolidation or similar transaction involving Summit may be effected without the approval of voting securities representing at least two-thirds of the votes entitled to be cast (excluding shares owned by 5% shareholders and their affiliates) unless the Board has previously approved the transaction or unless certain fair price tests, meant to ensure equal price treatment for all shareholders, are met. The effect of this provision, together with the provisions for the classified Board of Directors and the Summit Rights Plan may make it difficult for any person to acquire control of Summit and remove management by means of a hostile takeover.

PREFERRED STOCK

  Summit's only issued and outstanding series of Summit Preferred Stock is the Summit Adjustable Preferred. Holders of Summit Adjustable Preferred are entitled to receive, when and as declared by the Summit Board, cumulative preferred dividends payable quarterly in cash at a rate equal to 2.75% below the highest of the three-month Treasury Bill Rate, the Ten-Year Constant Maturity Rate and the Twenty-Year Constant Maturity Rate, which are average yields on certain U.S. Treasury fixed rate securities, as published by the Federal Reserve Board, determined in advance of the dividend period. However, the dividend rate for any dividend period may not be less than 6% per annum nor greater that 12% per annum. Shares of Summit Adjustable Preferred are redeemable, in whole or in part, at $25.00 per share. First Chicago Trust Company of New York is the transfer agent, dividend disbursing agent and registrar for the Summit Adjustable Preferred.

SHAREHOLDER RIGHTS PLAN

  The Summit Rights Plan is intended to protect Summit shareholders in the event of certain unsolicited offers or attempts to acquire Summit. The Summit Rights Plan provides that attached to each share of Summit Common is one Summit Right which, when exercisable, entitles the holder of the Summit Right to purchase one-hundredth of a share of Series B Junior Participating Preferred Stock at a purchase price of $70, subject to adjustment. In certain events (such as a person or group acquiring or announcing an intent to acquire 15% or more of the Summit Common or the Summit Board determining that 10% or more of the Summit Common has been acquired by an "Adverse Person", as defined in the Summit Rights Plan), exercise of the Summit Rights would entitle the holder of the Summit Right to purchase Summit Common or common stock in a surviving corporation with a market value of two times the exercise purchase price, as defined in the Summit Rights Plan. Accordingly, exercise of the Summit Rights may cause substantial dilution to a person that attempts to acquire Summit. The Summit Rights automatically attach to each outstanding share of Summit Common. There is no monetary value presently assigned to the Summit Rights, and they do not trade separately from the shares of Summit Common unless and until they become exercisable. The Summit Rights expire on January 15, 2000. The Summit Rights Plan may have certain antitakeover effects, although it is not intended to preclude any prospective offer for all of the outstanding shares of Summit Common at a fair price and otherwise in the best interests of Summit and its shareholders as determined by the Summit Board. However, a Summit shareholder could potentially disagree with the Summit Board's determination of what constitutes a fair price or the best interests of Summit and its shareholders. In connection with its approval of the Merger, the Summit Board amended the Summit Rights Plan to provide that the Merger Agreement, Stock Option Agreements and the transactions contemplated thereby would not constitute an event which would entitle holders of Summit Rights to exercise such Summit Rights. Upon the conversion of the Summit Common to the right to receive UJB Common at the Effective Time, the Summit Rights will automatically extinguish.

  The foregoing description of the Summit Rights Plan does not purport to be complete and is qualified in its entirety by reference to the terms of the Rights Plan, which is more fully described in Summit's Registration Statement on Form 8-A filed on February 5, 1990, including all amendments thereto and reports filed under the Exchange Act for the purpose of updating such description.

                SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETINGS

  The Annual Meeting of Shareholders of Summit is tentatively scheduled to be held April 16, 1996, subject to the earlier consummation of the Merger. In the event that the Summit 1996 Annual Meeting is held, proposals of shareholders intended to be presented at that meeting would have been required to be received by November 3, 1995, for inclusion in Summit's proxy statement and form of proxy relating to such Annual Meeting. The submission of such proposals by shareholders and the consideration of such proposals by Summit for inclusion in next year's proxy statement and form of proxy are subject to the applicable rules and regulations of the Commission. Proposals should be addressed to the Secretary of Summit.

  The 1996 Annual Meeting of Shareholders of UJB has not yet been scheduled. The UJB Board will consider and include in the Proxy Statement for the 1996 Annual Meeting proposals which meet the rules and regulations of the Commission and New Jersey law and which comply with the Company's By-Laws. Based on the date of last year's Annual Meeting, in order to be considered for inclusion, proposals would have been required to be received on or before November 10, 1995.

  The By-Laws of UJB provide that shareholder proposals which do not appear in the Proxy Statement may be considered at an annual meeting of shareholders only if written notice of the proposal is received by the Secretary of UJB not less than 80 and not more than 100 days before the date of the first anniversary of the prior year's annual meeting; provided, however, that, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, written notice must be so delivered not less than 80 and not more than 100 days before the date of the annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by UJB. Such shareholder's notice shall set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made and (B) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the UJB books, and of such beneficial owner and the record owner of the shares beneficially owned, (ii) the class and number of shares of UJB which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of all agreements, arrangements or understandings between such shareholder and beneficial owner and any other shareholder or beneficial owner relating to the matter to be voted on and any financial or contractual interest of such shareholder or beneficial owner in the outcome of such vote and (iv) such other information regarding the matter to be voted on and the shareholder or beneficial owner intending to present the matter for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such matter pursuant to the proxy rules of the Commission. Notwithstanding the foregoing, the shareholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth above. Nothing set forth above will be deemed to affect any rights of shareholders to request inclusion of proposals in UJB's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                                 LEGAL MATTERS

  The legality of the UJB Common and UJB Series C Preferred offered hereby will be passed upon for UJB by Richard F. Ober, Jr., Esq., Executive Vice President, General Counsel and Secretary of UJB. Mr. Ober owns 22,811 shares of UJB Common and options to purchase 67,227 shares of UJB Common at a weighted average exercise price of $19.11.

                                    EXPERTS

  The consolidated financial statements of UJB Financial Corp. and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, included in UJB's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP with respect to UJB Financial Corp. and subsidiaries for the year ended December 31, 1994 refers to a change in the method of accounting for certain investments and post employment benefits in 1994 and to a change in the method of accounting for income taxes in 1993.

  The consolidated financial statements of The Summit Bancorporation and subsidiaries as of December 31, 1994 and 1993 and for each of the years in the three-year period ended December 31, 1994, included in Summit's Annual Report on Form 10-K, incorporated by reference herein and in the Registration Statement, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        BY ORDER OF THE BOARD OF DIRECTORS OF THE SUMMIT BANCORPORATION

                                [Signature Cut]

                                 John F. Kuntz
                              Corporate Secretary

     , 1995

  YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

           BY ORDER OF THE BOARD OF DIRECTORS OF UJB FINANCIAL CORP.

                                [Signature Cut]

                               T. Joseph Semrod
                           Chairman, President and
                           Chief Executive Officer

     , 1995

  YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

                                                                     APPENDIX A

                         AGREEMENT AND PLAN OF MERGER

  AGREEMENT AND PLAN OF MERGER dated September 10, 1995, between UJB Financial Corp., a New Jersey business corporation ("UJB"), and The Summit
Bancorporation, a New Jersey business corporation ("Summit").

                             W I T N E S S E T H :

  WHEREAS, the respective boards of directors of UJB and Summit deem it advisable and in the best interests of their respective shareholders to merge Summit into UJB ("Merger") pursuant to the laws of the State of New Jersey and this Agreement and Plan of Merger ("Agreement");

  WHEREAS, the Board of Directors of UJB and Summit have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of their respective business strategies and goals;

  WHEREAS, to effectuate the Merger, the parties hereby adopt a plan of reorganization in accordance with the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended ( "Code");

  WHEREAS, UJB and Summit intend on the date after the date of this Agreement and in consideration of this Agreement to enter into the UJB Stock Option Agreement (the "UJB Option Agreement") attached hereto as Exhibit A and the Summit Stock Option Agreement (the "Summit Option Agreement"; and together with the UJB Option Agreement, the "Option Agreements") attached hereto as Exhibit B; and

  WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Option Agreements, the parties hereto, intending to be legally bound, agree as follows:

                                  ARTICLE I.

                              GENERAL PROVISIONS

  Section 1.01. The Merger.

  (a) Upon the terms and subject to the conditions contained in this Agreement, at the Effective Time (as defined at Section 1.06), Summit shall be merged with and into UJB pursuant to and in accordance with the provisions of, and with the effect provided in, the New Jersey Business Corporation Act, as amended ("New Jersey Act") (UJB as the surviving corporation being hereinafter sometimes referred to as the "Surviving Corporation").

  Section 1.02. Capital Stock of UJB. All shares of the capital stock of UJB outstanding immediately prior to the Effective Time shall be unaffected by the Merger and shall remain outstanding immediately thereafter.

  Section 1.03. Terms of Conversion of Summit Capital Stock.

  (a) At the Effective Time, by virtue of the Merger and without any action on the part of any shareholder of Summit:

  (1)(A) All shares of the Common Stock, no par value, of Summit ("Summit Common") which immediately prior to the Effective Time are either owned beneficially by UJB or a subsidiary of

       UJB (other than Summit Common held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of Summit, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such Summit Common; and

   (B) Subject to Sections 1.03(a)(1)(A) and 1.08, each share of Summit Common outstanding immediately prior to the Effective Time shall be converted in accordance with the New Jersey Act into .9 shares ("Exchange Ratio") of the Common Stock, par value $1.20 per share, of UJB ("UJB Common").

  (2)(A) All shares of $25 stated value Adjustable Rate Cumulative Preferred Stock of Summit ("Summit Preferred") which immediately prior to the Effective Time are either owned beneficially by UJB or a subsidiary of UJB (other than Summit Preferred held in a fiduciary capacity or as a result of debts previously contracted), if any, or held in the treasury of Summit, if any, shall be canceled and retired and no cash, securities or other consideration shall be paid or delivered under this Agreement in exchange for such Summit Preferred; and

   (B) Subject to Section 1.03(a)(2)(A), each share of Summit Preferred outstanding immediately prior to the Effective Time shall be converted into one share of $25 stated value Adjustable Rate Cumulative Preferred Stock of UJB ("UJB Preferred"), a class of UJB Preferred Stock containing the same relative rights, preferences and limitations as the Summit Preferred.

  (b) UJB Common and UJB Preferred are sometimes collectively referred to herein as "UJB Stock" and Summit Common and Summit Preferred are sometimes collectively referred to herein as "Summit Stock".

  (c) In the event that, from the date hereof to the Effective Time, the outstanding UJB Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or there occurs other like changes in the outstanding shares of UJB Stock, the Exchange Ratio and, if necessary, the form and amount of UJB capital stock issuable in the Merger in exchange for Summit Stock shall be appropriately adjusted.

  Section 1.04. Reservation of UJB Stock; Issuance of Shares Pursuant to the Merger. UJB shall reserve and make available for issuance to holders of Summit Stock in connection with the Merger, on the terms and subject to the conditions of this Agreement, sufficient shares of UJB Stock (which shares, when issued and delivered, will be duly authorized, legally and validly issued, fully paid and non-assessable and subject to no preemptive rights). The shares of UJB Stock to be issued in accordance with this Agreement are sometimes referred to herein as the "Shares". Upon the terms, and subject to the conditions of this Agreement, including the conversion of Summit Common according to the Exchange Ratio, UJB shall issue the Shares upon consummation of the Merger to holders of Summit Stock.

  Section 1.05. Exchange Agent Arrangements. Prior to the Effective Time, UJB shall appoint First Chicago Trust Company of New York, or another entity reasonably satisfactory to Summit, as the exchange agent ("Exchange Agent") responsible for exchanging, in connection with and upon consummation of the Merger and subject to Sections 1.03 and 1.08, certificates representing whole shares of UJB Common ("UJB Common Certificates") and cash in lieu of fractional shares of UJB Common for certificates representing shares of Summit Common ("Summit Common Certificates") and certificates representing shares of UJB Preferred ("UJB Preferred Certificates") for certificates representing shares of Summit Preferred ("Summit Preferred Certificates") and, upon consummation of the Merger, UJB shall deliver to the Exchange Agent sufficient UJB Common Certificates and UJB Preferred Certificates (collectively, the "UJB Certificates") and cash as shall be required to satisfy UJB's obligations to holders of Summit Common hereunder with respect to fractional shares of UJB Common.

  Section 1.06. Effective Time. The Merger shall be effective at the hour and on the date ("Effective Time") specified in the Certificate of Merger of UJB and Summit required by this Agreement to be filed with the Secretary of State of the State of New Jersey in accordance with Section 14A:10-4.1 of the New Jersey Act ("Certificate of Merger"), but the Effective Time so specified shall not be later than 12:01 a.m. on the day immediately following the day the Certificate of Merger is filed. UJB shall file the Certificate of Merger as promptly as practicable following the Closing (as defined at Section 9.01) but in no event later than one business day following the Closing Date (as defined at Section 9.01).

  Section 1.07. Exchange of Summit Certificates.

  (a) After the Effective Time, each holder (except UJB to the extent provided in Section 1.03(a)(1)(A) or 1.03(a)(2)(A)) of Summit Certificates, upon surrender of such Summit Certificates to the Exchange Agent, shall be entitled to receive in exchange therefor, as the case may be, a UJB Common Certificate representing the number of whole shares of UJB Common such holder is entitled to receive pursuant to the conversion effected by Section 1.03 and the terms of Section 1.08 and the cash payment (by check) such holder may be entitled, pursuant to Section 1.08, to receive in lieu of a fractional share of UJB Common, or a UJB Preferred Certificate representing the number of shares of UJB Preferred such holder is entitled to receive pursuant to Section 1.03. Until so surrendered, outstanding Summit Certificates held by each holder of Summit Stock, other than Summit Stock not converted pursuant to Section 1.03(a)(1)(A) or 1.03(a)(2)(A), shall be deemed for all purposes, other than as provided below with respect to unsurrendered Summit Certificates and UJB's right to refuse payment of dividends or other distributions, if any, in respect of UJB Stock, to represent, as the case may be, either the number of whole shares of UJB Common into which the shares of Summit Common have been converted and the right to receive cash in lieu of fractional shares of UJB Common, if any, as provided in Section 1.08, or the number of shares of UJB Preferred into which the shares of Summit Preferred have been converted. Until so surrendered, UJB may, at its option, refuse to pay to the holders of Summit Certificates dividends or other distributions, if any, payable to holders of UJB Stock; provided, however, that upon surrender and exchange of Summit Certificates there shall be paid to such holders the amount, without interest, of dividends and other distributions, if any, which became payable prior thereto but which were not paid.

  (b) Holders of Summit Certificates as of the Effective Time shall cease to be, and shall have no further rights as, shareholders of Summit.

  (c) As promptly as practicable after the Effective Time UJB shall cause the Exchange Agent to send to each holder of Summit Certificates instructions and transmittal materials for use in surrendering and exchanging Summit Certificates. If Summit Certificates are properly presented to the Exchange Agent, UJB shall cause the Exchange Agent to cancel and exchange them for UJB Certificates and, where appropriate, cash payments in lieu of fractional shares, if any.

  (d) At and after the Effective Time there shall be no transfers on the stock transfer books of Summit of the shares of Summit Stock which were outstanding immediately prior to the Effective Time.

  Section 1.08. Fractional Shares. All Summit Common held in the aggregate by each Summit shareholder shall be multiplied by the Exchange Ratio to determine the number of shares of UJB Common each such Summit shareholder is entitled to receive in the Merger. Each Summit shareholder shall be entitled to receive a UJB Common Certificate for the number of whole shares of UJB Common resulting from such multiplication. Each Summit shareholder shall be entitled to receive cash in lieu of any fractional share of UJB Common resulting from such multiplication in an amount ("Cash In Lieu Amount") determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the UJB Common Price on the last business day preceding the Effective Time. The "UJB Common Price" shall mean the closing price of one share of UJB Common on the New York Stock Exchange--Composite Transactions List (as reported in The Wall Street Journal or, in the absence thereof, by any other authoritative source). The Shares and any Cash In Lieu Amounts payable in the Merger are sometimes collectively referred to herein as the "Merger Consideration".

  Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of UJB in force immediately prior to the Effective Time, amended to provide for the name of the

Surviving Corporation to be "Summit Bancorp.", or, if not permissible in any relevant jurisdiction, "Summit Bancorporation", and amended further to provide for a class of Preferred Stock designated the "$25 stated value Adjustable Rate Cumulative Preferred Stock" and having relative rights, preferences and limitations identical to those of the Summit Preferred, shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is affected by the Certificate of Merger. In addition to the Certificate of Merger required to be filed by UJB pursuant to Section 1.06, UJB shall file as an additional document together with the Certificate of Merger a Restated Certificate of Incorporation containing the provisions of UJB's Restated Certificate of Incorporation in effect on the date hereof amended as provided in the first sentence of this Section 1.09. The By-Laws of UJB in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

  Section 1.10. Board of Directors and Officers.

  (a) The UJB Board of Directors shall take or cause to be taken all action necessary to cause the directors comprising the full Board of Directors of UJB at the Effective Time to include six persons designated prior to the Effective Time by the Board of Directors of Summit from among those persons serving as Summit directors on the date hereof and who continue to serve as Summit directors through the Effective Time (the "Summit Designees"). UJB shall take all action necessary to provide that the term of two of the Summit Designees as a director of UJB shall expire at the first annual meeting of UJB shareholders held after the Effective Time, and to provide that the remaining four Summit Designees be divided evenly between the other two classes of directors. One of the Summit Designees shall be, so long as he is able to serve, Robert G. Cox, who shall be designated to the class of director whose term expires at the third annual meeting of UJB shareholders held after the Effective Time. Subject to the provisions of UJB's Restated Certificate of Incorporation and By-Laws regarding director qualifications, all Summit Designees shall be nominated to serve at least one full term of three years in the class of Directors to which they are initially elected by the Board of Directors of UJB. UJB agrees not to increase the number of directors above the 13 directorships existing on the date hereof but Summit agrees UJB may fill any vacancies occurring prior to the Effective Time. If required by the New Jersey Act, all six Summit Designees shall stand for reelection as UJB directors, subject to the provisions of UJB's Restated Certificate of Incorporation then in effect, at the first annual meeting of UJB shareholders held after the Effective Time.

  (b) The President of the Surviving Corporation shall be the person who on the date hereof is serving as the President of Summit, provided such person is serving in such capacity immediately prior to the Effective Time, and the remaining officers of the Surviving Corporation shall consist of the officers of UJB immediately prior to the Effective Time plus such other persons serving as officers of Summit immediately prior to the Effective Time as UJB and Summit shall mutually designate.

  (c) The directors and officers of the Surviving Corporation provided for in this Section 1.10 shall serve as such for the terms prescribed in the Restated Certificate of Incorporation and By-Laws of UJB, or otherwise as provided by law or until their earlier deaths, resignation or removal.

  Section 1.11. Summit Stock Incentive and Stock Option Plans. At the Effective Time, each stock option relating to Summit Common ("Summit Options") outstanding on the date hereof pursuant to the Summit Stock Incentive Plan, the Summit 1995 Stock Incentive Plan and the Summit 1995 Director Stock Option Plan ("Summit Stock Award Plans") shall be deemed to constitute, and shall automatically be converted in accordance with the Exchange Ratio into, stock options relating to UJB Stock ("UJB Options") and each UJB Option shall be administered in accordance with the terms and conditions provided for in the Summit Stock Award Plan under which the corresponding Summit Option was granted and the stock option agreement by which it was evidenced, including terms and provisions regarding exercisability. The number of shares of UJB Stock covered by each UJB Option shall be the number of shares of UJB Stock which would have been issued in the Merger if the shares of Summit Stock subject to the corresponding Summit Option were issued and outstanding immediately prior to the Effective Time; provided, however, that the number of shares of UJB Stock that may be purchased upon exercise of a UJB Option shall not include any fractional share interest but shall be rounded down to the next lower full share. The exercise price per share of UJB Stock subject to a UJB Option shall equal the exercise price per share of Summit Stock subject to the corresponding Summit Option so converted divided by the Exchange Ratio (subject to any adjustments provided for in this Agreement). In addition, holders of exercisable UJB Options shall be permitted during such time as the UJB Option is exercisable, in lieu of purchasing the UJB Common subject to the UJB Option, to elect to receive the number of shares of UJB Common (rounded down to the nearest whole share) equal in market value to the amount obtained by multiplying (a) times (b), where (a) is the difference obtained by subtracting the exercise price of the underlying UJB Option from the market value of a share of UJB Common on the date the election is made, and (b) is the number of shares of UJB Common with respect to which the election has been made. For purposes of the foregoing sentence, the market value of a share of UJB Common shall be the average of the high and low sales prices of a share of UJB Common as reported on the New York Stock Exchange--Composite Transactions List (by The Wall Street Journal or, in the event of its unavailability, by any other authoritative source) on the date the election is made. As soon as practicable after the Effective Time, UJB shall issue to the holders of such Summit Options appropriate instruments confirming the rights of such holders with respect to UJB Stock, on the terms and conditions provided by this
Section 1.11, upon surrender of the outstanding instruments representing such Summit Options; provided, however, that UJB shall not be obligated to issue any such confirming instruments which relate to the issuance of UJB Stock, or issue any shares of UJB Stock, until such time as the shares of UJB Stock issuable upon exercise of UJB Options shall have been registered with the Securities and Exchange Commission (the "SEC") pursuant to an effective registration statement and authorized for listing on the New York Stock Exchange and for sale by any appropriate state securities regulators, which UJB shall use its best efforts to effect as promptly as practicable, but in no event more than 30 days, after the Effective Time. UJB shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as the UJB Options remain outstanding. At or prior to the Effective Time, UJB shall take all corporate action necessary to reserve for issuance a sufficient number of shares of UJB Common for delivery upon exercise of UJB Options.

  Section 1.12. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Summit acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of Summit or otherwise, all such deeds, bills of sale, assignments and assurances and to take, in the name and on behalf of Summit, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

  Section 1.13. Unclaimed Merger Consideration. If, upon the expiration of one year following the Effective Time, Merger Consideration remains with the Exchange Agent due to the failure of Summit Shareholders to surrender and exchange Summit Certificates for Merger Consideration, UJB may, at its election, continue to retain the Exchange Agent for purposes of the surrender and exchange of Summit Certificates or take possession of such unclaimed Merger Consideration, in which such latter case, Summit Shareholders who have theretofore failed to surrender and exchange Summit Certificates shall thereafter look only to UJB for payment of the Merger Consideration and the unpaid dividends and distributions on the UJB Stock constituting some or all of the Merger Consideration, without any interest thereon. Notwithstanding the foregoing, none of UJB, Summit, the Exchange Agent or any other person shall be liable to any former holder of shares of Summit Stock for any property properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

  Section 1.14. Lost Summit Certificates. In the event any Summit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Summit Certificate to be lost, stolen or destroyed and, if required by UJB, the posting by such person of a bond in such amount as UJB may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Summit Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Summit Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

                                  ARTICLE II.

                   REPRESENTATIONS AND WARRANTIES OF SUMMIT

  Summit represents and warrants to UJB as follows:

  Section 2.01. Organization, Capital Stock.

  (a) Each of Summit and its nonbank subsidiaries, including the nonbank subsidiaries of bank subsidiaries (the term "subsidiary", as used in this Agreement, shall mean any corporation or other organization of which 25% or more of the shares or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other group performing similar functions with respect to such corporation or other organization is directly or indirectly owned), all of which are listed, together with their respective states of incorporation, on Summit Schedule 2.01(a), is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, qualified to transact business in and in good standing under the laws of all jurisdictions where the failure to be so qualified would be likely to have a material adverse effect on (i) the business, results of operations, assets or financial condition of Summit and its subsidiaries on a consolidated basis, or (ii) the ability of Summit to perform its obligations under, and to consummate the transactions contemplated by, this Agreement (a "Summit Material Adverse Change"). However, a Summit Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. Each of Summit and its subsidiaries has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties, to occupy its premises and to engage in its business and activities as presently engaged in, and each has complied in all material respects with all applicable laws, regulations and orders.

  (b) Summit is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act").

  (c) Summit or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of all of Summit's direct and indirect nonbank subsidiaries.

  (d) (1) The authorized capital stock of Summit consists of 50,000,000 shares of Common Stock, each of no par value, and 12,000,000 shares, each of no par value, of Preferred Stock, and as of the date hereof:

    (A) 33,820,043 shares of Summit Common are outstanding, 33,904,528 shares of Summit Common are issued, and 504,000 shares of Summit Preferred are outstanding,

    (B) 7,793,505 shares of Summit Common are reserved for issuance pursuant to the Employee Stock Purchase Plan of Summit dated March 21, 1989, the Summit Stock Award Plans, Summit's obligations under the Crestmont Financial Corp. Stock Compensation Plan (the "Crestmont Plan") and the Summit Dividend Reinvestment and Stock Purchase Plan (collectively, the "Summit Stock Plans") and pursuant to Summit's obligations under the Agreement and Plan of Merger between Summit and Garden State Bancshares, Inc. dated June 14, 1995 (the "Garden State Agreement"). No other shares of Summit Common are reserved for issuance;

    (C) 250,000 shares of Series B Junior Participating Preferred Stock, no par value (the "Summit Series B Preferred Stock"), are reserved for issuance in connection with the Summit Rights Agreement, dated as of January 16, 1990, as amended (the "Summit Rights Agreement"). No other shares of Summit Preferred Stock are reserved for issuance; and

    (D) 84,485 shares of Summit Common are held by Summit in its treasury as issued but not outstanding or canceled Summit Common.

  (2) All issued shares of the capital stock of Summit and of each of its nonbank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable and have been issued pursuant to an effective registration statement and current prospectus under the Securities Act of 1933 (the "Securities Act") or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder.

  (3) Except as set forth above in this Section 2.01(d) or in Section 2.01(a), except for director and employee stock options outstanding under the Summit Stock Award Plans, except for Summit Common issuable in connection with the Summit Stock Plans and the Garden State Agreement, and except for the Summit Series B Preferred Stock issuable in connection with the Summit Rights Agreement, there are no other Equity Securities of Summit or any subsidiary of Summit outstanding, in existence, the subject of an agreement or reserved for issuance.

  (4) "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other Equity Securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other Equity Securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other Equity Securities.

  (5) All plans of Summit for the granting of stock options, stock appreciation rights or other securities or derivative securities to directors or employees, and any amendments thereto, have been duly approved by the shareholders of Summit in accordance with the shareholder approval requirements of the Code and Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"). All such plans are set forth on Summit Schedule 2.01(d) as well as all material information in the aggregate relating to outstanding awards thereunder, including director and employee stock options (including without limitation date of grant, exercise price, number of shares, whether incentive or nonqualified under the Code, any noncustomary terms or provisions), dividend units (including without limitation units outstanding, payment amounts or rates, accruals), performance share units (including without limitation units outstanding, performance goals, payment amounts or rates) and unvested restricted stock.

  (e) Summit owns no bank subsidiary other than Summit Bank ("Bank") ("bank" is hereby defined to include commercial banks, savings banks, private banks, trust companies, savings and loan associations, building and loan associations and similar institutions receiving deposits and making loans). Bank is a bank duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Bank is duly authorized to conduct all activities and exercise all powers contemplated by applicable laws of the State of New Jersey, is an insured bank as defined in the Federal Deposit Insurance Act, and has all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease its properties and assets, to occupy its premises, and to engage in its business and activities as presently engaged in, and has complied in all material respects with all applicable laws, regulations and orders.

  (f) The authorized and outstanding capital stock of Bank is as set forth on Summit Schedule 2.01(f). Summit is the holder and beneficial owner of all shares of the issued and outstanding capital stock of Bank. All issued and outstanding shares of the capital stock of Bank have been fully paid, were duly authorized and validly issued, are non-assessable, and were not issued in violation of the preemptive rights of any shareholder. No options covering the capital stock of Bank, warrants to purchase or contracts to issue capital stock of Bank, or any other contracts, presently exercisable rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from Summit or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of Bank are outstanding, in existence, or the subject of an agreement except for the Garden State Agreement.

  (g) All Equity Securities of its direct and indirect subsidiaries beneficially owned by Summit or a subsidiary of Summit are held free and clear of any claims, liens, encumbrances or security interests.

  Section 2.02. Financial Statements. The financial statements and schedules contained or incorporated in (a) Summit's annual report to shareholders for the fiscal year ended December 31, 1994, (b) Summit's annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1994,
(c) Summit's quarterly reports on Form 10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1995 and June 30, 1995, and (d) Bank's regulatory call reports in 1995 (the "Summit Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles in the case of the reports listed in clauses
(a), (b) and (c), and in accordance with regulatory accounting principles in the case of the reports listed in clause (d), the consolidated statements of condition, income, changes in stockholders' equity and cash flows of Summit and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in related notes or in the accountants' reports thereon, the Summit Financial Statements were prepared in accordance with generally accepted accounting principles in the case of the reports listed in clauses (a), (b) and (c), and in accordance with regulatory accounting principles in the case of the reports listed in clause
(d). The Summit Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the Summit Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

  Section 2.03. No Conflicts. Summit and each of its subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by Summit, or the consummation of the transactions contemplated hereby including the Merger by Summit upon the terms provided herein (assuming receipt of the Required Consents, as that term is defined in Section 4.01), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the material rights, permits, licenses, assets or properties of Summit or any of its subsidiaries or upon any of the Equity Securities of Summit or any of its subsidiaries, or constitute an event which could, with the lapse of time, action or inaction by Summit or any of its subsidiaries or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

    (a) the Certificate of Incorporation or the By-Laws of Summit or any of its subsidiaries;

    (b) any applicable law, statute, rule, ruling, determination, ordinance or regulation of or agreement with any governmental or regulatory authority;

    (c) any judgment, order, writ, award, injunction or decree of any court or other governmental authority; or

    (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement or other instrument;

to which Summit or any of its subsidiaries is a party or by which Summit or any of its subsidiaries or any of their assets or properties are bound or committed, the consequences of which individually or in the aggregate would be likely to result in a Summit Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

  Section 2.04. Absence of Undisclosed Liabilities. To the best knowledge of Summit management, Summit and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against Summit or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), other than (a) those reflected in the Summit Financial Statements or disclosed in the notes thereto, (b) commitments made by Summit or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to Summit and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1994, which are not in the aggregate material in frequency or amount to Summit and its subsidiaries, taken as a whole. Neither Summit nor any of its subsidiaries has, since June 30, 1995, become obligated on any debt due in more than one year from the date of this Agreement in excess of $10,000,000, other than intra-corporate debt and deposits received, repurchase agreements and borrowings from the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York entered into in the ordinary course of business.

  Section 2.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction or decree of any court or governmental or self-regulatory body against or affecting Summit or its subsidiaries which materially and adversely affects Summit and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to Summit and its subsidiaries, taken as a whole, pending or, to Summit's knowledge, threatened, against or involving Summit or any of its subsidiaries or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of Summit referred to in Section 2.02 and in Summit Schedule 2.05. Neither Bank nor Summit is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to material statutory or regulatory noncompliance discovered in any regulatory examinations, its capital adequacy, its credit or reserve policies or its management. Neither Bank nor Summit has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. Neither Bank nor Summit has failed to resolve to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of Bank's and Summit's business.

  Section 2.06. Brokers' Fees. Summit has entered into this Agreement with UJB as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette"). Summit Schedule 2.06 consists of true and complete copies of all agreements between Summit and Keefe, Bruyette with respect to the transactions contemplated by this Agreement.

  Section 2.07. Material Filings. At the time of filing, all filings made by Summit and its subsidiaries after December 31, 1991 with the SEC and the appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Summit has timely made all filings required by the Securities Act and the Exchange Act and Bank has timely made all filings required by applicable Federal and state banking laws.

  Section 2.08. Corporate Action. Assuming due execution and delivery by UJB, and subject to the requisite approval by the shareholders of Summit of this Agreement, the Merger and the other transactions contemplated hereby in accordance with Summit's Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, Summit has the corporate power and is duly authorized by all necessary corporate action to execute, deliver and perform this Agreement (except that no separate corporate action has been taken with respect to the merger referred to in Section 5.18). The Board of Directors of Summit has taken all action required by law, its Certificate of Incorporation, its By-Laws or otherwise to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of Summit enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally. The Board of Directors of Summit in authorizing the execution of this Agreement has determined, at the date of this

Agreement, to recommend to the shareholders of Summit the approval of this Agreement, the Merger and the other transactions contemplated hereby.

  Section 2.09. Absence of Changes. There has not been, since December 31, 1994, any Summit Material Adverse Change. Except as disclosed in Summit
Schedule 2.09, neither Summit nor any of its subsidiaries has, (a) since June 30, 1995: (i) declared, set aside or paid any dividend or other distribution in respect of its capital stock, other than dividends from subsidiaries to Summit or other subsidiaries of Summit and an ordinary cash dividend of $.21 per share, or, directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock held by persons other than Summit and its subsidiaries; (ii) incurred material current liabilities since that date other than in the ordinary course of business; (iii) sold, exchanged or otherwise disposed of any of their assets except in the ordinary course of business;
(iv) entered into any transactions which in the aggregate exceeded $10,000,000 other than in the ordinary course of business; or (v) acquired the assets or capital stock of another company, except in a fiduciary capacity or in the course of securing or collecting loans or leases and except pursuant to the Garden State Agreement, and, (b) since the date of the most recent proxy statement made any officers' salary increase or wage increase, entered into any employment, consulting, severance or change of control contract with any present or former director, officer or salaried employee, or instituted any employee or director welfare, bonus, stock option, profit-sharing, retirement, severance or other benefit plan or arrangement or modified any of the foregoing so as to increase its obligations thereunder in any material respect other than in the ordinary course of business consistent with past practices.

  Section 2.10. Allowance for Loan and Lease Losses. At June 30, 1995 and thereafter the allowance for loan and lease losses of Summit and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding and, to the best of Summit's knowledge, the loan and lease portfolios of Summit in excess of such allowances are collectible in the ordinary course of business.

  Section 2.11. Taxes and Tax Returns. Neither Summit nor any of its subsidiaries has at any time filed a consent pursuant to Section 341(f) of the Code or consented to have the provisions of Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by Summit or any of its subsidiaries. None of the property being acquired by UJB or its subsidiaries in the Merger is property which UJB or its subsidiaries will be required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code. Proper and accurate amounts have been withheld from employees by Summit and each of its subsidiaries for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state and local law. Proper and accurate federal, state and local returns have been timely filed by Summit and each of its subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of Summit or its appropriate subsidiary. Neither Summit nor any of its subsidiaries is required to file tax returns with any state other than the State of New Jersey and the Commonwealth of Pennsylvania. Provision has been made on the books of Summit or its appropriate subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by Summit or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. The Internal Revenue Service ("IRS") has audited the consolidated federal income tax returns of Summit for all taxable years ended on or prior to December 31, 1993 and the State of New Jersey has audited the New Jersey income tax returns of Summit and its subsidiaries for all taxable years ended on or prior to December 31, 1993. Neither Summit nor any of its subsidiaries is subject to an audit or review of its tax returns by any state other than the State of New Jersey and the Commonwealth of Pennsylvania. Summit is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. Neither Summit nor any of its subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to Summit's knowledge, threatened against Summit or any of its subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither Summit nor any of its subsidiaries has agreed to or is required to make any material adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by Summit or any of its subsidiaries, and neither Summit nor any of its subsidiaries has any knowledge that the IRS has proposed any such material adjustment or change in accounting method. Summit and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

  Section 2.12. Properties. Summit, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the Summit Financial Statements (except individual properties and assets disposed of since that date in the ordinary course of business), which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the Summit Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of Summit and its subsidiaries taken as a whole. Summit and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a material adverse effect on Summit and its subsidiaries taken as a whole.

  Section 2.13. Condition of Properties; Insurance. All real and tangible personal properties owned by Summit or any of its subsidiaries or used by Summit or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by Summit or such subsidiary subject to exceptions which are not, in the aggregate, material to Summit and its subsidiaries, taken as a whole. Summit and each of its subsidiaries maintains insurance (with companies which, to the best of Summit's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect and are disclosed on Summit Schedule 2.13.

  Section 2.14. Contracts.

  (a) Except as set forth in Summit Schedule 2.14(a), neither Summit nor any of its subsidiaries is a party to and neither they nor any of their assets are bound by any written or oral lease or license with respect to any property, real or personal, as tenant or licensee involving an annual consideration in excess of $1,000,000.

  (b) Except as set forth in Summit Schedule 2.14(b), neither Summit nor any of its subsidiaries is a party to and neither they nor any of their assets is bound by any written or oral: (i) employment or severance contract (including, without limitation, any collective bargaining contract or union agreement) which is not terminable without penalty by Summit or a subsidiary, as appropriate, on 60 days' or less notice; (ii) contract or commitment for capital expenditures in excess of $2,000,000 in the aggregate for any one project or in excess of $20,000,000 in the aggregate for all projects; (iii) contract or commitment whether or not made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving consideration in excess of $1,000,000 (including advertising and consulting agreements, data processing agreements, and retainer agreements with attorneys, accountants, actuaries, or other professionals); (iv) contract or option to purchase or sell any real or personal property other than OREO property involving consideration in excess of $2,000,000; or (v) other contracts material to the business of Summit and its subsidiaries taken as a whole and not made in the ordinary course of business.

  (c) Neither Summit nor any of its subsidiaries is a party to or otherwise bound by any contract, agreement, plan, lease, license, commitment or undertaking which, in the reasonable opinion of management of Summit, is materially adverse, onerous, or harmful to any aspect of the business of Summit and its subsidiaries taken as a whole.

  Section 2.15. Pension and Benefit Plans.

  (a) Neither Summit nor any of its subsidiaries maintains an employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or has made any contributions to any such employee pension benefit plan, except employee pension benefit plans listed in Summit Schedule 2.15(a) (individually a "Summit Plan" and collectively the "Summit Plans"). In its present form each Summit Plan complies in all material respects with all applicable requirements under ERISA and the Code. Each Summit Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and Summit or the subsidiary whose employees are covered by such Summit Plan has received from the IRS a determination letter to that effect. No event has occurred and to the knowledge of Summit there has been no omission or failure to act which would adversely affect such qualification or exemption. Each Summit Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. Except as disclosed in Summit Schedule 2.15(a), no employee of Summit or any subsidiary whose employees are covered by a Summit Plan has engaged in any action or, to the knowledge of Summit, has failed to act in such manner that, as a result of such action or failure, a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such Summit Plan or has been misled as to his or her rights under such Summit Plan. Except as disclosed in Summit Schedule 2.15(a), no Summit Plan is subject to
Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any Summit Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the Summit Plans or any fiduciary thereof which would subject Summit or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees, the PBGC, the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. Except as disclosed in Schedule 2.15(a), there are no unfunded benefit or pension plans or arrangements, whether qualified or not, to which Summit or any of its subsidiaries has any obligation to contribute. There has been no change in control of any Summit Plan since the last effective date of any such change of control disclosed to UJB in Schedule 2.15(a).

  (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by Summit or any of its subsidiaries other than Summit Plans (collectively "Benefit Plans") comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. Benefit Plans with an annual cost in excess of $5,000,000 are listed on Summit Schedule 2.15(b). The Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee of Summit or any of its subsidiaries has engaged in any action or, to the knowledge of Summit, has failed to act in such manner that, as a result of such action or failure, a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the Benefit Plans or has been misled as to their rights under the Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the Benefit Plans which would subject Summit or any of its subsidiaries to a material liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of Summit or any of its subsidiaries, the PBGC, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

  Section 2.16. Fidelity Bonds. Since at least January 1, 1989, Summit and each of its subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. Neither Summit nor any of its subsidiaries is aware of any facts which would form the basis of a claim or claims under such bonds aggregating in excess of the applicable deductible amounts under such bonds. Neither Summit nor any of its subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to Summit's and its subsidiaries' past claim experience.

  Section 2.17. Labor Matters. To the knowledge of Summit, hours worked by and payment made to employees of Summit and each of its subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from Summit and each of its subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Summit or its appropriate subsidiary except for any immaterial noncompliance. Summit is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial noncompliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to Summit or any of its subsidiaries. To the knowledge of Summit, no employee of Summit or any of its subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material liability. No employees of Summit or any of its subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving Summit pending with, or, to the knowledge of Summit, threatened by, any labor organization or group of employees of Summit.

  Section 2.18. Books and Records. The minute books of Summit and each of its subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of Summit and each of its subsidiaries fairly and accurately reflect the transactions to which Summit and each of its subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

  Section 2.19. Concentrations of Credit. No customer or affiliated group of customers (i) is owed by Summit or any subsidiary of Summit an aggregate amount equal to more than 10% of the shareholders' equity of Summit or such subsidiary (including deposits, other debts and contingent liabilities) or
(ii) owes to Summit or any of its subsidiaries an aggregate amount equal to more than 10% of the shareholders' equity of Summit or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

  Section 2.20. Trademarks and Copyrights. Neither Summit nor any of its subsidiaries has received notice or otherwise knows that the manner in which Summit or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

  Section 2.21. Environmental Matters.

  (a) Except as disclosed in the Forms 10-K and 10-Q of Summit referred to in
Section 2.02 hereof, to the knowledge of Summit:

    (1) No Hazardous Substances (as hereinafter defined) have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on (1) any property now owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Present Property") by Summit or any of its subsidiaries, (2) any property previously owned, occupied, leased or held or managed in a representative or fiduciary capacity ("Former Property") by Summit or any of its subsidiaries during the time of such previous ownership, occupancy, lease; holding or management or (3) any Participation Facility (as hereinafter defined) during the time that Summit or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing or depositing would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

    (2) Neither Summit nor any of its subsidiaries has disposed of, or arranged for the disposal of, Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that Summit or any of its subsidiaries participated in the management of, or may be deemed to be or to have been an owner or operator of, such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on Summit and its subsidiaries, taken as a whole;

    (3) No Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property (as hereinafter defined), where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on Summit and its subsidiaries, taken as a whole, nor is there, with respect to any such Loan Property, any violation of environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay Summit or any of its subsidiaries from recovering the full value of its loan in the event of a foreclosure on such Loan Property.

  (b) Neither Summit nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

  (c) As used in this Agreement, (a) "Participation Facility" shall mean any property or facility of which the relevant person or entity (i) has at any time participated in the management or (ii) may be deemed to be or to have been an owner or operator, (b) "Loan Property" shall mean any real property in which the relevant person or entity holds a security interest in an amount greater than $50,000 and (c) "Hazardous Substances" shall mean (i) any flammable substances, explosives, radioactive materials, hazardous materials, hazardous substances, hazardous wastes, toxic substances, pollutants, contaminants and any related materials or substances specified in any applicable Federal or state law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient or indoor air, surface water, groundwater, land surface or subsurface strata) and (ii) friable asbestos, polychlorinated biphenyls, urea formaldehyde, and petroleum and petroleum-containing products and wastes.

  Section 2.22. Accounting, Tax and Regulatory Matters. Neither Summit nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

                                 ARTICLE III.

                     REPRESENTATIONS AND WARRANTIES OF UJB

  UJB represents and warrants to Summit as follows:

  Section 3.01. Organization; Capital Stock.

  (a) UJB is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey with authorized capital stock consisting of 130,000,000 shares of Common Stock, each of par value $1.20, of which, as of the date hereof, 57,561,452 shares were outstanding and 8,638,483 shares were reserved for issuance pursuant to the employee stock option and performance stock plans of UJB, UJB's Dividend Reinvestment and Stock Purchase Plan, UJB's Savings Incentive Plan and UJB's obligations under the Agreement and Plan of Merger dated August 1, 1995 between UJB and The Flemington National Bank and Trust Company (the "Flemington Agreement"), and 4,000,000 shares of Preferred Stock, each without par value, of which 600,166 shares of Series B Adjustable Rate Cumulative Preferred Stock ($50 stated value) were outstanding and 600,000 shares of Series R Preferred Stock were reserved for issuance pursuant to UJB's Shareholder Rights Plan. All outstanding shares of UJB's capital stock have been fully paid, were duly and validly issued, and are non-assessable.

  (b) UJB is qualified to transact business in and is in good standing under the laws of all jurisdictions where the failure to be so qualified would have a material adverse effect on (i) the business, results of operations, assets or financial condition of UJB and its subsidiaries on a consolidated basis or
(ii) the ability of UJB to perform its obligations under, and to consummate the transactions contemplated by this Agreement (a "UJB Material Adverse Change"). However, a UJB Material Adverse Change will not include a change resulting from a change in law, rule, regulation or generally accepted or regulatory accounting principles, or from any other matter affecting banking institutions or their holding companies generally. The bank subsidiaries of UJB are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization. UJB and its bank subsidiaries have all corporate power and authority and all material licenses, franchises, certificates, permits and other governmental authorizations which are legally required to own and lease their respective properties, occupy their respective premises, and to engage in their respective businesses and activities as presently engaged in. UJB is duly registered as a bank holding company under the Bank Holding Company Act.

  (c) All issued shares of the capital stock of UJB and of each of its bank subsidiaries have been fully paid, were duly authorized and validly issued, are non-assessable, have been issued pursuant to an effective registration statement and current prospectus under the Securities Act or an appropriate exemption from registration under the Securities Act and were not issued in violation of the preemptive rights of any shareholder. UJB or one of its subsidiaries is the holder and beneficial owner of all of the outstanding capital stock of its bank subsidiaries. No options covering capital stock of UJB (excluding board of trade and exchange traded standardized options) or any of its bank subsidiaries, warrants to purchase or contracts to issue capital stock of UJB or any of its bank subsidiaries, or any other contracts, presently exercisable rights (including preemptive rights), commitments or convertible securities entitling anyone to acquire from UJB or any of its subsidiaries or obligating them to issue any capital stock, or securities convertible into or exchangeable for shares of capital stock, of UJB or any of its bank subsidiaries are outstanding, in existence, or the subject of an agreement, except for employee stock options granted under stock option plans of UJB, UJB Stock issuable pursuant to UJB's Dividend Reinvestment and Stock Purchase Plan, UJB Savings Incentive Plan, 1993 Incentive Stock and Option Plan, the Flemington Agreement and employee stock options outstanding on the date hereof, Series R Preferred Stock issuable pursuant to the UJB Shareholder Rights Plan and capital stock of United Jersey Bank ("UJBank") issuable in connection with the merger of New Jersey Savings Bank into UJBank and in connection with the merger contemplated by the Flemington Agreement.

  Section 3.02. Financial Statements. The financial statements and schedules contained or incorporated in UJB's (a) annual report to shareholders for the fiscal year ended December 31, 1994, (b) annual report on Form 10-K pursuant to the Exchange Act for the fiscal year ended December 31, 1994, (c) quarterly reports on Form

10-Q pursuant to the Exchange Act for the fiscal quarters ended March 31, 1994 and June 30, 1994, and (d) news release, Second Quarter Report to shareholders and bank regulatory call report relating to financial results for the fiscal quarter ended June 30, 1995 (the "UJB Financial Statements") are true and correct in all material respects as of their respective dates and each fairly presents (subject, in the case of unaudited statements, to recurring audit adjustments normal in nature and amount), in accordance with generally accepted accounting principles (except for regulatory accounting principles in the case of the bank regulatory call report), the consolidated balance sheets, statements of income, statements of shareholders' equity and statements of cash flows of UJB and its subsidiaries at its respective date and for the period to which it relates. Except as may otherwise be described therein or in the related notes or in the accountants' reports thereon, the UJB Financial Statements were prepared in accordance with generally accepted accounting principles (except for regulatory accounting principles in the case of the bank regulatory call report) consistently applied. The UJB Financial Statements do not, as of the dates thereof, include any material asset or omit any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders the UJB Financial Statements, in light of the circumstances under which they were made, misleading in any respect.

  Section 3.03. No Conflicts. UJB and each of it bank subsidiaries is not in, and has received no notice of, violation or breach of, or default under, nor will the execution, delivery and performance of this Agreement by UJB, or the consummation of the Merger by UJB upon the terms and conditions provided herein (assuming receipt of the Required Consents), violate, conflict with, result in the breach of, constitute a default under, give rise to a claim or right of termination, cancellation, revocation of, or acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon any rights, permits, licenses, assets or properties material to UJB and its subsidiaries, taken as a whole, or upon any of the capital stock of UJB, or constitute an event which could, with the lapse of time, action or inaction by UJB or a third party, or the giving of notice and failure to cure, result in any of the foregoing, under any of the terms, conditions or provisions, as the case may be, of:

    (a) the Restated Certificate of Incorporation or the By-Laws of UJB;

    (b) any applicable law, statute, rule, ruling, determination, ordinance, or regulation of any governmental or regulatory authority;

    (c) any judgment, order, writ, award, injunction, or decree of any court or other governmental authority; or

    (d) any material note, bond, mortgage, indenture, lease, policy of insurance or indemnity, license, contract, agreement, or other instrument;

to which UJB is a party or by which UJB or any of its assets or properties are bound or committed, the consequences of which individually or in the aggregate would be a UJB Material Adverse Change, or enable any person to enjoin the transactions contemplated hereby.

  Section 3.04. Absence of Undisclosed Liabilities. To the best knowledge of UJB management, UJB and its subsidiaries have no liabilities, whether contingent or absolute, direct or indirect, matured or unmatured (including but not limited to liabilities for federal, state and local taxes, penalties, assessments, lawsuits or claims against UJB or any of its subsidiaries), and no loss contingency (as defined in Statement of Financial Accounting Standards No. 5), material in the aggregate to UJB and its subsidiaries, taken as a whole, other than (a) those reflected in the UJB Financial Statements or disclosed in the notes thereto, (b) commitments made by UJB or any of its subsidiaries in the ordinary course of its business which are not in the aggregate material in frequency or amount to UJB and its subsidiaries, taken as a whole, and (c) liabilities arising in the ordinary course of its business since December 31, 1994 which are not in the aggregate material in frequency or amount to UJB and its subsidiaries, taken as a whole.

  Section 3.05. Absence of Litigation; Agreements with Bank Regulators. There is no outstanding order, injunction, or decree of any court or governmental or self-regulatory body against or affecting UJB or its subsidiaries which materially and adversely affects UJB and its subsidiaries, taken as a whole, and there are no actions, arbitrations, claims, charges, suits, investigations or proceedings (formal or informal) material to UJB and its subsidiaries, taken as a whole, pending or, to UJB's knowledge, threatened, against or involving UJB or their officers or directors (in their capacity as such) in law or equity or before any court, panel or governmental agency, except as disclosed in the Forms 10-K and 10-Q of UJB referred to in
Section 3.02. Neither UJB nor any bank subsidiary of UJB is a party to any agreement or memorandum of understanding with, or is a party to any commitment letter to, or has submitted a board of directors resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management. Neither UJB nor any bank subsidiary of UJB, has been advised by any governmental or regulatory authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any of the foregoing. UJB and the bank subsidiaries of UJB have resolved to the satisfaction of the applicable regulatory agency any significant deficiencies cited by any such agency in its most recent examinations of each aspect of UJB or such bank subsidiary's business except for any examinations received within 30 days of the date hereof.

  Section 3.06. Brokers' Fees. UJB has entered into this Agreement with Summit as a result of direct negotiations without the assistance or efforts of any finder, broker, financial advisor or investment banker, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") UJB Schedule 3.06 consists of true and complete copies of all agreements between UJB and Merrill Lynch with respect to the transactions contemplated by this Agreement.

  Section 3.07. Material Information. At the time of filing, all filings made by UJB and its subsidiaries after December 31, 1991 with the SEC and appropriate bank regulatory authorities do not or did not contain any untrue statement of a material fact and do not or did not omit to state any material fact required to be stated herein or therein or necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. UJB has timely made all filings required by the Securities Act and the Exchange Act.

  Section 3.08. Corporate Action. Assuming due execution and delivery by each of the other parties thereto, and subject to the approval by the shareholders of UJB of this Agreement, the Merger and the other transactions contemplated hereby in accordance with UJB's Restated Certificate of Incorporation and the New Jersey Act at a meeting of such holders to be duly called and held, UJB has the corporate power and is duly authorized by all necessary corporate action to execute, deliver, and perform this Agreement (except that no separate corporate action has been taken with respect to the merger referred to in Section 5.18). The Board of Directors of UJB has taken all action required by law, its Restated Certificate of Incorporation, its By-Laws or otherwise to authorize the execution and delivery of this Agreement. This Agreement is a valid and binding agreement of UJB enforceable in accordance with its terms except as such enforcement may be limited by applicable principles of equity, and by bankruptcy, insolvency, moratorium or other similar laws of general applicability presently or hereafter in effect affecting the enforcement of creditors' rights generally. The Board of Directors of UJB in authorizing the execution of this Agreement has determined at the date of this Agreement to recommend to the shareholders of UJB the approval of this Agreement, the Merger and the other transactions contemplated hereby.

  Section 3.09. Absence of Changes. There has not been, since December 31, 1994, any UJB Material Adverse Change.

  Section 3.10. Allowance for Loan and Lease Losses. At June 30, 1995 and thereafter, the allowances for loan and lease losses of UJB and its subsidiaries are adequate in all material respects to provide for all losses on loans and leases outstanding, and to the best of UJB's knowledge, the loan and lease portfolios of UJB and its subsidiaries in excess of such allowances are collectible in the ordinary course of business.

  Section 3.11. Taxes and Tax Returns. Proper and accurate federal, state and local returns have been timely filed by UJB and each of its bank subsidiaries for all periods for which returns were due, including with respect to employee income tax withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full or adequate provision therefor has been included on the books of UJB or its appropriate subsidiary. Provision has been made on the books of UJB or its appropriate bank subsidiary for all unpaid taxes, whether or not disputed, that may become due and payable by UJB or any of its subsidiaries in future periods in respect of transactions, sales or services previously occurring or performed. UJB is not and has not been a United States real property holding corporation as defined in Section 897(c)(2) of the Code during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code. Neither UJB nor any of its bank subsidiaries is currently a party to any tax sharing or similar agreement with any third party. There are no material matters, assessments, notices of deficiency, demands for taxes, proceedings, audits or proposed deficiencies pending or, to UJB's knowledge, threatened against UJB or any of its bank subsidiaries and there have been no waivers of statutes of limitations or agreements related to assessments or collection in respect of any federal, state or local taxes. Neither UJB nor any of its subsidiaries has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by UJB or any of its subsidiaries, and neither UJB nor any of its bank subsidiaries has any knowledge that the IRS has proposed any such adjustment or change in accounting method. UJB and its subsidiaries have complied in all material respects with all requirements relating to information reporting and withholding (including back-up withholding) and other requirements relating to the reporting of interest, dividends and other reportable payments under the Code and state and local tax laws and the regulations promulgated thereunder and other requirements relating to reporting under federal law including record keeping and reporting on monetary instruments transactions.

  Section 3.12. Properties. UJB, directly or through its subsidiaries, has good and marketable title to all of its properties and assets, tangible and intangible, including those reflected in the most recent consolidated balance sheet included in the UJB Financial Statements (except properties and assets disposed of since that date in the ordinary course of business and OREO property disposed of since that date, which properties and assets are not subject to any mortgage, pledge, lien, charge or encumbrance other than as reflected in the UJB Financial Statements or which in the aggregate do not materially adversely affect or impair the operation of UJB and its subsidiaries taken as a whole). UJB and each of its subsidiaries enjoys peaceful and undisturbed possession under all material leases under which it or any of its subsidiaries is the lessee, where the failure to enjoy such peaceful and undisturbed possession would be likely to have a material adverse effect on UJB and its subsidiaries taken as a whole.

  Section 3.13. Condition of Properties; Insurance. All real and tangible personal properties owned by UJB or any of its subsidiaries or used by UJB or any of its subsidiaries in its business are in a good state of maintenance and repair, are in good operating condition, subject to normal wear and tear, conform in all material respects to all applicable ordinances, regulations and zoning laws, and are adequate for the business conducted by UJB or such subsidiary subject to exceptions which are not, in the aggregate, material to UJB and its subsidiaries, taken as a whole. UJB and each of its subsidiaries maintains insurance (with companies which, to the best of UJB's knowledge, are authorized to do business in New Jersey) against loss relating to such properties in amounts which are customary, usual and prudent for corporations or banks, as the case may be, of their size. Such policies are in full force and effect.

  Section 3.14. Non-bank Subsidiaries. The non-bank subsidiaries of UJB did not, taken in the aggregate, constitute a "significant subsidiary" of UJB, as that term is defined in Rule 1-02(v) of Regulation S-X of the SEC (17 CFR
(S)210.1-02(v)), at December 31, 1994.

  Section 3.15. Fidelity Bonds. Since at least January 1, 1989, UJB and each of its bank subsidiaries has continuously maintained fidelity bonds insuring them against acts of dishonesty in such amounts as are customary, usual and prudent for organizations of its size and business. All material claims thereunder have been filed in a due and timely fashion. Neither UJB nor any of its bank subsidiaries has reason to believe that its respective fidelity coverage will not be renewed by its carrier on substantially the same terms as the existing coverage, except for possible premium increases unrelated to UJB's and its bank subsidiaries' past claim experience.

  Section 3.16. Labor Matters. To the knowledge of UJB, hours worked by and payment made to employees of UJB and each of its bank subsidiaries have not been in violation of the Fair Labor Standards Act or any applicable law dealing with such matters; and all payments due from UJB and each of its bank subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of UJB or its appropriate bank subsidiary, except for any immaterial noncompliance. UJB is in compliance with all other laws and regulations relating to the employment of labor, including all such laws and regulations relating to collective bargaining, discrimination, civil rights, safety and health, plant closing (including the Worker Adjustment Retraining and Notification Act), workers' compensation and the collection and payment of withholding and Social Security and similar taxes, except for any immaterial non-compliance. No labor dispute, strike or other work stoppage has occurred and is continuing or is threatened with respect to UJB or any of its bank subsidiaries. No employee of UJB or any of its bank subsidiaries has been terminated, suspended, disciplined or dismissed under circumstances that are likely to result in a material liability. To the knowledge of UJB, no employees of UJB or any of its bank subsidiaries are unionized nor has such union representation been requested by any group of employees or any other person within the last two years. There are no organizing activities involving UJB pending with, or, to the knowledge of UJB, threatened by, any labor organization or group of employees of UJB.

  Section 3.17. Books and Records. The minute books of UJB and each of its bank subsidiaries contain complete and accurate records of and fairly reflect all actions taken at all meetings and accurately reflect all other corporate action of the shareholders and the boards of directors and each committee thereof. The books and records of UJB and each of its bank subsidiaries fairly and accurately reflect the transactions to which UJB and each of its bank subsidiaries is or has been a party or by which their properties are subject or bound, and such books and records have been properly kept and maintained.

  Section 3.18. Trademarks and Copyrights. Neither UJB nor any of its subsidiaries has received notice or otherwise knows that the manner in which UJB or any of its subsidiaries conducts its business including its current use of any material trademark, trade name, service mark or copyright violates asserted rights of others in any trademark, trade name, service mark, copyright or other proprietary right.

  Section 3.19. Environmental Matters. Except as disclosed in the Forms 10-K and 10-Q of UJB referred to in Section 3.02 hereof, to the knowledge of UJB:

    (a) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any (i) Present Property of UJB or a subsidiary, (ii) Former Property of UJB or a subsidiary during the time of previous ownership, occupancy, lease, holding or management or (iii) Participation Facility during the time that UJB or a subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of, such facility, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, or depositing would have a material adverse effect on UJB and its subsidiaries, taken as a whole;

    (b) neither UJB nor any subsidiary has disposed of or arranged for the disposal of Hazardous Substances from any Present Property, Former Property or Participation Facility, and no owner or operator of a Participation Facility disposed of, or arranged for the disposal of, Hazardous Substances from a Participation Facility during the time that UJB or any subsidiary participated in the management of, or may be deemed to be or to have been an owner or operator of such Participation Facility, where such disposal or arranging for disposal would have a material adverse effect on UJB and its subsidiaries, taken as a whole;

    (c) no Hazardous Substances have been stored, treated, dumped, spilled, disposed, discharged, released or deposited at, under or on any Loan Property, where such storage, treatment, dumping, spilling, disposing, discharging, releasing, depositing or violation would have a material adverse effect on UJB and its subsidiaries, taken as a whole, nor is there with respect to any Loan Property any violation of an environmental law which could materially adversely affect the value of such Loan Property to an extent which could prevent or delay UJB or any its subsidiaries from recovering the full value of its loan in the event of foreclosure on such Loan Property.

    (d) Neither UJB nor any subsidiary (i) is aware of any investigations contemplated, pending or completed by any environmental regulatory authority with respect to any Present Property, Former Property, Loan Property or Participation Facility, (ii) has received any information requests from any environmental regulatory authority, or (iii) been named as a potentially responsible or liable party in any Superfund, Resource Conservation and Recovery Act, Toxic Substances Control Act or Clean Water Act proceeding or other equivalent state or federal proceeding.

  Section 3.20. Accounting, Tax and Regulatory Matters. Neither UJB nor any of its subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying (A) for pooling-of-interests accounting treatment or (B) as a reorganization within the meaning of Section 368 of the Internal Revenue Code or (ii) materially impede or delay receipt of any approval referred to in Section 4.01 or the consummation of the transactions contemplated by this Agreement.

  Section 3.21. Ownership of Summit Stock. Other than pursuant to the Summit Stock Option Agreement, as of the date hereof, neither UJB nor any of its subsidiaries, beneficially owns, directly or indirectly, or are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting, or disposing of, any of the outstanding share of capital stock of Summit entitled to vote generally in the election of directors (other than Summit Stock held in a fiduciary capacity or as a result of debts previously contracted).

  Section 3.22. Concentrations of Credit. No customer or affiliated group of customers (i) is owed by UJB or any subsidiary of UJB an aggregate amount equal to more than 10% of the shareholders' equity of UJB or such subsidiary (including deposits, other debts and contingent liabilities) or (ii) owes to UJB or any of its subsidiaries an aggregate amount equal to more than 10% of the shareholders' equity of UJB or such subsidiary (including loans and other debts, guarantees of debts of third parties, and other contingent liabilities).

  Section 3.23. Pension and Benefit Plans.

  (a) The employee pension benefit plans, within the meaning of Section 3(2) of ERISA, maintained by UJB and its subsidiaries on the date hereof (individually a "UJB Plan" and collectively the "UJB Plans"), in their present form, comply in all material respects with all applicable requirements under ERISA and the Code. Each UJB Plan and the trust created thereunder is qualified and exempt under Sections 401(a) and 501(a) of the Code, and UJB or the subsidiary whose employees are covered by such UJB Plan has received from the IRS a determination letter to that effect. No event has occurred and to the knowledge of UJB there has been no omission or failure to act which would adversely affect such qualification or exemption. Each UJB Plan has been administered and communicated to the participants and beneficiaries in all material respects in accordance with its terms and ERISA. No employee of UJB or any subsidiary whose employees are covered by a UJB Plan has engaged in any action or, to the knowledge of UJB, has failed to act in such manner that, as a result of such action or failure, a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under such UJB Plan or has been misled as to his or her rights under such UJB Plan. No UJB Plan is subject to Section 412 of the Code or Title IV of ERISA. No person has engaged in any prohibited transaction involving any UJB Plan or associated trust within the meaning of Section 406 of ERISA or Section 4975 of the Code. There are no pending or threatened claims (other than routine claims for benefits) against the UJB Plans or any fiduciary thereof which would subject UJB or any of its subsidiaries to a material liability. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees, the SEC, the IRS, the U.S. Department of Labor or any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements. There has been no change in control of any UJB Plan.

  (b) All bonus, deferred compensation, profit-sharing, retirement, pension, stock option, stock award and stock purchase plans and all other employee benefit plans, including medical, major medical, disability, life insurance or dental plans covering employees generally maintained by UJB or any of its subsidiaries other than UJB Plans (collectively "UJB Benefit Plans") comply in all material respects with all applicable requirements imposed by the Securities Act, the Exchange Act, ERISA, the Code, and all applicable rules and regulations thereunder. The UJB Benefit Plans have been administered and communicated to the participants and beneficiaries in all material respects in accordance with their terms and ERISA, and no employee of UJB or any of its subsidiaries has engaged in any action or, to the knowledge of UJB, has failed to act in such manner that, as a result of such action or failure, a participant or beneficiary or a nonparticipating employee has been denied benefits properly due or to become due under the UJB Benefit Plans or has been misled as to their rights under the UJB Benefit Plans. There are no pending or threatened claims (other than routine claims for benefits) against the UJB Benefit Plans which would subject UJB or any of its subsidiaries to a material liability. Any trust which is intended to be tax-exempt has received a determination letter from the IRS to that effect and no event has occurred which would adversely affect such exemption. All reports, filings, returns and disclosures required to be made to the participants and beneficiaries, other employees of UJB or any of its subsidiaries, the SEC, the IRS, the U.S. Department of Labor and any other governmental agency pursuant to the Code, ERISA, or other applicable statute or regulation, if any, have been made in a timely manner and all such reports, filings, returns and disclosures were true and correct in all material respects. No material liability has been, or is likely to be, incurred on account of delinquent or incomplete compliance or failure to comply with such requirements.

                                  ARTICLE IV.

                              COVENANTS OF SUMMIT

Summit hereby covenants and agrees with UJB that:

  Section 4.01. Preparation of Registration Statement and Applications for Required Consents. Summit will cooperate with UJB in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed with the SEC under the Securities Act for the registration of the UJB Stock to be issued in connection with the Merger, the proxy statement-prospectus constituting part of the Registration Statement ("Summit Proxy-Prospectus") that will be used by Summit to solicit approval of the Merger by its shareholders and the proxy statement that will be used by UJB to solicit approval of the Merger by its shareholders ("UJB Proxy Statement"). In connection therewith, Summit will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning Summit reasonably deemed necessary by counsel to UJB for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement (including the proxy statement portion thereof). Summit will cooperate with UJB and provide such information as may be advisable in obtaining an order of effectiveness for the Registration Statement, appropriate permits or approvals under state securities and "blue sky" laws, the required approval under the Bank Holding Company Act by the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), the listing of the Shares on the New York Stock Exchange (subject to official notice of issuance) and any other governmental or regulatory consents or approvals or the taking of any other governmental or regulatory action necessary to consummate the Merger without a material adverse effect on the business, results of operations, assets or financial condition of the Surviving Corporation and its subsidiaries, taken as a whole (the "Required Consents"). UJB, reasonably in advance of making such filings, will provide Summit and its counsel a reasonable opportunity to comment on such filings and regulatory applications and will give due consideration to any comments of Summit and its counsel before making any such filing or application; and UJB will provide Summit with copies of all such filings and applications at the time filed if such filings and applications are made at any time before the Effective Time. Summit covenants and agrees that all information furnished by Summit for inclusion in the Registration Statement, the UJB Proxy Statement, the Summit Proxy-Prospectus, all applications to appropriate regulatory agencies for approval of the Merger, and all information furnished by Summit to UJB pursuant to this Agreement or in connection with obtaining Required Consents, will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

  Section 4.02. Notice of Adverse Changes. Summit will promptly advise UJB in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of Summit contained in this Agreement or the Summit Schedules or the materials furnished pursuant to the Post-Signing Disclosure List (as defined in Section 4.09), if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any Summit Material Adverse Change, (c) any inability of Summit to perform or comply in any material respect with the terms or conditions of this Agreement, (d) the institution or threat of institution of litigation involving Summit or any of its subsidiaries or assets, which, if determined adversely to Summit or any of its subsidiaries, would have a material adverse effect upon Summit and its subsidiaries taken as a whole or the ability of the parties to timely consummate the Merger and the related transactions, and (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Summit or a subsidiary subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which Summit or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of Summit and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. Summit agrees that the delivery of such notice shall not constitute a waiver by UJB of any of the provisions of Articles VI or VII.

  Section 4.03. Meeting of Shareholders. Summit will call a meeting of its shareholders for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, Summit shall mail the Summit Proxy-Prospectus to its shareholders and use, unless in the written opinion of counsel such action would be a breach of the fiduciary duties of the directors under applicable law, its best efforts to obtain shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

  Section 4.04. Copies of Filings. Without limiting the provisions of Section 4.01, Summit will deliver to UJB, at least twenty-four hours prior to an anticipated date of filing or distribution, all documents to be filed with the SEC or any bank regulatory authority or to be distributed in any manner to the shareholders of Summit or the public.

  Section 4.05. No Material Transactions. Until the Effective Time, Summit will not and will not allow any of its subsidiaries to, without the prior written consent of UJB: (a) pay (or make a declaration which creates an obligation to pay) any cash dividends, at a quarterly rate in excess of $.21 per share of Summit Common, other than dividends from subsidiaries of Summit to Summit or other subsidiaries of Summit and dividends payable on the Summit Preferred; (b) declare or distribute any stock dividend or authorize or effect a stock split; (c) except in connection with the Garden State Agreement and as listed on Summit Schedule 4.05(c), merge with, consolidate with, or sell any material asset to any other corporation, bank, or person (except for mergers of subsidiaries of Summit into other subsidiaries of Summit) or enter into any other transaction not in the ordinary course of business; (d) incur any liability or obligation other than intracompany obligations, make or agree to make any commitment or disbursement, acquire or dispose or agree to acquire or dispose of any property or asset (tangible or intangible), make or agree to make any contract or agreement or engage or agree to engage in any other transaction, except transactions in the ordinary course of business and other transactions aggregating not more than $20,000,000; (e) subject any of its properties or assets to any lien, claim, charge, option or encumbrance, except in the ordinary course of business and for amounts not material in the aggregate to the Summit and its subsidiaries taken as a whole; (f) increase or enter into any agreement to increase the rate of compensation of all employees on the date hereof at an average annualized rate exceeding five percent (5%) in the aggregate, or pay any employee bonuses other than bonuses payable under the existing employee compensation plans providing for formula bonus awards; (g) except as disclosed in Summit Schedule 4.05(g), create, adopt or modify any employment or severance arrangement or any pension or profit sharing plan, bonus, deferred compensation, death benefit, retirement or other employee or director benefit plan of whatsoever nature, or change the level of benefits under any such arrangement or plan, or increase any severance or termination pay benefit or any other fringe benefit, or make or increase any grant or award under any compensation plan, including stock incentive and stock option plans; (h) distribute, issue, sell or grant any of its Equity Securities or any stock appreciation rights except pursuant to the exercise of director and employee stock options under the Summit Stock Award Plans and Crestmont Plan and pursuant to the Summit Dividend Reinvestment Plan and Garden State Agreement;
(i) except in a fiduciary capacity, purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise, or enter into any agreement providing for any of the foregoing transactions; (j) amend its Certificate of Incorporation, By-Laws or Shareholder Rights Plan; (k) modify, amend or cancel any of its existing borrowings other than intra-corporate borrowings and borrowings of federal funds from correspondent banks and the Federal Reserve Bank of New York or the Federal Home Loan Bank of New York or enter into any contract, agreement, lease or understanding, or any contracts, agreements, leases or understandings other than those in the ordinary course of business or which do not involve the creation of any material obligation or release of any material right of Summit or any of its subsidiaries, taken as a whole; (l) create, or accelerate the exercisability of, any stock appreciation rights or options or the release of any restrictions on stock issued under the UJB Benefit Plans; (m) make any employer contribution to a Summit Plan or a Benefit Plan which under the terms of the particular Plan is voluntary and within the sole discretion of Summit to make; or (n) make any discretionary determination or take discretionary action, including the making of awards, by its Compensation Committee or otherwise, under or with respect to any Summit Stock Award Plan other than routine administration of outstanding awards thereunder.

  Section 4.06. Operation of Business in Ordinary Course. Summit, on behalf of itself and its subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time, it and its subsidiaries: (a) will carry on their business diligently and substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner; (b) will use their reasonable best efforts to continue in effect their present insurance coverage on all properties, assets, business and personnel; (c) will use their reasonable best efforts to preserve their business organization intact, preserve their present relationships with customers, suppliers, and others having business dealings with them, and keep available their present employees, provided, however, that Summit or any of its subsidiaries may terminate any employee for unsatisfactory performance or other reasonable business purpose, and provided further, however, that Summit will notify and consult with UJB prior to terminating any of the five highest paid employees of Summit; (d) will use their reasonable best efforts to continue to maintain fidelity bonds insuring Summit and its subsidiaries against acts of dishonesty by each of their employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of their size; (e) will not knowingly do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of Summit or any contract, agreement, commitment or obligation to which they or any one of them is a party or by which they or any of their assets or properties may be bound or committed if the consequence of such, individually or in the aggregate, would be likely to have a material adverse effect on Summit and its subsidiaries taken as a whole; and (f) will not change their methods of accounting in effect at December 31, 1994, or change any of their methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of their Federal income tax returns for the taxable year ending December 31, 1994, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved in writing by Summit's independent certified public accountants.

  Section 4.07. Further Actions. Summit will: (a) execute and deliver such instruments and take such other actions as UJB may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of UJB set forth in Articles VI and VII hereof are satisfied.

  Section 4.08. Cooperation. Until the Effective Time, Summit will give to UJB and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as UJB from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer reasonable questions of UJB's representatives covering the business and affairs of Summit or any of its subsidiaries.

  Section 4.09. Copies of Documents. As promptly as practicable, but not later than 30 days after the date hereof, Summit will furnish to or make available to UJB all the documents, contracts, agreements, papers, and writings referred to in the Summit Schedules or called for by the list or lists provided by UJB to Summit on or prior to the date hereof (the "Post-Signing Disclosure List").

  Section 4.10. Applicable Laws. Summit and its subsidiaries will use their best efforts to comply promptly with all requirements which federal or state law may impose on Summit or any of its subsidiaries with respect to the Merger and will promptly cooperate with and furnish information to UJB in connection with any such requirements imposed upon UJB or on any of its subsidiaries in connection with the Merger.

  Section 4.11. Agreements of Affiliated Shareholders. Summit agrees to furnish to UJB, not later than 10 business days prior to the date of mailing of the Summit Proxy-Prospectus, a list of each person who, in the opinion of the General Counsel of Summit, is an affiliate of Summit for the purposes of Rule 145 under the Securities Act (a "Summit Affiliate") and shall use its best efforts to cause each Summit Affiliate to enter into, prior to the date of mailing of the Summit Proxy-Prospectus, an agreement, satisfactory in form and substance to UJB, substantially in the form of Exhibit C hereto, and effective prior to such date (an "Affiliate Agreement").

  Section 4.12. Loans and Leases to Affiliates. All loans and leases hereafter made by Summit or any of its subsidiaries to any of its present or former directors or, executive officers, or their respective related interests shall be made only in the ordinary course of business and on the same terms and at the same interest rates as those prevailing for comparable transactions with others and shall not involve more than the normal risk of repayment or present other unfavorable features.

  Section 4.13. Confidentiality. All information furnished by UJB to Summit or its representatives pursuant hereto shall be treated as the sole property of UJB and, if the Merger shall not occur, Summit and its representatives shall return to UJB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of Summit or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by Summit with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. Summit shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in Summit's possession prior to the disclosure thereof by UJB, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, Summit is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning UJB to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, Summit may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify UJB.

  Section 4.14. Dividends. Summit will coordinate with UJB the declaration of any dividends and the record and payment dates thereof so that the holders of Summit Stock will not be paid two dividends for a single calendar quarter with respect to their shares of Summit Stock and any shares of UJB Stock they become entitled to receive in the Merger or fail to be paid one dividend in each calendar quarter.

  Section 4.15. Best Efforts to Ensure Pooling. (a) Summit agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

  Section 4.16. Acquisition Proposals. Summit agrees that neither Summit nor any of its subsidiaries nor any of the respective officers and director of Summit or its subsidiaries shall, and Summit shall direct and use its best effort to cause its employees, agents and representatives (including, without limitation, any investment banker, broker, financial or investment advisor, attorney or accountant retained by Summit or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal or offer (including, without limitation, any proposal, tender offer or exchange offer, consolidation, business combination, takeover or similar transactions other than the Merger involving, or any purchase of all or any significant portion of the assets or any equity securities of, Summit or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, except to the extent legally required for the discharge by the Board of Directors of its fiduciary duties, as advised by written opinion of counsel furnished to UJB, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, or enter into any agreement or agreement in principle with any person relating to as an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Summit will immediately cease and cause to be terminated any existing activities, discussion or negotiations with any parties conducted heretofore with respect to any of the foregoing. Summit will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section. In addition, Summit will notify UJB by telephone to its chief executive officer or general counsel promptly upon receipt of any inquiry with respect to a proposed Acquisition Proposal with another person or receipt of a request for information from any governmental or regulatory authority with respect to a proposed acquisition of Summit or any of its subsidiaries or assets by another party, and will immediately deliver as soon as possible by facsimile transmission, receipt acknowledged, to the UJB officer notified as required above a copy of any document relating thereto promptly after any such document is received by Summit.

                                  ARTICLE V.

                               COVENANTS OF UJB

  UJB hereby covenants and agrees with Summit that:

  Section 5.01. Approvals and Registrations. Based on such assistance and cooperation of Summit as UJB may reasonably request, UJB will use its best efforts to prepare and file (a) with the SEC, the Registration Statement, the Summit Proxy-Prospectus and the UJB Proxy Statement, (b) with the Federal Reserve Board, as an application for approval of the Merger, and (c) with the New York Stock Exchange, as an application for the listing of the shares of UJB Stock issuable upon the Merger, subject to official notice of issuance, except that UJB shall have no obligation to file a new registration statement or a post-effective amendment to the Registration Statement covering any reoffering of UJB Stock by Summit Affiliates. In connection therewith, UJB will furnish all financial or other information, including using best efforts to obtain customary consents, certificates, opinions of counsel and other items concerning UJB reasonably deemed necessary by counsel to Summit for the filing or preparation for filing under the Securities Act and the Exchange Act of the Registration Statement. UJB covenants and agrees that all information furnished by UJB for inclusion in the Registration

Statement, the Summit Proxy-Prospectus and the UJB Proxy Statement, all applications to appropriate regulatory agencies for approval of the Merger and related transactions and in connection with the Required Consents will comply in all material respects with the provisions of applicable law, including the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

  Section 5.02. Notice of Adverse Changes. UJB will promptly advise Summit in writing of (a) any event occurring subsequent to the date of this Agreement which would render any representation or warranty of UJB contained in this Agreement or the UJB Schedules, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect, (b) any UJB Material Adverse Change, (c) any inability or perceived inability of UJB or any of its subsidiaries to perform or comply with the terms or conditions of this Agreement, (d) the institution or threat of institution of material litigation involving UJB or any of its subsidiaries or its assets which, if determined adversely to UJB or any of its subsidiaries, would have a material adverse effect on UJB and its subsidiaries taken as a whole or the Merger and related transactions, (e) any governmental complaint, investigation, hearing, or communication indicating that such litigation is contemplated, (f) any written notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by UJB or any of its subsidiaries subsequent to the date hereof and prior to the Effective Time, under any agreement, indenture or instrument to which UJB or a subsidiary is a party or is subject and which is material to the business, operation or condition (financial or otherwise) of UJB and its subsidiaries taken as a whole, and (g) any written notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement including the Merger. UJB agrees that the delivery of such notice shall not constitute a waiver by Summit of any of the provisions of Articles VI or VIII.

  Section 5.03. Meeting of Shareholders. UJB will call a meeting of its shareholders for the purpose of voting upon the Agreement, the Merger and the transactions contemplated hereby to be held as promptly as practicable and, in connection therewith, will comply with the New Jersey Act and the Exchange Act and all regulations promulgated thereunder governing shareholder meetings and proxy solicitations. In connection with such meeting, UJB shall mail the UJB Proxy Statement to its shareholders and use its best efforts to obtain such shareholder approval of this Agreement, the Merger and the transactions contemplated hereby.

  Section 5.04. Copies of Filings. UJB will promptly provide Summit with copies of its quarterly financial statements for the quarterly periods ending between the date of this Agreement and the Closing Date and copies of all reports filed by it during such period with the SEC on Forms 10-Q, 8-K and 10-K.

  Section 5.05. Operation of Business. UJB, on behalf of itself and its bank subsidiaries, covenants and agrees that from and after the date hereof and until the Effective Time it: (a) will use its best efforts to continue in effect its present insurance coverage on all properties, assets, business, and personnel; (b) will use its best efforts to preserve its business organization intact and preserve its present relationships with customers, suppliers, and others having business dealings with it; (c) will use its best efforts to continue to maintain fidelity bonds insuring it against acts of dishonesty by each of its employees in such amounts (not less than present coverage) as are customary, usual and prudent for corporations or banks, as the case may be, of its size; (d) will not do anything or fail to do anything which will cause a breach of or default under any representation, warranty or covenant of UJB or any contract, agreement, commitment or obligation to which it is a party or by which it or any of its assets or properties may be bound or committed if the consequences of such breach may have a material adverse effect on UJB and its subsidiaries taken as a whole; (e) will not change its methods of accounting in effect at December 31, 1994, or change any of its methods of reporting income and deductions for Federal income tax purposes from those employed in the preparation of its Federal income tax returns for the taxable year ending December 31, 1994, except as required by changes in laws, regulations or generally accepted accounting principles or changes that are to a preferable accounting method, and approved by UJB's independent certified public accountants; and (f) will carry on their business diligently and substantially in the same manner as heretofore and will not institute any unusual or novel methods of management or operation of their properties or business and will maintain such in their customary manner.

  Section 5.06. Further Actions. UJB will: (a) execute and deliver such instruments and take such other actions as Summit may reasonably require to carry out the intent of this Agreement; (b) use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or reasonably desirable for the consummation of the transactions contemplated by this Agreement; (c) diligently support this Agreement in any proceeding before any regulatory authority whose approval of any of the transactions contemplated hereby is required or reasonably desirable or before any court in which litigation in respect thereof is pending; and (d) use its best efforts so that the other conditions precedent to the obligations of Summit set forth in Articles VI and VIII hereof are satisfied and the transactions contemplated hereby are consummated.

  Section 5.07. Applicable Laws. UJB will use its best efforts to comply promptly with all requirements which federal or state law may impose on UJB with respect to the Merger and will promptly cooperate with and furnish information to Summit in connection with any such requirements imposed upon Summit or on any of its subsidiaries in connection with the Merger.

  Section 5.08. Indemnification and Insurance.

  (a) UJB shall indemnify, and advance expenses in matters that may be subject to indemnification to, persons who served as directors and officers of Summit or any subsidiary of Summit on or before the Effective Time with respect to liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time in accordance with and subject to the requirements and other provisions of the more favorable to the director or officer of (i) Summit's Restated Certificate of Incorporation and By-Laws or (ii) UJB's Restated Certificate of Incorporation and By-Laws, as in effect on the date of this Agreement and applicable provisions of law to the same extent as UJB is obliged thereunder to indemnify and advance expenses to its own directors and officers with respect to liabilities and claims made against them resulting from their service for UJB.

  (b) For a period of six (6) years after the Effective Time, UJB will use its best efforts to provide to the persons who served as directors or officers of Summit or any subsidiary of Summit on or before the Effective Time insurance against liabilities and claims (and related expenses) made against them resulting from their service as such prior to the Effective Time substantially similar in all material respects to the insurance coverage provided to them in such capacities at the date hereof; provided, however, that in no event shall UJB be required to expend more than 200% of the current amount expended by Summit (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto, and, further provided, that if UJB is unable to maintain or obtain the insurance called for by this Section 5.08 on commercially reasonable terms, UJB shall use its best efforts to obtain as much comparable insurance as available for the Insurance Amount. In lieu of the foregoing, Summit shall renew any existing insurance or purchase any "discovery period" insurance provided for thereunder at UJB's request and expense.

  (c) This Section 5.08 shall be construed as an agreement as to which the directors and officers of Summit referred to herein are intended to be third party beneficiaries and shall be enforceable by the such persons and their heirs and representatives.

  (d) If UJB or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then in each such case, UJB or such successor or assign shall take such actions as shall be necessary for the successors or assigns of UJB to assume the obligations set forth in this
Section 5.08.

  Section 5.09. Unpaid Summit Dividends. By virtue of the Merger and without further action on anyone's part, UJB shall assume the obligation of Summit to pay dividends, if any, on Summit Stock which have a record date prior to the Effective Time but are not payable until after the Effective Time.

  Section 5.10. Cooperation. Until the Effective Time, UJB will give to Summit and to its representatives, including its accountants, KPMG Peat Marwick LLP, and its legal counsel, full access during normal business hours to all of its property, documents, contracts and records relevant to this Agreement and the Merger, will provide such information with respect to its business affairs and properties as Summit from time to time may reasonably request, and will cause its managerial employees, counsel and independent certified public accountants to be available on reasonable request to answer questions of Summit's representatives covering the business and affairs of UJB or any of its subsidiaries.

  Section 5.11. Confidentiality. All information furnished by Summit to UJB or its representatives pursuant hereto shall be treated as the sole property of Summit and, if the Merger shall not occur, UJB and its representatives shall return to Summit all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information, except that any such confidential information or notes or abstracts therefrom presented to the Board of Directors of UJB or any committee thereof for the purpose of considering this Agreement, the Merger and the related transactions may be kept and maintained by UJB with other records of Board, and Board committee, meetings subject to a continuing obligation of confidentiality. UJB shall, and shall use its best efforts, to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to: (i) any information which (x) was legally in UJB's possession prior to the disclosure thereof by Summit, (y) was then generally known to the public, or (z) was disclosed to Summit by a third party not bound by an obligation of confidentiality; or (ii) disclosures made as required by law. It is further agreed that if, in the absence of a protective order or the receipt of a waiver hereunder, UJB is nonetheless, in the written opinion of its outside counsel, compelled to disclose information concerning Summit to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, UJB may disclose such information to such tribunal or governmental body or agency without liability hereunder and shall so notify Summit.

  Section 5.12. Employee Matters.

  (a) After the Effective Time, UJB may in its discretion maintain, terminate, merge or dispose of (i) the Benefit Plans, and (ii) all other health or welfare plans, if any, maintained by Summit (the "Health or Welfare Plans"); provided, however, that any action taken by UJB shall comply with ERISA, the Code and other applicable laws and, provided further, that if UJB maintains a plan which is similar in character or nature to, or which covers risks similar to those covered by, a Benefit Plan or a Health or Welfare Plan maintained by Summit then, if such Benefit Plan or Health and Welfare Plan is terminated by UJB, is merged into the similar UJB plan or otherwise rendered inactive by UJB, UJB shall offer to the former employees of Summit affected by such plan termination, Merger or cessation of activity the opportunity to participate in the similar plan of UJB (i) without being subject to any exclusions due to pre-existing conditions, (ii) with credit for any deductibles satisfied while covered by a Summit Benefit Plan or Health and Welfare Plan during the plan year in which the plan termination, merger or cessation of activity takes place, and (iii) with credit for years of service with Summit for purposes of eligibility and vesting; provided, however, that this Section 5.12(a) shall not be construed to apply to any employee or executive compensation plan of UJB which by its terms or nature or by practice of UJB is or has been limited to employees selected for participation in the discretion of a plan administrator, but Summit employees shall be eligible for participation on the same basis as other UJB employees similarly situated.

  (b) After the Effective Time, UJB may in its discretion maintain, terminate or merge the Summit Plans; provided, however, that any action taken by UJB shall comply with ERISA, the Code and other applicable laws and, provided further, that if UJB maintains an employee pension benefit plan which is similar in character to a Summit Plan then, if such Summit Plan is terminated or merged into the similar UJB plan by UJB, UJB shall include the former employees of Summit affected by such plan termination or merger in the similar plan of UJB with credit for years of service recognized under the Summit Plan for purposes of eligibility and vesting. In the event UJB merges the Summit Bancorporation Retirement Plan or the Summit Supplemental Executive

Retirement Plan (the "Summit Pension Plans") into the corresponding defined benefit plan and supplemental executive retirement plan maintained by UJB (the "UJB Pension Plans"), UJB will amend the UJB Pension Plans to provide that such employees' accrued benefits under the UJB Pension Plans will be the sum of (x) the accrued benefits calculated in accordance with the benefit formulae of the UJB Pension Plans for all periods after the Summit Pension Plans are merged into the UJB Pension Plans, and (y) the accrued benefits calculated in accordance with the benefit formulae of the Summit Pension Plans for all periods before the merger; provided, however, that for so long as it shall be the practice of UJB that compensation earned after the date of a pension plan merger be included for purposes of determining a participants' average final earnings under the pension plan that merged out of existence, UJB shall include Summit participants in the practice to the extent applicable to each, provided, further, however, that UJB shall be free to change its practice in its discretion at any time without notice so long as it treats Summit participants after the change the same as all other UJB pension plan participants similarly situated.

  (c) Summit employees who are participants on the date hereof in the Summit Supplemental Executive Retirement Plan as amended through January 1, 1989, as previously delivered to UJB, will continue to participate therein, until such plan is amended, merged or otherwise rendered inactive by UJB, provided, however, that any such amendment, merger or other inactivation shall preserve the rights of such employees under Section 3.1 of such plan.

  (d) Any Summit employee whose employment is terminated during the one-year period commencing with the Effective Date shall be subject to the conditions and entitled to the benefits of the Summit Severance Pay Policy heretofore delivered to UJB.

  (e) UJB agrees that Summit may amend the 401(k) savings plan maintained by Summit on the date hereof to provide for immediate vesting of benefits if in the written opinion of KPMG Peat Marwick LLP such amendment would be consistent with accounting for the Merger as a pooling of interests.

  Section 5.13. Best Efforts to Ensure Pooling. UJB agrees to use, and agrees to cause each of its subsidiaries to use, its and their best efforts to cause the Merger to qualify for pooling-of-interests accounting treatment.

  Section 5.14. Special Dividends. UJB will not declare or pay any extraordinary or special dividend on UJB Common or any other share of UJB capital stock.

  Section 5.15. Charter, By-Law Changes. UJB agrees (a) not to amend its Restated Certificate of Incorporation or By-Laws in any manner which would have a material adverse impact on the Merger and related transactions, and (b) not to amend its Restated Certificate of Incorporation without the prior written consent of Summit, which shall not be unreasonably withheld or delayed, in any manner which would be materially adverse to Summit or its shareholders.

  Section 5.16. No Actions. Subject to transactions permitted under Section 8.02, UJB will not, and will cause its subsidiaries not to, take, or omit to take, any action, including but not limited to making or agreeing to make any acquisition, that would (i) adversely affect the ability of Summit or UJB to obtain any necessary approvals, consents, clearances, actions, waivers or advisory opinions of any governmental authority required for the transactions contemplated hereby, (ii) adversely affect the ability of UJB to perform its undertakings and agreements under this Agreement or (iii) adversely affect the ability of UJB to otherwise consummate the transactions contemplated by this Agreement.

  Section 5.17. Publication of Results of Combined Operations. If the Closing takes place within the first or third month of any calendar quarter, UJB will publish financial results including at least a calendar month of not less than 30 days of post-merger combined operations which shall be published promptly following the first full calendar month following the Closing and which shall be in accordance with Section 201.01 of the Commission's Codification of Financial Reporting Policies, and UJB shall file a Form 8-K for this purpose if necessary.

  Section 5.18. Change of Bank Name. As soon as reasonably practicable following the Effective Time, Bank and UJBank, shall be merged in accordance with the provisions of the New Jersey Banking Act of 1948 under the name of "Summit Bank".

                                  ARTICLE VI.

              CONDITIONS PRECEDENT TO THE RESPECTIVE OBLIGATIONS
                               OF UJB AND SUMMIT

  The respective obligations of UJB and Summit under this Agreement to consummate the Merger are subject to the satisfaction of all the following conditions, compliance with which or the occurrence of which may only be waived in whole or in part in writing by UJB and Summit:

  Section 6.01. Receipt of Required Consents. UJB and Summit shall have received the Required Consents; the Required Consents shall not, in the reasonable opinion of UJB or Summit, contain restrictions or limitations which would materially adversely affect the financial condition of the Surviving Corporation after consummation of the Merger; the Required Consents and the transactions contemplated hereby shall not on the Closing Date be contested by any federal or state governmental authority; and on the Closing Date the Required Consents needed for the Merger shall have been obtained and shall not have been withdrawn or suspended.

  Section 6.02. Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC; no stop order suspending the effectiveness of the Registration Statement shall have been issued and remain in effect on the Closing Date; and no proceeding for that purpose shall have been initiated or, to the knowledge of UJB or Summit, shall be contemplated or threatened by the SEC on the Closing Date.

  Section 6.03. Tax Matters. At the time of the filing of the Registration Statement and at the Closing Date, UJB shall have received an opinion from Thompson & Mitchell, special counsel to UJB, as to the matters referred to in subparagraph (a) below, and Summit shall have received an opinion from Sullivan & Cromwell, special counsel to Summit, as to all matters referred to below (the "Tax Opinions"), reasonably satisfactory in form and substance to UJB or Summit, as the case may be, to the effect that (a) the Merger will constitute a reorganization within the meaning of Section 368 of the Code, (b) except with respect to fractional share interests, holders of Summit Common who receive solely UJB Common in the Merger will not recognize gain or loss for federal income tax purposes, (c) holders of Summit Preferred who receive solely UJB Preferred in the Merger will not recognize gain or loss for federal income tax purposes, (d) the basis of such UJB Common (including any fractional share for which cash is received) will equal the basis of the Summit Common for which it is exchanged, and (e) the basis of such UJB Preferred will equal the basis of the Summit Preferred for which it is exchanged, (f) the holding period of such UJB Common (including any fractional share for which cash is received) will include the holding period of the Summit Common for which it is exchanged, assuming that such Summit Common is a capital asset in the hands of the holder thereof at the Effective Time, and
(g) the holding period of such UJB Preferred will include the holding period of the Summit Preferred for which it is exchanged, assuming that such Summit Preferred is a capital asset in the hands of the holder thereof at the Effective Time. The Tax Opinions may be based upon assumptions and representations contained or referred to therein.

  In rendering the Tax Opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and information obtained from officers of UJB and Summit, and UJB and Summit agree to provide to such counsel such certificates as they may reasonably request. The parties recognize that such counsel may require the execution of tax certificates as a condition to furnishing the Tax Opinions.

  In addition, no condition or set of facts or circumstances shall exist at the Closing Date which will either (x) preclude any of the parties to this Agreement from satisfying the terms or conditions of, or assumptions made or representations referred to in, the Tax Opinions, as the case may be, or (y) result in any of the factual assumptions contained in the Tax Opinions being untrue.

  Section 6.04. Absence of Litigation. At the Closing Date, no investigation by any state or federal agency, and no action, suit, arbitration or proceeding before any court, state or federal agency, panel or governmental or regulatory body or authority, shall have been instituted or threatened against UJB or any of its subsidiaries, or Summit or any of its subsidiaries, that is material to the Merger or to the financial condition of UJB and its subsidiaries taken as a whole or Summit and its subsidiaries taken as a whole, as the case may be. At the Closing Date, no order, decree, judgment, or regulation shall have been entered or law or regulation adopted by any such agency, panel, body or authority which enjoined or has a material adverse effect upon the Merger or on the financial condition of UJB and its subsidiaries taken as a whole or Summit and its subsidiaries taken as a whole, as the case may be.

  Section 6.05. NYSE Listing. At the Closing Date, the shares of UJB Stock to be issued in the Merger shall have been listed on the New York Stock Exchange subject to official notice of issuance.

  Section 6.06. Shareholder Approval. The shareholders of UJB and Summit shall each have authorized and approved the Merger, this Agreement and all transactions contemplated by this Agreement as and to the extent required by all applicable laws and regulations and the provisions of all instruments of corporate governance.

  Section 6.07. Pooling-of-Interests Letter. The parties hereto shall have received a letter from KPMG Peat Marwick to the effect that, based on the facts known to such accountants, the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

                                 ARTICLE VII.

                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF UJB

  The obligation of UJB to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by UJB in writing:

  Section 7.01. No Adverse Changes. During the period from December 31, 1994 to the Closing Date there shall not have been any Summit Material Adverse Change.

  Section 7.02. Representations and Covenants.

  (a) Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by Summit in this Agreement and the Summit Schedules and the material furnished pursuant to the Post-Signing Disclosure List shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. The condition in this Section 7.02(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct shall constitute, individually or in the aggregate, a Summit Material Adverse Change or have a material adverse impact upon the consummation of the Merger and related transactions.

  (b) Summit shall have complied in all material respects with all covenants and agreements contained herein required to be performed by Summit on or before the Closing Date.

  Section 7.03. Secretary's Certificate. Summit shall have furnished to UJB a certificate signed by the Secretary of Summit and dated the Closing Date, certifying to the satisfaction of the conditions set forth in Section 6.06 as it relates to Summit and the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) and shareholders of Summit relating to this Agreement, and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

  Section 7.04. Officer's Certificate. Summit shall have furnished to UJB a certificate signed by the Chairman or President of Summit, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02 (last clause), 6.03 (last paragraph) and 6.04, as they relate to Summit, and at Sections 7.01, 7.02, 7.07 and 7.09.

  Section 7.05. Opinion of Summit's Counsel. UJB shall have received an opinion of the General Counsel of Summit, dated the Closing Date and reasonably satisfactory in form and substance to counsel for UJB, substantially to the effect provided in Exhibit D.

  Section 7.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to UJB, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

  Section 7.07. Consents to Summit Contracts. All consents, approvals or waivers, in form and substance reasonably satisfactory to UJB, required to be obtained in connection with the Merger from other parties to each mortgage, note, lease, permit, franchise, loan or other agreement, or other contract to which Summit or any of its subsidiaries is a party or by which they or any of their assets or properties may be bound or committed, which contract is material to the business, operations, assets, or financial condition of Summit and its subsidiaries on a consolidated basis, shall have been obtained.

  Section 7.08. FIRPTA Affidavit. Summit shall have delivered to UJB an affidavit of its Chairman, President or Chief Financial Officer stating, under penalties of perjury, that Summit is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

  Section 7.09. Absence of Regulatory Agreements. Neither Summit nor Bank shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of its respective business or has a material adverse effect upon the Merger or upon the financial condition of Summit or Bank and its subsidiaries taken as a whole, and neither Summit nor Bank shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

  The receipt of the documents required by this Article VII by UJB shall in no way constitute a waiver by UJB of any of the provisions of or its rights under this Agreement.

                                 ARTICLE VIII.

               CONDITIONS PRECEDENT TO THE OBLIGATION OF SUMMIT

  The obligation of Summit to consummate the Merger is subject to the satisfaction of all of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Summit in writing:

  Section 8.01. No Adverse Changes. During the period from December 31, 1994 to the Closing Date there shall not have been any UJB Material Adverse Change.

  Section 8.02. Representations and Covenants.

  (a) Except with respect to matters resulting from transactions specifically contemplated by this Agreement, all representations and warranties made by UJB in this Agreement shall be true and correct in all material respects on the date of this Agreement and, in all material respects, on the Closing Date with the same force and effect as if such representations and warranties were made on the Closing Date. The condition in this Section 8.02(a) shall be deemed to be satisfied unless the failure of such representations and warranties to be so true and correct shall constitute, individually or in the aggregate, a UJB Material Adverse Change or have a material adverse impact upon the consummation of the Merger and related transactions.

  (b) UJB shall have complied in all material respects with all covenants and agreements contained herein required to be performed by UJB on or before the Closing Date.

  (c) The following transactions, and actions reasonably necessary or appropriate in connection therewith, are specifically permitted by this
Agreement:

    (i) All actions necessary to consummate the merger and related transactions contemplated by the Flemington Agreement;

    (ii) The entry by UJB after the date hereof and prior to the Effective Time into any agreement to acquire or merge with any company or other entity, provided, however, that UJB shall not be permitted to enter into agreements to make acquisitions of companies or other entities or engage in mergers which are reasonably likely, as of the respective dates of such agreements, to result in the issuance of consideration by UJB and its subsidiaries of more than $200 million in any one transaction or $300 million in all transactions (excluding the Flemington Agreement), without the prior written agreement of the President and Chief Executive Officer of Summit; and

    (iii) The issuance by UJB of up to $550 million in the aggregate of debt and equity, which shall be in addition to the consideration permitted to be issued in transactions referred to in Sections 8.02(c)(i) and (ii) above; the issuance by UJB of Series R Preferred Stock pursuant to UJB's Shareholder Rights Plan; and the redemption or repurchase at market prices by UJB (subject to Section 5.13) of UJB Stock, Series B Adjustable Rate Cumulative Preferred Stock, the Rights attached to UJB Stock, or the Series R Preferred Stock issuable pursuant to UJB's Shareholder Rights Plan.

  Section 8.03. Secretary's Certificate. UJB shall have furnished to Summit a certificate signed by the Secretary of UJB and dated the Closing Date, certifying to the satisfaction of the condition set forth at Section 6.05 and at Section 6.06 as it relates to UJB and to the effectiveness of all resolutions adopted by the Board of Directors (including committees thereof) and shareholders of UJB relating to this Agreement and the Merger and related transactions, a copy of which resolutions shall be attached to such certificate.

  Section 8.04. Officer's Certificate. UJB shall have furnished to Summit a certificate signed by the Chairman, a Vice Chairman, or the President of UJB, dated the Closing Date, certifying to the satisfaction of the conditions set forth at Sections 6.01, 6.02, 6.03 (last paragraph) and 6.04, as they relate to UJB, and at Sections 8.01, 8.02 and 8.07.

  Section 8.05. Opinion of UJB's Counsel. Summit shall have received an opinion of the General Counsel of UJB, dated the Closing Date and reasonably satisfactory in form and substance to counsel for Summit, substantially to the effect provided in Exhibit E.

  Section 8.06. Approvals of Legal Counsel. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all related legal matters shall be reasonably satisfactory to counsel to Summit, and such counsel shall have been furnished with certified copies of actions and proceedings and such other documents and instruments as they shall have reasonably requested.

  Section 8.07. Absence of Regulatory Agreements. Neither UJB nor any of its bank subsidiaries shall be a party to any agreement or memorandum of understanding with, or commitment letter to, or board of directors resolution submitted to or similar undertaking made to, or be subject to any order or directive by, or be a recipient of any extraordinary supervisory letter from, any governmental or regulatory authority which restricts materially the conduct of UJB's business or has a material adverse effect upon the Merger or upon the financial condition of UJB and its subsidiaries taken as a whole, and neither UJB nor any of its bank subsidiaries shall have been advised by any governmental or regulatory authority that such authority is contemplating issuing or requesting, or considering the appropriateness of issuing or requesting, any of the foregoing.

  The receipt of the documents required by this Article VIII by Summit shall in no way constitute a waiver by Summit of any of the provisions of or its rights under this Agreement.

  Section 8.08. Employment Agreement. UJB and Robert G. Cox shall each have executed an employment agreement employing Robert G. Cox as President of the Surviving Corporation, in the form attached hereto as Exhibit F, provided he is able to serve.

                                  ARTICLE IX.

                          CLOSING; TERMINATION RIGHTS

  Section 9.01. Closing. Unless a different place and time are agreed to by the parties hereto, the closing of the Merger ("Closing") shall take place on a date determined by UJB on at least five business days notice (the "Closing Notice") given to Summit, at the office of UJB, 301 Carnegie Center, Princeton, New Jersey, commencing at 10:00 a.m., which date shall be after, but not later than 40 days after, the last to occur of the following:

    (a) the date the Merger has been approved by the shareholders of both Summit and UJB in accordance with, respectively, Section 4.03 and Section 5.03;

    (b) if the transactions contemplated by this Agreement are being contested in any legal proceeding, the date that such proceeding has been brought to a conclusion favorable, in the judgment of UJB and Summit, to the consummation of the transactions contemplated herein or such prior date as UJB and Summit shall elect, whether or not such proceeding has been brought to a conclusion; or

    (c) the date all Required Consents have been received (and all waiting periods required by statute or incorporated into such Required Consents have expired).

  Such date is sometimes referred to herein as the "Closing Date". At the Closing, the parties will exchange certificates, legal opinions and other documents for the purpose of determining whether the conditions precedent to the obligations of the parties set forth herein have been satisfied or waived. After all such conditions have been satisfied or waived, UJB shall cause the Certificate of Merger to be filed with the Office of the Secretary of State of the State of New Jersey in accordance with Section
  1.06. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed so taken, executed and delivered simultaneously, and no proceedings shall be deemed taken or any documents executed or delivered until all have been taken, executed or delivered.

  Section 9.02. Termination Rights.

  (a) The Boards of Directors of Summit and UJB may terminate this Agreement by mutual consent at any time prior to the Effective Time.

  (b) If on the date the Closing must be held as determined by Section 9.01 all the conditions precedent to a party's obligation to close shall not have been met, the Board of Directors of such party may terminate this Agreement by giving written notice of such termination to the other party.

  (c) The Board of Directors of either party may terminate this Agreement in the event that:

    (i) the shareholders of Summit or UJB at the respective meetings of shareholders called for the purpose of approving the Merger, this Agreement and the transactions contemplated by this Agreement, upon voting, shall have failed to approve such by the requisite vote;

    (ii) a material breach of a warranty or representation or covenant made by the other party shall have occurred and such breach has not been cured, or is not capable of being cured, within 30 days after written notice of the existence thereof shall have been given to the other party, which breach would give the nonbreaching party the right under Article VI, VII or VIII not to consummate the Merger;

    (iii) the Closing is not consummated on or before August 31, 1996, unless the failure of such occurrence shall be due solely to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date.

    (iv) the other party does not execute and deliver the Option Agreement in which it is the Issuer on September 11, 1995.

  (d) Upon a termination of this Agreement pursuant to this Section 9.02: (i) the obligations of the parties under this Agreement (except for those under this Section 9.02 and Sections 4.13 and 5.11) shall terminate and be of no further force or effect, each party and it respective officers, directors and employees shall be mutually released and discharged from liability to the other party or to any third parties hereunder, and no party or its officers, directors or employees shall be liable to any other party for any costs or expenses paid or incurred in connection herewith, and (ii) the expenses incurred in connection with printing of the UJB Proxy Statement, the Summit Proxy-Prospectus and the Registration Statement, and the filing fees of the SEC and the New York Stock Exchange shall be borne equally by UJB and Summit; provided, however, that in the event of a termination, this Section 9.02(d) shall not be construed to relieve a breaching party from liability for any uncured willful breach of this Agreement which gave rise to such termination.

  (e) Notwithstanding any termination of this Agreement, (i) Summit shall indemnify and hold UJB harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with Summit and (ii) UJB shall indemnify and hold Summit harmless from and against any claim by any broker or finder asserting a right to brokerage commissions or finders' fees as a result of any action allegedly taken by or understanding allegedly reached with UJB.

  (f) Except as provided otherwise herein in the event of a termination of this Agreement, Summit and its subsidiaries shall bear their own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided, however, that UJB shall pay all printing and mailing expenses and filing fees associated with the Registration Statement, the Summit Proxy-Prospectus, the UJB Proxy Statement and regulatory applications.

                                   ARTICLE X

                                 MISCELLANEOUS

  Section 10.01. Press Releases. At all times until the Closing Date or the termination of this Agreement, each party shall promptly advise and consult with the other prior to issuing, or permitting any of its subsidiaries, directors, officers, employees or agents to issue, any press release or other information to the press or any third party with respect to this Agreement, or the transactions contemplated hereby.

  Section 10.02. Article and Section Headings. Article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 10.03. Entire Agreement; Amendments. This Agreement, the Summit Schedules, the Post-Signing Disclosure List and the Exhibits hereto and thereto, if any, and the Option Agreements to be entered into by the parties hereto constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or therein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby (or in the case of a termination occurring pursuant to Section 9.02 by the party exercising a right to terminate this Agreement). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), nor shall any waiver constitute a continuing waiver unless otherwise expressly provided in the instrument granting such waiver. The parties hereto may amend or modify this Agreement in such manner as may be agreed upon by a written instrument executed by the parties, except that, after the meetings described at Section 4.03 and 5.03 hereof, no such amendment or modification shall reduce the amount, or change the forms, of consideration to be received by the shareholders of Summit contemplated by this Agreement, unless such modification is submitted to a vote of the shareholders of Summit, or increase the amount of consideration to be paid by UJB unless such modification is submitted to a vote of the shareholders of UJB.

  Section 10.04. Survival of Representations, Warranties and Covenants. No investigation made by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for those representations, covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

  Section 10.05. Notices. Any notice or other communication required or permitted hereunder shall be in writing, and shall be deemed to have been given, unless otherwise specified in a particular provision of this Agreement, if placed in the mail, registered or certified, postage prepaid, or if delivered personally or by courier, receipt requested, or by facsimile transmission, receipt acknowledged addressed as follows:

    UJB:                 UJB Financial Corp.
                         Attn: John G. Collins
                         301 Carnegie Center
                         P.O. Box 2066
                         Princeton, NJ 08543-2066
                         Telephone No.: 609-987-3422
                         Facsimile No.: 609-987-3435

    With a copy to:      Richard F. Ober, Jr., Esq.
                         UJB Financial Corp.
                         301 Carnegie Center
                         P.O. Box 2066
                         Princeton, NJ 08543-2066
                         Telephone No.: 609-987-3442
                         Facsimile No.: 609-987-3435

    Summit:              The Summit Bancorporation
                         Attn: Robert G. Cox
                         One Main Street
                         Chatham, NJ 07928
                         Telephone No.: 201-701-2505
                         Facsimile No.: 201-701-2520

    With a copy to:      Charles R. Berman, Esq.
                         Bourne, Noll & Kenyon
                         382 Springfield Avenue
                         Springfield, NJ 07901
                         Telephone No.: 908-277-2200
                         Facsimile No.: 908-277-6808
or to such other address as such party may designate by notice to the others, which change of address shall be deemed to have been given upon receipt.

  A notice or other communication hereunder shall be deemed delivered (i) if mailed by certified or registered mail to the proper address, with adequate postage prepaid, on the fifth business day following posting or (ii) if delivered by other means, when received by the party to whom it is directed.

  Section 10.06. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

  Section 10.07. Counterparts. This Agreement is being executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

  Section 10.08. Binding Effect. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

  Section 10.09. Extensions; Waivers and Consents. Either party hereto, by written instrument signed by its Chairman, Vice Chairman, President, or Chief Financial Officer, may extend the time for the performance of any of the obligations of the other party hereto, and may waive, at any time before or after approval of this Agreement and the transactions contemplated hereby by the shareholders of Summit and UJB, subject to the provisions of Section 10.03 hereof: (i) any inaccuracies of the other party in the representations and warranties in this Agreement or any other document delivered pursuant hereto or thereto; (ii) compliance with any of the covenants or agreements of the other party contained in this Agreement; (iii) the performance (including performance to the satisfaction of a party or its counsel) by the other party of any of its obligations hereunder or thereunder; and (iv) the satisfaction of any conditions to the obligations of the waiving party hereunder or thereunder. Any consent or approval of a party hereunder shall be effective only if signed by the Chairman, Vice Chairman, President or Chief Financial Officer of such party. Subject to Section 10.03, no such instrument, consent or approval may modify the form or amount of consideration to be received by the shareholders of Summit.

  Section 10.10. Business Day. The term "business day" shall mean any day that is not a Saturday, Sunday or legal holiday in the State of New Jersey or a day on which banking institutions chartered or licensed by the State of New Jersey are obligated or authorized by law or executive order to close.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

       Corporate Seal                        UJB Financial Corp.

          /s/ Richard F. Ober, Jr.                  /s/ T. Joseph Semrod
Attest ______________________________     By __________________________________
       Richard F. Ober, Jr.                  T. Joseph Semrod
       Secretary                             Chairman of the Board, President
                                             and Chief Executive Officer


       Corporate Seal                        The Summit Bancorporation

            /s/ John F. Kuntz                         /s/ Robert G. Cox
Attest ______________________________     By __________________________________
       John F. Kuntz                         Robert G. Cox
       Secretary                             President and Chief Executive
                                             Officer

                             AMENDMENT NO. 1

                          DATED DECEMBER 1, 1995

                                  TO THE

                       AGREEMENT AND PLAN OF MERGER

                         dated September 10, 1995

                                 between

     UJB Financial Corp., a New Jersey business corporation ("UJB"),

                                   and

 The Summit Bancorporation, a New Jersey business corporation ("Summit")

                            (the "Agreement")

                               WITNESSETH:

  WHEREAS, UJB and Summit have determined to amend the Agreement to facilitate the transactions contemplated thereby;

  NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto, intending to be legally bound, agree as follows:

  A. Section 1.09 of the Agreement is amended to read in full as follows:

    Section 1.09. Restated Certificate of Incorporation and By-Laws. The Restated Certificate of Incorporation of UJB in force immediately prior to the Effective Time, amended to provide for the name of the Surviving Corporation to be "Summit Bancorp.", and amended further to provide for a class of Preferred Stock designated the "Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value)" and having relative rights, preferences and limitations identical to those of the Summit Preferred, shall be the Restated Certificate of Incorporation of the Surviving Corporation, except as duly amended thereafter and except to the extent such is affected by the Certificate of Merger. In addition to the Certificate of Merger required to be filed by UJB pursuant to Section 1.06, UJB shall file as an additional document together with the Certificate of Merger a Restated Certificate of Incorporation containing the provisions of UJB's Restated Certificate of Incorporation in effect on the date hereof amended as provided in the first sentence of this Section 1.09. The By-Laws of UJB in force immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation, except as duly amended thereafter.

  B. Section 1.10(a) of the Agreement is amended to read in full as follows:

    Section 1.10. Board of Directors and Officers.

    (a) The UJB Board of Directors shall take or cause to be taken all action necessary to cause the directors comprising the full Board of Directors of UJB at the Effective Time to include six persons designated prior to the Effective Time by the Board of Directors of Summit from among those persons serving as Summit directors on the date hereof and who continue to serve as Summit directors through the Effective Time (the "Summit Designees"). UJB shall take all action necessary to provide that the term of two of the Summit Designees as a director of UJB shall expire at the first annual meeting of UJB shareholders held after the Effective Time, and to provide that the remaining four Summit Designees be divided evenly between the other two classes of directors. One of the Summit Designees shall be, so long as he is able to serve, Robert G. Cox, who shall be designated to the class of director whose term expires at the third annual meeting of UJB shareholders held after the Effective Time. Subject to the provisions of UJB's Restated Certificate of Incorporation and By-Laws regarding director qualifications, five Summit Designees shall be nominated to serve at least one full term of three years in the class of Directors to which they are initially elected by the Board of Directors of UJB. UJB agrees not to increase the number of directors above the 13 directorships existing on the date hereof but Summit agrees UJB may fill any vacancies occurring prior to the Effective Time. If required by the New Jersey Act, all six Summit Designees shall stand for reelection as UJB directors, subject to the provisions of UJB's Restated Certificate of Incorporation then in effect, at the first annual meeting of UJB shareholders held after the Effective Time.

  IN WITNESS WHEREOF, Summit and UJB have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                             UJB FINANCIAL CORP.

CORPORATE SEAL

                                             /s/ John G. Collins

                                          By: ____________________________

                                             John G. Collins, Vice Chairman

   /s/ Richard F. Ober, Jr.

Attest: ________________________

   Richard F. Ober, Jr., Secretary

                                             THE SUMMIT BANCORPORATION

CORPORATE SEAL

                                             /s/ Robert G. Cox

                                          By: ____________________________

                                             Robert G. Cox, President and
                                              Chief Executive Officer

   /s/ John F. Kuntz

Attest: ________________________

   John F. Kuntz, Secretary

                                                                     APPENDIX B

                                                               October   , 1995

Board of Directors
The Summit Bancorporation
One Main Street
Chatham, NJ 07928

Gentlemen:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the common shareholders of The Summit Bancorporation ("Summit") of the exchange ratio in the proposed merger (the "Merger") of Summit with and into UJB Financial Corp. ("UJB"), pursuant to the Agreement and Plan of Merger dated as of September 10, 1995 between Summit and UJB (the "Agreement"). Under the terms of the Merger, each outstanding share of common stock, no par value, of Summit will be exchanged for 0.90 shares of common stock, $1.20 par value, of UJB (the "Exchange Ratio"). It is our understanding that the Merger will be structured as a pooling-of-interests accounting transaction under generally accepted accounting practices.

  Keefe, Bruyette & Woods, Inc. as part of its investment banking business, is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time, purchase securities from, and sell securities to, Summit and UJB and as a market maker in securities we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Summit and UJB for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Summit. We have acted exclusively for the Board of Directors of Summit in rendering this fairness opinion and will receive a fee from Summit for our services.

  In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-4, including the Proxy Statement-Prospectus relating to the Special Meeting of Summit Stockholders at which holders of the Shares will be asked to approve the Merger; Annual Reports to Stockholders and Annual Reports on Form 10-K of Summit and UJB for the four years ended December 31, 1994; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Summit and UJB, and certain internal financial analyses and forecasts for Summit prepared by management. We also have held discussions with members of the senior management of Summit and UJB regarding the past and current business operations, regulatory relationships, financial condition and future prospects of their respective companies. In addition, we have compared certain financial and stock market information for Summit and UJB with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

  In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not assumed any responsibility for independently verifying any of such information. We have relied upon the management of Summit as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of Summit and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We have also assumed that the aggregate allowances for loan losses for Summit and UJB are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of Summit or UJB, nor have we examined any individual credit files.

  We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of Summit and UJB; (ii) the assets and liabilities of Summit and UJB; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

  Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio in the Merger is fair, from a financial point of view, to the common shareholders of Summit.

                                          Very truly yours,

                                          KEEFE, BRUYETTE & WOODS, INC.

                                                                     APPENDIX C

                                                          December 1, 1995

Board of Directors
UJB Financial Corp.
301 Carnegie Center
Princeton, NJ 08543-2066

Members of the Board:

  UJB Financial Corporation ("UJB") and Summit Bancorporation ("Summit") entered into an Agreement and Plan of Merger (the "Agreement") dated September 10, 1995 pursuant to which Summit will be merged with and into UJB in a transaction (the "Merger") in which each outstanding share of Summit's common stock, no par value (the "Summit Shares"), will be converted into the right to receive 0.90 shares (the "Exchange Ratio") of the common stock, par value $1.20 per share, of UJB (the "UJB Shares"), all as set forth more fully in the Agreement. In connection with the Merger, the parties also entered into agreements dated September 10, 1995 (the "Option Agreements") pursuant to which UJB and Summit have granted to the other an option to acquire, under certain circumstances, a certain number of their respective shares outstanding, all as set forth more fully in the Option Agreements.

  You have asked us whether, in our opinion, the proposed Exchange Ratio in the Merger is fair to the holders of UJB Shares from a financial point of view.

  In arriving at the opinion set forth below, we have, among other things:

    (1) Reviewed Summit's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1994 and Summit's Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995, June 30, 1995 and September 30, 1995;

    (2) Reviewed UJB's Annual Reports, Forms 10-K and related financial information for the five fiscal years ended December 31, 1994 and UJB's Quarterly Reports on Form 10-Q and the related unaudited financial information for the quarterly periods ending March 31, 1995, June 30, 1995 and September 30, 1995;

    (3) Reviewed certain information, including financial forecasts and assumptions regarding incremental revenue and cost savings resulting from the Merger, relating to the respective business, earnings, assets, and prospects of Summit and UJB, furnished to us by Summit and UJB;

    (4) Conducted discussions with members of senior management of Summit and UJB concerning their respective financial condition, businesses, operations, regulatory condition, financial forecasts, and prospects;

    (5) Reviewed the historical market prices and trading activity for the Summit Shares and the UJB Shares and compared them with those of certain publicly traded companies which we deemed to be relevant;

    (6) Compared the results of operations of Summit and UJB with those of certain companies which we deemed to be relevant;

    (7) Compared the proposed financial terms of the Merger contemplated by the Agreement with the financial terms of certain other mergers and acquisitions which we deemed to be relevant;

    (8) Analyzed, based upon the information provided by Summit and UJB's senior management, the pro forma impact of the transaction on the earnings, book and tangible book value per share, consolidated capitalization and certain balance sheet and profitability ratios of UJB;

    (9) Reviewed the Agreement;

    (10) Reviewed the Option Agreements; and

    (11) Reviewed such other financial studies and analyses and performed such other investigations and took into account such other matters as we deemed appropriate.

  In preparing our opinion, we have relied on the accuracy and completeness of all information supplied or otherwise made available to us by Summit and UJB, and we have not independently verified such information or undertaken an independent evaluation or appraisal of the assets or liabilities of Summit or UJB or any of their subsidiaries, nor have we been furnished any such evaluation or appraisal. We have also relied upon the managements of Summit and UJB as to the reasonableness and achievability of the financial forecasts (and the assumptions and bases therefor) provided to us. In that regard, we have assumed with your consent that such forecasts, including without limitation, financial forecasts, projected cost savings and operating synergies resulting from the Merger and projections regarding future economic conditions and results of operations reflect the best currently available estimates and judgments of such respective managements as to the future financial performance of Summit and UJB. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We are not experts in the evaluation of allowances for loan losses, and we have not assumed any responsibility for making an independent evaluation of the adequacy of the allowance for loan losses of Summit and UJB nor have we reviewed any individual credit files.

  We have been retained by the Board of Directors of UJB as an independent contractor to act as financial advisor to UJB with respect to the Merger and will receive a fee for our services. We have, in the past, provided financial advisory, investment banking and other services to Summit and UJB and have received fees for the rendering of such services. In addition, in the ordinary course of business, we may actively trade debt and/or equity securities of Summit and UJB and their respective affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

  Our opinion is addressed to the Board of Directors of UJB and does not constitute a recommendation to any shareholder of UJB as to how such shareholder should vote at any shareholder meeting of UJB held in connection with the Merger.

  On the basis of, and subject to the foregoing, we are of the opinion that the proposed Exchange Ratio in the Merger is fair to the holders of UJB Shares from a financial point of view.

                                          Very truly yours,

                                          MERRILL LYNCH, PIERCE, FENNER &
                                          SMITH INCORPORATED

                                             /s/ Michael F. Barry
                                          By___________________________________

                                            Director
                                            Investment Banking Group

                                                                     APPENDIX D

                  UJB FINANCIAL CORP. STOCK OPTION AGREEMENT

             THE TRANSFER OF THE OPTION GRANTED BY THIS AGREE-
             MENT IS SUBJECT TO RESALE RESTRICTIONS ARISING UNDER
             THE SECURITIES ACT OF 1933, AS AMENDED.

  STOCK OPTION AGREEMENT, dated as of the 11th day of September, 1995 (this "Agreement"), between The Summit Bancorporation, a New Jersey corporation ("Grantee"), and UJB Financial Corp., a New Jersey corporation ("Issuer").

                                  WITNESSETH:

  WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 10th day of September, 1995 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

  WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and the issuance by Grantee of an option to Issuer on terms and conditions substantially similar to those of this Agreement, and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 11,450,000 fully paid and nonassessable shares of the common stock, par value $1.20 per share, of Issuer ("Common Stock") at a price per share of $36.625 (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

  SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(c)(ii) thereof (if the breach by Issuer giving rise to such right of termination is volitional), or (iii) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(c)(ii) thereof (unless the breach by Issuer giving rise to such right of termination is non-volitional), and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in breach of any covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i)--(iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in

Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of
Section 9.

  (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

    (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

    (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

    (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

    (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
  (y) shall not have been cured prior to the Notice Date (as defined below);

    (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

    (vi) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 5.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

    (vii) any Purchase Event (as defined below).

  (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary; or

    (ii) The occurrence of an Extension Event described in Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

  (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

  (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder. All shares of Common Stock issued upon exercise of the Option shall be accompanied by the same UJB Financial Corp. Shareholder Rights as held by a majority of the holders of outstanding Common Stock.

  (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

  "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between The Summit Bancorporation and UJB Financial Corp. ("Issuer") dated as of the 11th day of September, 1995. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

  SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

  SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

    (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

    (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

  SECTION 6. Registration Rights.

  (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option or any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and

Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

  (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

  (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

  (d) Indemnification. In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

  (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

  SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the New York Stock Exchange (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

  (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

  (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Bank Subsidiary, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of securities representing 50% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

  (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

  SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

  (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined) The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

  (d) The following terms have the meanings indicated:

    (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

    (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

    (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

  SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise; provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in
Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

    (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

    (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution,
(ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

  "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between The Summit Bancorporation and UJB Financial Corp. ("Issuer") dated as of the 11th day of September, 1995. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

  SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the New York Stock Exchange and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

  SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require

Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

  SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

  SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

  SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

  SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

  SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

  IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          The Summit Bancorporation

                                                     /s/ Robert G. Cox
                                          By: _________________________________

                                          UJB Financial Corp.

                                                   /s/ T. Joseph Semrod
                                          By: _________________________________

                                                                     APPENDIX E

               THE SUMMIT BANCORPORATION STOCK OPTION AGREEMENT
                  THE TRANSFER OF THE OPTION GRANTED BY THIS
             AGREEMENT IS SUBJECT TO RESALE RESTRICTIONS ARISING
                UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

  STOCK OPTION AGREEMENT, dated as of the 11th day of September, 1995 (this "Agreement"), between UJB Financial Corp., a New Jersey corporation ("Grantee"), and The Summit Bancorporation, a New Jersey corporation ("Issuer").

                                  WITNESSETH:

  WHEREAS, Grantee and Issuer have on a date prior to the date hereof, entered into an Agreement and Plan of Merger, dated as of the 10th day of September, 1995 (the "Merger Agreement"). (Capitalized terms used in this Agreement and not defined herein but defined in the Merger Agreement shall have the meanings assigned thereto in the Merger Agreement); and

  WHEREAS, as a condition and inducement to Grantee's entering into the Merger Agreement and the issuance by Grantee of an option to Issuer on terms and conditions substantially similar to those of this Agreement, and in consideration therefor, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

  SECTION 1. Grant of Option. Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 6,730,000 fully paid and nonassessable shares of the common stock, no par value, of Issuer ("Common Stock") at a price per share of $26.75 (such price, as adjusted as hereinafter provided, the "Option Price"). The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. In no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

  SECTION 2. Exercise of Option. (a) Grantee may exercise the Option, in whole or part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the time immediately prior to the Effective Time, (ii) the termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Extension Event, other than a termination of the Merger Agreement by the Grantee pursuant to Section 9.02(c)(ii) thereof (if the breach by Issuer giving rise to such right of termination is volitional), or (iii) 15 months after the termination of the Merger Agreement following the occurrence of an Extension Event (as defined below), or the termination of the Merger Agreement by Grantee pursuant to Section 9.02(c)(ii) thereof (unless the breach by Issuer giving rise to such right of termination is non-volitional), and provided further, that any purchase of Common Stock upon exercise of the Option shall be subject to applicable law, and provided further, that the Option may not be exercised, nor may Grantee require Issuer to repurchase the Option (as set forth in Section 7 hereof), if, at the time of exercise or repurchase, Grantee is in breach of any covenant or obligation contained in the Merger Agreement and, if the Merger Agreement has not terminated prior thereto, such breach would entitle Issuer to terminate the Merger Agreement. The events described in clauses (i)--(iii) in the preceding sentence are hereinafter collectively referred to as Exercise Termination Events. As provided in Section 8, the rights set forth therein shall terminate upon an Exercise Termination Event and, as provided in Sections 6 and 7 hereof, the rights to deliver requests pursuant to Sections 6 or 7 shall terminate 12 months after an Exercise Termination Event, subject, in such case, to the provisions of Section 9.

  (b) The term "Extension Event" shall mean any of the following events or transactions occurring without the Grantee's prior written consent after the date hereof:

    (i) Issuer or any of its subsidiaries (each an "Issuer Subsidiary"), shall have entered into an agreement to engage in an Acquisition Transaction (as defined below) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the rules and regulations thereunder) other than Grantee or any of its subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept any Acquisition Transaction with any person other than Grantee or any Grantee Subsidiary. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any of Issuer's banking subsidiaries ("Bank Subsidiaries"), (x) a purchase, lease or other acquisition of 10% or more of the aggregate value of the assets or deposits of Issuer or any Bank Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer or a Bank Subsidiary, or (z) any substantially similar transaction, provided, however, that in no event shall (i) any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding after the consummation of such merger, consolidation, or similar transaction, or (ii) any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries, be deemed to be an Acquisition Transaction, provided that any such transaction is not entered into in violation of the terms of the Merger Agreement;

    (ii) Any person (other than Grantee or any Grantee Subsidiary) shall have acquired beneficial ownership or the right to acquire beneficial ownership of securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act, and the rules and regulations thereunder);

    (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction (including, without limitation, any situation in which any person other than Grantee or any Grantee Subsidiary shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person would own or control securities representing 10% or more of the aggregate voting power of Issuer or any Bank Subsidiary);

    (iv) After any person other than Grantee or any Grantee Subsidiary has made or disclosed an intention to make a proposal to Issuer or its shareholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
  (y) shall not have been cured prior to the Notice Date (as defined below);

    (v) Any person other than Grantee or any Grantee Subsidiary shall have filed an application with, or given a notice to, whether in draft or final form, the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other governmental authority or regulatory or administrative agency or commission, domestic or foreign (each, a "Governmental Authority"), for approval to engage in an Acquisition Transaction; or

    (vi) the holders of Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been called by the Board of Directors of Issuer in accordance with Section 4.03 of the Merger Agreement or held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to the consummation of the Merger the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after an Extension Event;

    (vii) any Purchase Event (as defined below).

  (c) The term "Purchase Event" shall mean either of the following events or transactions occurring after the date hereof:

    (i) The acquisition by any person other than Grantee or any Grantee Subsidiary of beneficial ownership of securities representing 25% or more of the aggregate voting power of Issuer or any Bank Subsidiary; or

    (ii) The occurrence of an Extension Event described in Section 2(b)(i) except that the percentage referred to in clauses (x) and (y) shall be 25%.

  (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Extension Event or Purchase Event; provided however, that the giving of such notice by Issuer shall not be a condition to the right of Grantee to exercise the Option.

  (e) In the event that Grantee is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares of Common Stock it will purchase pursuant to such exercise, (ii) a place and date not earlier than three business days nor later than 90 business days from the Notice Date for the closing of such purchase (the "Closing Date") and (iii) that the proposed exercise of the Option shall be revocable by Grantee in the event that the transaction constituting a Purchase Event that gives rise to such written notice shall not have been consummated prior to exercise of the Option; provided that if prior notification to or approval of the Federal Reserve Board or any other Governmental Authority is required in connection with such purchase, Grantee shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run from the later of (x) the date on which any required notification periods have expired or been terminated and (y) the date on which such approvals have been obtained and any requisite waiting period or periods shall have expired. For purposes of Section 2(a), any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Grantee shall have the right to revoke its proposed exercise of the Option in the event that the transaction constituting a Purchase Event that gives rise to such right to exercise shall not have been consummated prior to exercise of the Option, pursuant to the statement of such right in the written notice exercising the Option as provided in clause 2(e)(iii) above.

  (f) At the closing referred to in Section 2(e), Grantee shall surrender this Agreement (and the Option granted hereby) to Issuer and pay to Issuer the Option Price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer; provided, however, that failure or refusal of Issuer to designate such a bank account shall not preclude Grantee from exercising the Option.

  (g) At such closing, simultaneously with the delivery of the Option Price in immediately available funds as provided in Section 2(f), Issuer shall deliver to Grantee a certificate or certificates representing the number of shares of Common Stock purchased by Grantee and, if the Option should be exercised in part only, a new Option Agreement granting a new Option evidencing the rights of Grantee thereof to purchase the balance of the shares of Common Stock purchasable hereunder. All shares of Common Stock issued upon exercise of the Option shall be accompanied by the same The Summit Bancorporation Shareholder Rights as held by a majority of the holders of outstanding Common Stock.

  (h) Certificates for Common Stock delivered at a closing hereunder shall be endorsed with a restrictive legend substantially as follows:

  "The transfer of the shares represented by this certificate is subject to resale restrictions arising under the Securities Act of 1933, as amended, and to certain provisions of an agreement between UJB Financial Corp.

  and The Summit Bancorporation ("Issuer") dated as of the 11th day of September, 1995. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the Securities and Exchange Commission (the "SEC"), or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and
(iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

  (i) Upon the giving by Grantee to Issuer of the written notice of exercise of the Option provided for in Section 2(e) and the tender of the Option Price on the Closing Date in immediately available funds, Grantee shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to Grantee. Issuer shall pay all expenses and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of Grantee or its nominee.

  SECTION 3. Reservation of Shares. Issuer agrees: (i) that it shall at all times until the termination of this Agreement have reserved for issuance upon the exercise of the Option that number of authorized shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, all of which shares will, upon issuance pursuant hereto, be duly authorized, validly issued, fully paid, nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights; (ii) that it will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C.
(S) 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended (the "BHC Act"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any other Governmental Authority is necessary before the Option may be exercised, cooperating with Grantee in preparing such applications or notices and providing such information to the Federal Reserve Board and each other Governmental Authority as they may require) in order to permit Grantee to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) to take all action provided herein to protect the rights of Grantee against dilution.

  SECTION 4. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer, for other agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any agreements and related options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

  SECTION 5. Adjustment upon Change of Capitalization. The number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as follows:

    (a) Subject to the last sentence of Section 1, in the event of any change in the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event that any additional shares of Common Stock are to be issued or otherwise to become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of shares of Common Stock that remain subject to the Option shall be increased so that, after such issuance and together with shares of Common Stock previously issued pursuant to the exercise of the Option (as adjusted on account of any of the foregoing changes in the Common Stock), it equals 19.9% of the number of shares of Common Stock then issued and outstanding (without consideration of any shares of Common Stock subject to or issued pursuant to the Option).

    (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment. In no event shall the Option Price be adjusted to less than the par value of the Common Stock to be issued at such Option Price.

    (c) It is intended by the parties hereto that the adjustments provided by this Section 5 shall fully preserve the economic benefits of this Agreement for Grantee.

  SECTION 6. Registration Rights.

  (a) Demand Registration Rights. After the occurrence of a Purchase Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee (whether on its own behalf or on behalf of any subsequent holder of the Option (or part thereof) delivered prior to an Exercise Termination Event or at the request of a holder of any of the shares of Common Stock issued pursuant hereto) delivered no later than 12 months after an Exercise Termination Event, promptly prepare, file and keep current a shelf registration statement under the Securities Act covering this Option or any shares issued and issuable pursuant to the Option (the "Option Shares") and shall use its best efforts to cause such registration statement to become effective and remain current and to qualify this Option or any such Option Shares or other securities for sale under any applicable state securities laws in order to permit the sale or other disposition of this Option or any Option Shares in accordance with any plan of disposition requested by Grantee; provided, however, that Issuer may postpone filing a registration statement relating to a registration request by Grantee under this Section 6 for a period of time (not in excess of 90 days) if in its judgment such filing would require the disclosure of material information that Issuer has a bona fide business purpose for preserving as confidential. Issuer will use its best efforts to cause such registration statement first to become effective as soon as practicable after the filing thereof and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective, or such shorter time as may be necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. In connection with any such registration, Issuer and Grantee shall provide each other with representations, warranties, and other agreements customarily given in connection with such registrations. If requested by any Grantee in connection with such registration, Issuer and Grantee shall become a party to any underwriting agreement relating to the sale of Option Shares, but only to the extent of obligating themselves in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements. Notwithstanding the foregoing, if Grantee revokes any exercise notice or fails to exercise any Option with respect to any exercise notice pursuant to Section 2(e), Issuer shall not be obligated to continue any registration process with respect to the sale of Option Shares.

  (b) Additional Persons With Registration Rights. Upon receiving any request under this Section 6 from any Grantee, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this
Section 6 by reason of the fact that there shall be more than one Grantee as a result of any assignment or division of this Agreement.

  (c) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to this Section 6 (including the related offerings and sales by holders of Option Shares) and all other qualifications, notification or exemptions pursuant to Section 6.

  (d) Indemnification. In connection with any registration under this Section 6, Issuer hereby indemnifies the Grantee, and each officer, director and controlling person of Grantee, and each underwriter thereof, including each person, if any who controls such holder or underwriter within the meaning of
Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Grantee, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

  Promptly upon receipt by a party indemnified under this Section 6(d) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section 6(d), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this
Section 6(d). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interests of the indemnified party. No indemnifying party shall be liable for the fees and expenses of more than one separate counsel for all indemnified parties or for any settlement entered into without its consent, which consent may not be unreasonably withheld.

  If the indemnification provided for in this Section 6(d) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of Issuer, the Grantee and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, however, that in no case shall any Grantee be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any Grantee to indemnify shall be several and not joint with other Grantees.

  (e) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Grantee thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Grantee with any information necessary in connection with the completion and filing of any reports or forms required to be filed by Grantee under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

  SECTION 7. Repurchase at the Option of Grantee or Owner. (a) Upon the occurrence of a Repurchase Event (as defined below), (i) at the request (the date of such request being the "Request Date") of Grantee, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from Grantee at a price (the "Option Repurchase Price") equal to the amount by which (A) the market/offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request (the date of such request being the "Request Date") of the owner of Option Shares from time to time (the "Owner"), delivered within 12 months of the occurrence of a Repurchase Event (or such later period as provided in Section 9), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the market/offer price multiplied by the number of Option Shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof and on or prior to the Request Date, (ii) the price per share of Common Stock paid or to be paid by any third party pursuant to an agreement with Issuer (whether by way of a merger, consolidation or otherwise), (iii) the highest last sale price for shares of Common Stock within the 90-day period ending on the Request Date quoted on the NASDAQ National Market System (as reported by The Wall Street Journal, or, if not reported thereby, another authoritative source), (iv) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, divided by the number of shares of Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally-recognized independent investment banking firm selected by Grantee or the Owner, as the case may be, whose determination shall be conclusive and binding on all parties.

  (b) Grantee or the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and/or any Option Shares pursuant to this Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that Grantee or the Owner, as the case may be, elects to require Issuer to repurchase the Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly
as practicable, and in any event within the later to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to Grantee the Option Repurchase Price or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Issuer is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

  (c) Issuer hereby undertakes to use its reasonable efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish any repurchase contemplated by this Section 7. Nonetheless, to the extent that Issuer is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Issuer shall promptly so notify Grantee and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to Grantee and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to Section 7(b) is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to Grantee and/or the Owner, as appropriate, the Option Repurchase Price or the Option Share Repurchase Price, respectively, in full or in any substantial part, Grantee or the Owner, as appropriate, may revoke its notice of repurchase of the Option or the Option Shares either in whole or in part whereupon, in the case of a revocation in part, Issuer shall promptly (i) deliver to Grantee and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering after taking into account any such revocation and
(ii) deliver, as appropriate, either (A) to Grantee, a new Agreement evidencing the right of Grantee to purchase that number of shares of Common Stock equal to the number of shares of Common Stock purchasable immediately prior to the delivery of the notice of repurchase less the number of shares of Common Stock covered by the portion of the Option repurchased or (B) to the Owner, a certificate for the number of Option Shares covered by the revocation.

  (d) For purposes of this Section 7, a Repurchase Event shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any Bank Subsidiary any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer or any Bank Subsidiary, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of securities representing 50% or more of the aggregate voting power of Issuer or any Bank Subsidiary, provided that no such event shall constitute a Repurchase Event unless an Extension Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event if an Extension Event shall have occurred prior to the occurrence of an Exercise Termination Event.

  (e) Issuer shall not enter into any agreement with any party (other than Grantee or a Grantee Subsidiary) for an Acquisition Transaction unless the other party thereto assumes all the obligations of Issuer pursuant to this
Section 7 in the event that Grantee or the Owner elects, in its sole discretion, to require such other party to perform such obligations.

  SECTION 8. Substitute Option in the Event of Corporate Change. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate or merge with any person, other than Grantee or a Grantee Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a Grantee Subsidiary, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the aggregate voting power of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a Grantee Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, of either (x) the Acquiring Corporation (as defined below) or (y) any person that controls the Acquiring Corporation (the Acquiring Corporation and any such controlling person being hereinafter referred to as the Substitute Option Issuer)

  (b) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as is hereinafter defined) as is equal to the market/offer price (as defined in Section 7) multiplied by the number of shares of the Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as is hereinafter defined) The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Option Price multiplied by a fraction in which the numerator is the number of shares of the Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

  (c) The Substitute Option shall otherwise have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee, provided further that the terms of the Substitute Option shall include (by way of example and not limitation) provisions for the repurchase of the Substitute Option and Substitute Common Stock by the Substitute Option Issuer on the same terms and conditions as provided in Section 7.

  (d) The following terms have the meanings indicated:

    (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or any substantial part of the Issuer's assets (or the assets of Issuer Subsidiaries).

    (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

    (iii) "Average Price" shall mean the average last sale price of a share of the Substitute Common Stock (as reported by The Wall Street Journal or, if not reported therein, by another authoritative source) for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the last sale price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such person, as Grantee may elect.

  (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to the exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (e), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in the clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee and the Substitute Option Issuer.

  SECTION 9. Extension of Time for Regulatory Approvals. Notwithstanding Sections 2(e), 6, 7 and 11, if Grantee has given the notice referred to in one or more of such Sections, the exercise of the rights specified in any such Section shall be extended (a) if the exercise of such rights requires obtaining regulatory approvals, to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and (b) to the extent necessary to avoid liability under Section 16(b) of the Securities Exchange Act by reason of such exercise;

provided that in no event shall any closing date occur more than 18 months after the related Notice Date, and, if the closing date shall not have occurred within such period due to the failure to obtain any required approval by the Federal Reserve Board or any other Governmental Authority despite the reasonable efforts of Issuer or the Substitute Option Issuer, as the case may be, to obtain such approvals, the exercise of the Option shall be deemed to have been rescinded as of the related Notice Date. In the event (a) Grantee receives official notice that an approval of the Federal Reserve Board or any other Governmental Authority required for the purchase and sale of the Option Shares will not be issued or granted or (b) a closing date has not occurred within 18 months after the related Notice Date due to the failure to obtain any such required approval, Grantee shall be entitled to exercise the Option in connection with the resale of the Option Shares pursuant to a registration statement as provided in Section 6. Nothing contained in this Agreement shall restrict Grantee from specifying alternative exercising of rights pursuant to Sections 2(e), 6, 7 and 11, hereof in the event that the exercising of any such rights shall not have occurred due to the failure to obtain any required approval referred to in this Section 9.

  SECTION 10. Issuer Warranties. Issuer hereby represents and warrants to Grantee as follows:

    (a) Issuer has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of, Issuer, enforceable against Issuer in accordance with its terms, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

    (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

    (c) Upon receipt of the necessary regulatory approvals as contemplated by this Agreement, the execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or by-laws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

  SECTION 11. Assignment of Option by Grantee. (a) Neither of the parties hereto may assign any of its rights or delegate any of its obligations under this Agreement or the Option created hereunder to any other person without the express written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event; provided, however, that until the date 15 days following the date at which the Federal Reserve Board approves an application by Grantee under the BHC Act to acquire the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase securities representing in excess of 2% of the aggregate voting power of Issuer, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board. Grantee will pay any reasonable out-of-pocket costs and expenses of Issuer in connection with any such assignment. The term "Grantee" as used in this Agreement shall also be deemed to refer to Grantee's permitted assigns.

  (b) Any assignment of rights of Grantee to any permitted assignee of Grantee hereunder shall bear the restrictive legend at the beginning thereof substantially as follows:

  "The transfer of the option represented by this assignment and the related option agreement is subject to resale restrictions arising under the Securities Act of 1933, as amended and to certain provisions of an agreement between UJB Financial Corp. and The Summit Bancorporation ("Issuer") dated as of the 11th day of September, 1995. A copy of such agreement is on file at the principal office of Issuer and will be provided to any permitted assignee of the Option without change upon receipt by Issuer of a written request therefor."

It is understood and agreed that (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute assignments without such reference if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute assignments without such reference if the Option has been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such assignments shall bear any other legend as may be required by law.

  SECTION 12. Application for Regulatory Approval. If Grantee is entitled to exercise the Option and has sent a notice to Issuer pursuant to Section 2(e), each of Grantee and Issuer will use its reasonable efforts to make all filings with, and to obtain consents of, all third parties and the Federal Reserve Board and other Governmental Authorities necessary to the consummation of the transactions contemplated by this Agreement, including, without limitation, making application for listing or quotation, as the case may be, of the shares of Common Stock issuable hereunder on the NASDAQ National Market System and applying to the Federal Reserve Board under the BHC Act and to state banking authorities for approval to acquire the shares issuable hereunder.

  SECTION 13. Specific Performance. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties shall hereto be enforceable by either party hereto through injunctive or other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

  SECTION 14. Separability of Provisions. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that Grantee is not permitted to acquire, or Issuer is not permitted to repurchase, pursuant to
Section 7, the full number of shares of Common Stock provided in Section 1 (as adjusted pursuant hereto), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

  SECTION 15. Notices. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

  SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

  SECTION 17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  SECTION 18. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

  SECTION 19. Entire Agreement; No Third-Party Beneficiaries. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

  SECTION 20. Merger Agreement. Nothing contained in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

  SECTION 21. Majority in Interest. In the event that any selection or determination is to be made by Grantee or the Owner hereunder and at the time of such selection or determination there is more than one Grantee or Owner, such selection shall be made by a majority in interest of such Grantees or Owners.

  SECTION 22. Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and such Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

  SECTION 23. No Rights as Shareholder. Except to the extent Grantee exercises the Option, Grantee shall have no rights to vote or receive dividends or have any other rights as a shareholder with respect to shares of Common Stock covered hereby.

  SECTION 24. Grantee Representation. The Option and any Option Shares or other securities acquired by Grantee upon exercise of the Option are not being, and will not be, as the case may be, acquired with a view to the public distribution thereof in the United States except as provided for in Sections 6 and 11 hereof and neither the Option nor any Option Shares or other securities acquired by Grantee upon exercise of the Option will be transferred or otherwise disposed of by Grantee except in a transaction registered or exempt from registration under the Securities Act.

  IN WITNESS WHEREOF, each of the parties has caused this Stock Option Agreement to be executed on its behalf by their officers thereunto duly authorized, all as of the date first above written.

                                          UJB Financial Corp.

                                                   /s/ T. Joseph Semrod
                                          By: _________________________________

                                          The Summit Bancorporation

                                                     /s/ Robert G. Cox
                                          By: _________________________________

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  With respect to the indemnification of directors and officers, Section 5 of
Article IX of the By-Laws of UJB provides:

    Section 5. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

    (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

    (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to
  Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

    (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

    (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

    (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

    (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and
  (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

    (h) For purposes of this By-Law:

      (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

      (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

      (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

      (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

      (5) "expenses" means reasonable costs, disbursements and counsel fees;

      (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

      (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

      (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

    (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

    (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

  Such provision is consistent with Section 14A:3-5 of the Business Corporation Act of the State of New Jersey, the state of UJB's incorporation, which permits the indemnification of officers and directors, under certain circumstances and subject to specified limitations, against liability which any officer or director may incur in such capacity.

  UJB carries officers' and directors' liability insurance policies which provide coverage against judgments, settlements and legal costs incurred because of actual or asserted acts or omissions of such officers and directors of UJB arising out of their duties as such, subject to certain exceptions, including, but not limited to, damages based upon illegal personal profits or adjudicated dishonesty of the person seeking indemnification. The policies provide coverage of $35,000,000 in the aggregate.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits

  This Registration Statement includes the following exhibits:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
       2     Agreement and Plan of Merger dated September 10, 1995, as amended by Amendment No. 1 dated December 1, 1995, between UJB and Summit.
             (Included without exhibits as Appendix A to the Proxy Statement-
             Prospectus included in this Registration Statement; with Exhibit A thereto included as Appendix D to the Proxy Statement-Prospectus included in this Registration Statement, Exhibit B thereto included as Appendix E to the Proxy Statement-Prospectus included in this Registration Statement and Exhibits C through F thereto incorporated by reference to Exhibit (2) to the Current Report on
             Form 8-K of UJB, dated September 10, 1995).
       3(a)  Restated Certificate of Incorporation of UJB, as restated July 1,
             1988, as amended through May 19, 1994 (incorporated by reference to Exhibit (3)A.(i) on Form 10-Q for the quarter ended September
             30, 1994).
        (b)  By-Laws of UJB as amended through October 18, 1995 (filed with original filing).
       4     UJB Stock Option Agreement--included as Appendix D to the Proxy
             Statement-Prospectus included with this Registration Statement.
       5     Opinion of Richard F. Ober, Jr., Esq. regarding legality of securities being issued.
       8(a)  Opinion of Thompson & Mitchell, regarding tax matters.
        (b)  Opinion of Sullivan & Cromwell, regarding tax matters.
      10     Summit Stock Option Agreement--included as Appendix E to the Proxy
             Statement-Prospectus included with this Registration Statement.
      23(a)  Consent of KPMG Peat Marwick LLP (UJB).
        (b)  Consent of KPMG Peat Marwick LLP (Summit)
        (c)  Consent of Richard F. Ober, Jr., Esq.--included in his opinion filed as Exhibit 5 to this Registration Statement.
        (d)  Consent of Thompson & Mitchell--included in its opinion filed as
             Exhibit 8(a) to this Registration Statement.
        (e)  Consent of Sullivan & Cromwell--included in its opinion filed as
             Exhibit 8(b) to this Registration Statement.
      24     Power of Attorney--included on the signature page of the original filing.
      99(a)  Form of UJB Proxy.
        (b)  Form of Summit Proxy.
        (c)  Opinion of Keefe, Bruyette & Woods, Inc.--included as Appendix B to the Proxy Statement-Prospectus included in this Registration
             Statement.
        (d)  Opinion of Merrill Lynch & Co.--included as Appendix C to the
             Proxy Statement-Prospectus included with this Registration
             Statement.
        (e)  Consent of Keefe, Bruyette & Woods, Inc.
        (f)  Consent of Merrill Lynch & Co.
        (g)  Consent of Robert G. Cox, regarding directorship.
        (h)  Consent of Thomas D. Sayles, regarding directorship.

  (b) Financial Statement Schedules.

  All financial statement schedules either are not required or are included in the notes to the financial statements incorporated by reference herein.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  Provided, however, that paragraphs (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 20 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-63783 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWNSHIP OF WEST WINDSOR, AND THE STATE OF NEW JERSEY ON THE 1ST DAY OF DECEMBER, 1995.

                                          UJB Financial Corp.

                                                          *
                                          By: _________________________________
                                             T. JOSEPH SEMROD CHAIRMAN OF THE
                                             BOARD OF DIRECTORS AND PRESIDENT

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-63783 HAS BEEN SIGNED BELOW ON THE 1ST DAY OF DECEMBER, 1995 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

             SIGNATURES                             TITLES

                                       Chairman of the Board of
               *                        Directors and President (Chief
-------------------------------------   Executive Officer)
          T. JOSEPH SEMROD

                                       Senior Executive Vice President-
               *                        Finance (Principal Financial
-------------------------------------   Officer)
          JOHN R. HAGGERTY

                                       Executive Vice President and
               *                        Comptroller (Principal
-------------------------------------   Accounting Officer)
          WILLIAM J. HEALY

                                       Director
               *
-------------------------------------
           ROBERT L. BOYLE

                                       Director
               *
-------------------------------------
           JOHN G. COLLINS

             SIGNATURES                TITLES
             ----------                ------

                                       Director
               *
-------------------------------------
         T.J. DERMOT DUNPHY

                                       Director
               *
-------------------------------------
        ANNE EVANS ESTABROOK

                                       Director
               *
-------------------------------------
          ELINOR J. FERDON

                                       Director
               *
-------------------------------------
           FRED G. HARVEY

                                       Director
               *
-------------------------------------
           JOHN R. HOWELL

                                       Director
               *
-------------------------------------
          FRANCIS J. MERTZ

                                       Director
               *
-------------------------------------
        GEORGE L. MILES, JR.

                                       Director
               *
-------------------------------------
        HENRY S. PATTERSON II

                                       Director
               *
-------------------------------------
         RAYMOND SILVERSTEIN

                                       Director
               *
-------------------------------------
           JOSEPH M. TABAK

* RICHARD F. OBER, JR., by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons, filed with the Securities and Exchange Commission.

    /s/ Richard F. Ober, Jr.
-------------------------------------

      RICHARD F. OBER, JR.

                                 EXHIBIT INDEX

 EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
 -----------                       -----------                         --------
       2     Agreement and Plan of Merger dated September 10, 1995,
             as amended by Amendment No. 1 dated December 1, 1995,
             between UJB and Summit. (Included without exhibits as
             Appendix A to the Proxy Statement-Prospectus included
             in this Registration Statement; with Exhibit A thereto
             included as Appendix D to the Proxy Statement-
             Prospectus included in this Registration Statement,
             Exhibit B thereto included as Appendix E to the Proxy
             Statement-Prospectus included in this Registration
             Statement and Exhibits C through F thereto incorporated
             by reference to Exhibit (2) to the Current Report on
             Form 8-K of UJB, dated September 10, 1995).
       3(a)  Restated Certificate of Incorporation of UJB, as
             restated July 1, 1988, as amended through May 19, 1994
             (incorporated by reference to Exhibit (3)A.(i) on Form
             10-Q for the quarter ended September 30, 1994).
        (b)  By-Laws of UJB as amended through October 18, 1995
             (filed with original filing).
       4     UJB Stock Option Agreement--included as Appendix D to
             the Proxy Statement-Prospectus included with this
             Registration Statement.
       5     Opinion of Richard F. Ober, Jr., Esq. regarding
             legality of securities being issued.
       8(a)  Opinion of Thompson & Mitchell, regarding tax matters.
        (b)  Opinion of Sullivan & Cromwell, regarding tax matters.
      10     Summit Stock Option Agreement--included as Appendix E
             to the Proxy Statement-Prospectus included with this
             Registration Statement.
      23(a)  Consent of KPMG Peat Marwick LLP (UJB).
        (b)  Consent of KPMG Peat Marwick LLP (Summit)
        (c)  Consent of Richard F. Ober, Jr., Esq.--included in his opinion filed as Exhibit 5 to this Registration
             Statement.
        (d)  Consent of Thompson & Mitchell--included in its opinion filed as Exhibit 8(a) to this Registration Statement.
        (e)  Consent of Sullivan & Cromwell--included in its opinion filed as Exhibit 8(b) to this Registration Statement.
      24     Power of Attorney--included on the signature page of
             the original filing.
      99(a)  Form of UJB Proxy.
        (b)  Form of Summit Proxy.
        (c)  Opinion of Keefe, Bruyette & Woods, Inc.--included as
             Appendix B to the Proxy Statement-Prospectus included
             in this Registration Statement.
        (d)  Opinion of Merrill Lynch & Co.--included as Appendix C to the Proxy Statement-Prospectus included with this
             Registration Statement.
        (e)  Consent of Keefe, Bruyette & Woods, Inc.
        (f)  Consent of Merrill Lynch & Co.
        (g)  Consent of Robert G. Cox, regarding directorship.
        (h)  Consent of Thomas D. Sayles, regarding directorship.